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                                                                  Exhibit 10.66

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                      PORT COLUMBUS INTERNATIONAL AIRPORT

                     SIGNATORY AIRLINE OPERATING AGREEMENT

                                   AND LEASE

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                      PORT COLUMBUS INTERNATIONAL AIRPORT
                SIGNATORY AIRLINE OPERATING AGREEMENT AND LEASE

                               TABLE OF CONTENTS

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                                                                                   Page
ARTICLE I ......................................................................      2
  SECTION 101.      MEANINGS AND CONSTRUCTION ..................................      2
  SECTION 102.      INTERPRETATION .............................................     11
  SECTION 103.      INCORPORATION OF EXHIBITS ..................................     12
  SECTION 104.      AFFILIATED AIRLINES ........................................     12

ARTICLE II .....................................................................     13
  SECTION 201.      TERM .......................................................     13
  SECTION 202.      HOLDING OVER ...............................................     13

ARTICLE III ....................................................................     14
  SECTION 301.      USE OF AIRPORT .............................................     14
  SECTION 302.      RESTRICTIONS ON EXERCISE OF RIGHTS AND RESERVATION OF RIGHTS     20
  SECTION 303.      INSURANCE RISKS ............................................     22
  SECTION 304.      HAZARDS ...................................................      22
  SECTION 305.      AIRPORT SECURITY ...........................................     23
  SECTION 306.      IMPACT ON AIRPORT CERTIFICATION ............................     23
  SECTION 307.      AIRLINE SUMMARY ............................................     24

ARTICLE IV .....................................................................     25
  SECTION 401.      GENERAL ....................................................     25
  SECTION 402.      ASSIGNED FACILITIES ........................................     25
  SECTION 403.      RELOCATION OF PREFERENTIAL USE PREMISES ....................     25
  SECTION 404.      ACCOMMODATION THROUGH AUTHORITY-CONTROLLED FACILITIES ......     25
  SECTION 405.      ACCOMMODATION ON PREFERENTIAL USE PREMISES .................     25
  SECTION 406.      SHORT-TERM ACCOMMODATION ...................................     26
  SECTION 407.      LONG-TERM ACCOMMODATION OF OTHER AIRLINES ..................     27
  SECTION 408.      CONSOLIDATION OF OPERATION .................................     28
  SECTION 409.      RELINQUISHMENT OF ABANDONED SPACE ..........................     29

ARTICLE V ......................................................................     30
  SECTION 501.      CALCULATION OF RENTALS, FEES, AND CHARGES ..................     30
  SECTION 502.      CALCULATION OF TERMINAL BUILDING RENTAL RATES ..............     30
  SECTION 503.      CALCULATION OF LANDING FEE RATE ............................     31
  SECTION 504.      CALCULATION OF APRON FEE RATES .............................     32
  SECTION 505.      CALCULATION OF LEO REQUIREMENT .............................     33
  SECTION 506.      TERMINAL BUILDING RENTALS ..................................     33
  SECTION 507.      LANDING FEES ...............................................     34
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
  SECTION 508.      APRON FEE ..................................................     34
  SECTION 509.      LEO FEE ....................................................     34
  SECTION 510.      TAXES, ASSESSMENTS, LICENSES, AND PERMIT FEES ..............     34
  SECTION 511.      ELECTRIC SERVICE ...........................................     35
  SECTION 512.      SUPPLEMENTAL CHARGES .......................................     36
  SECTION 513.      GENERAL AIRLINE CREDIT .....................................     36
  SECTION 514.      PFCs TO BE HELD IN TRUST FOR THE AUTHORITY .................     37
  SECTION 515.      ADJUSTMENT OF CERTAIN FEES DURING THE RATE PERIOD ..........     37

ARTICLE VI .....................................................................     39
  SECTION 601.      MANNER OF PAYMENT ..........................................     39
  SECTION 602.      AIRLINE FINANCIAL REPORTS ..................................     39
  SECTION 603.      FAILURE TO REPORT ..........................................     41
  SECTION 604.      AIRLINE AND AUTHORITY RECORDS AND AUDIT ....................     42
  SECTION 605.      SECURITY DEPOSITS ..........................................     44
  SECTION 606.      RIGHT TO CONTEST; NO ABATEMENT OR SET-OFF ..................     45
  SECTION 607.      NO OTHER FEES AND CHARGES ..................................     45
  SECTION 608.      COVENANT NOT TO GRANT MORE FAVORABLE RENTALS, FEES AND CHARGES   45

ARTICLE VII ....................................................................     46
  SECTION 701.      EXHIBIT G ..................................................     46
  SECTION 702.      MAINTENANCE BY THE AUTHORITY ...............................     46
  SECTION 703.      MAINTENANCE BY AIRLINE .....................................     46
  SECTION 704.      AUTHORITY RIGHT TO ENTER AND ACT ...........................     48
  SECTION 705.      AUTHORITY OBLIGATIONS ......................................     49

ARTICLE VIII ...................................................................     50
  SECTION 801.      ALTERATIONS AND IMPROVEMENTS BY AIRLINE ....................     50
  SECTION 802.      NONDISTURBANCE OF AIRPORT TENANTS AND OPERATIONS ...........     51
  SECTION 803.      CONSTRUCTION AND AIRPORT EXPANSION .........................     51

ARTICLE IX .....................................................................     52
  SECTION 901.      RULES AND REGULATIONS ......................................     52
  SECTION 902.      OBSERVANCE AND COMPLIANCE WITH LAWS ........................     52
  SECTION 903.      COMPLIANCE WITH RULE 15C2-12 OF THE SECURITIES EXCHANGE ACT      52
  SECTION 904.      COMPLIANCE WITH ENVIRONMENTAL LAWS .........................     52
  SECTION 905.      COMPLIANCE WITH 14C.F.R.382.40 .............................     56
  SECTION 906.      NONDISCRIMINATION ..........................................     56
  SECTION 907.      RIGHT TO DEVELOP OR IMPROVE THE AIRPORT ....................     57

ARTICLE X ......................................................................     58
  SECTION 1001.     CONSULTATION FOR CAPITAL EXPENDITURES ......................     58
  SECTION 1002.     DEFERRAL ...................................................     58
  SECTION 1003.     COST OVERRUNS ..............................................     59

ARTICLE XI .....................................................................     60
  SECTION 1101.     INSURANCE ..................................................     60

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
  SECTION 1102.     DAMAGE TO PREMISES .........................................     63
  SECTION 1103.     INDEMNIFICATION ............................................     65
  SECTION 1104.     AUTHORITY NOT LIABLE .......................................     67

ARTICLE XII ....................................................................     69
  SECTION 1201.     AIRLINE MERGERS AND CONSOLIDATIONS ........................      69
  SECTION 1202.     ASSIGNMENT OR SUBLETTING ...................................     69
  SECTION 1203.     AUTHORITY APPROVAL OF ASSIGNMENTS ..........................     69
  SECTION 1204.     AUTHORITY APPROVAL OF SUBLEASES ............................     70
  SECTION 1205.     METHOD OF OBTAINING APPROVAL ...............................     70
  SECTION 1206.     ADMINISTRATIVE CHARGE ......................................     70
  SECTION 1207.     AIRLINE TO REMAIN LIABLE ...................................     70

ARTICLE XIII ...................................................................     71
  SECTION 1301.     EVENTS OF DEFAULT ..........................................     71
  SECTION 1302.     TERMINATION BY THE AUTHORITY ...............................     72
  SECTION 1303.     CHANGE OF LEASE TERM .......................................     74
  SECTION 1304.     TERMINATION BY AIRLINE .....................................     74

ARTICLE XIV ....................................................................     75
  SECTION 1401.     SURRENDER OF PREMISES                                            75

ARTICLE XV .....................................................................     76
  SECTION 1501.     RELATIONSHIP OF PARTIES ....................................     76
  SECTION 1502.     AMENDMENT ..................................................     76
  SECTION 1503.     SUBORDINATION TO BOND ORDINANCE ...........................      76
  SECTION 1504.     CERTIFICATE IN CONNECTION WITH ISSUANCE OF B0NDS ...........     76
  SECTION 1505.     TO THIRD PARTY BENEFICIARIES ...............................     77
  SECTION 1506.     COUNTERPARTS ...............................................     77
  SECTION 1507.     EXHIBITS ...................................................     77
  SECTION 1508.     SURVIVAL OF WARRANTIES .....................................     77
  SECTION 1509.     QUIET ENJOYMENT ............................................     77
  SECTION 1510.     NO PERSONAL LIABILITY ......................................     77
  SECTION 1511.     AGREEMENTS WITH THE UNITED STATES ..........................     78
  SECTION 1512.     GOVERNING LAW ..............................................     78
  SECTION 1513.     NOTICES ....................................................     78
  SECTION 1514.     ENTIRE AGREEMENT ...........................................     79
  SECTION 1515.     FORCE MAJEURE ..............................................     79
  SECTION 1516.     INVALID PROVISIONS .........................................     80
  SECTION 1517.     NO WAIVER ..................................................     80
  SECTION 1518.     CONSTRUCTION OF AGREEMENT ..................................     80
  SECTION 1519.     AVIATION RIGHTS ...........................................     80
  SECTION 1520.     SECURITY ...................................................     80
  SECTION 1521.     TIMING .....................................................     81
  SECTION 1522.     REPRESENTATIVES ............................................     81
  SECTION 1523.     APPROVALS ..................................................     81
  SECTION 1524.     PROHIBITON AGAINST EXCLUSIVE RIGHTS ........................     81

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
  SECTION 1525. SUCCESSORS AND ASSIGNS .........................................     81
  SECTION 1526. AUTHORITY TO EXECUTE ...........................................     82

EXHIBIT A AUTHORITY COST CENTERS ...............................................    A-1
  OVERVIEW .....................................................................    A-1
  DIRECT COST CENTERS ..........................................................    A-1
  INDIRECT COST CENTERS ........................................................    A-3
  COST CENTER ADDITIONS AND SUBSTITUTIONS ......................................    A-4

EXHIBIT B AIRLINE'S TERMINAL BUILDING LEASED PREMISES ..........................    B-1

EXHIBIT C AIRLINE'S ASSIGNED APRON .............................................    C-1

EXHIBIT D SUMMARY OF TERMINAL BUILDING RENTABLE SPACE ..........................    D-1

EXHIBIT E DIFFERENTIAL TERMINAL BUILDING RENTAL RATES ..........................    E-1

EXHIBIT F APPROVED CAPITAL PROJECTS ............................................    F-1

EXHIBIT G MAINTENANCE RESPONSIBILITY ...........................................    G-1

EXHIBIT H AFFILIATED AIRLINES ..................................................    H-1

EXHIBIT 1 SUMMARY OF CHARGES AND SUPPLEMENT ....................................    I-1

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                       PORT COLUMBUS INTERNATIONAL AIRPORT
                 SIGNATORY AIRLINE OPERATING AGREEMENT AND LEASE

     THIS SIGNATORY AIRLINE OPERATING AGREEMENT AND LEASE, made and entered into as of the 1st day of January 2000, by and between the COLUMBUS MUNICIPAL. AIRPORT AUTHORITY, a Port Authority organized and existing under the laws of the State of Ohio (the "AUTHORITY"), and the Airline named on the signature page hereof ("AIRLINE"),

     WITNESSETH: THAT,

     WHEREAS, the AUTHORITY is the operator of the Port Columbus International Airport located in Columbus, Ohio (the "AIRPORT"); and

     WHEREAS, AIRLINE is engaged in the business of air transportation; and

     WHEREAS, AIRLINE and the AUTHORITY desire to enter into this Agreement for the lease of terminal space at the AIRPORT and the granting to AIRLINE of certain rights and privileges for use of the AIRPORT, all as hereinafter provided; and

     WHEREAS, the AUTHORITY has passed Resolution No. 51-99 on November 23, 1999, authorizing the execution of this Agreement.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, and the rentals, fees and charges to he paid by AIRLINE, it is agreed and understood by and between the AUTHORITY and AIRLINE as follows:

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                                    ARTICLE I
                                   DEFINITIONS

SECTION 101. MEANINGS AND CONSTRUCTION

     Except as otherwise clearly indicated by the context, the words and phrases defined in this section shall have the following meanings when used elsewhere in this Agreement.

     "ADMINISTRATIVE SPACE" means that space within the Terminal Building which is depicted as administrative space in Exhibit D and such additions thereto and deletions therefrom as may occur from time-to-time during the term of this Agreement.

     "AFFILIATE OR AFFILIATED AIRLINE" means (i) any wholly owned-subsidiary or majority-owned Airline; (ii) any regional Airline operating under the name of the AIRLINE; or (iii) any Airline participating in a major marketing alliance with AIRLINE; in any case only if such airline is named on Exhibit H, as may be revised from time to time or otherwise deemed to be an Affiliated Airline under this agreement.

     "AGREEMENT' means this Signatory Airline Operating Agreement and Lease.

     "AIR TRANSPORTATION BUSINESS" means the carriage by aircraft of persons or property as a common carrier for compensation or hire, or the carriage of mail, by aircraft, in commerce, as defined in the Federal Aviation Act of 1958, as amended.

     "AIRFIELD AREA COST CENTER" means the Cost Center of the same name described in Exhibit A.

     "AIRFIELD AREA COST CENTER NON-AIRLINE REVENUE" means aviation fuel flowage fees, Non-Signatory Airline landing fees, Airfield Area Cost Center aircraft parking fees and such other Airfield Area Cost Center revenue other than Signatory Airline and Signatory Cargo Carrier Landing Fees, reported and classified as such under the AUTHORITY's cost accounting system from time to time.

     "AIRFIELD AREA REQUIREMENT" means the requirement established pursuant to
Section 503.

     "AIRFIELD OPERATIONS AREA OR AOA" means those areas of the AIRPORT used for the landing, take-off, and movement about the AIRPORT of aircraft, as the same now exist or as the same hereafter are added to, modified, changed, or developed.

     "AIRLINE" means the Airline named on the signature page hereof together with its Affiliated Airlines operating at the AIRPORT which are not Signatory Airlines.

     "AIRLINES" means AIRLINE and all other certificated operators of aircraft providing scheduled or charter air transportation of passengers, property, or mail, or any combination thereof, by air to and from the AIRPORT.

     "AIRPORT" means Port Columbus International Airport, together with any additions thereto, or improvements or enlargements thereof; hereafter made.

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     "AIRPORTS" means the Port Columbus International Airport and Bolton Field
as they presently exist and as they are hereafter modified or expanded and such other airport or airports as are hereafter acquired or established by the AUTHORITY.

     "AMORTIZATION PERIOD" means that period determined in accordance with Generally Accepted Accounting Principles for the amortization of a Capital Project subject to Authority Equity Recovery under the terms of this Agreement or any other capital project for which the cost is not expensed or funded from bond proceeds. Notwithstanding the foregoing, the Amortization Period for land shall he 30 years.

     "ANNUAL CAPITAL ADJUSTMENT FACTOR" means the change, if any, reported over the most recently reported twelve-month period in the Consumer Price Index /All Urban Consumers (CPI) published by the United States Department of Labor, Bureau of Labor Statistics (1982-84=100) or its designated replacement index.

     "ANNUAL CAPITAL OUTLAY" means each individual improvement constructed or asset purchased or acquired from the AUTHORITY's operating funds and designated by Authority as an Annual Capital Outlay for any Rate Period, provided, however, that any such improvement made or asset purchased for the Airfield Area Cost Center or Apron Cost Center shall not qualify as an Annual Capital Outlay if the Net Capital Cost of the same is in excess of $250,000, as adjusted by the Annual Capital Adjustment Factor.

     "APPLIED PFCS" means PFC revenue approved for use by the FAA and applied as a credit against Debt Service, the Coverage Requirement, or another element of the Authority Requirement during any Rate Period.

     "APRON" means those paved areas contiguous to the Terminal Building, designated as such on Exhibit C, as the same now exist or as the same hereafter are added to, modified, changed, or developed.

     "APRON COST CENTER" means the Cost Center of the same name as described in Exhibit A.

     "APRON FEE RATES" means the Apron Fee Rates established pursuant to Section 504.

     "APRON FEES" means the Apron Fees calculated pursuant to Section 508.

     "APRON REQUIREMENT" means the requirement established pursuant to Section 504.

     "ASSIGNED APRON" means that portion of the AIRPORT Apron assigned to AIRLINE as shown and depicted on Exhibit C.

     "AUTHORITY" means the Columbus Municipal Airport Authority.

     "AUTHORITY EQUITY RECOVERY" means the amortization charge, calculated in substantially equal annual installments over its Amortization Period, to recover that portion of the Net Capital Cost, plus implicit interest thereon, of any Capital Project paid for from the AUTHORITY's accumulated surpluses not derived from Airline's Rentals, Fees, and Charges. Implicit interest shall be computed at the rate reported in the Revenue Bond Index for January of the Rate Period

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said Capital Project is placed in service and implicit interest for the construction period shall he capitalized.

     "AUTHORITY REQUIREMENT" means, for any Rate Period, the AUTHORITY's estimate of the following: (1) Operating Expenses; (2) the Net Capital Cost of Annual Capital Outlays; (3) City Payments; (4) Debt Service; (5) the Coverage Requirement; (6) Authority Equity Recovery; (7) those amounts required to be deposited during any Rate Period to any fund created pursuant to the terms of the Master Trust Indenture or any other Trust Indenture; (8) the net amount of any judgment or settlement arising out of or as a result of the ownership, operation, or maintenance of the Airports or any AUTHORITY-owned or operated airport-related facility payable by the AUTHORITY during said Rate Period, including, but not limited to, the amount of any such judgment or settlement arising out of or as a result of any claim, action, proceeding or suit alleging a taking of property or an interest in property without just or adequate compensation, trespass, nuisance, property damage, personal injury, or any other claim, action, proceeding, or suit based upon or relative to any environmental impact resulting from the use of the Airports for the landing and taking off of aircraft; (9) any and all other sums, amounts, charges, or requirements of the AUTHORITY to be recovered, charged, set aside, expensed, or accounted for during such Rate Period under the AUTHORITY's accounting system or this Agreement; provided, however, that the Authority Requirement shall not include any amounts included in (1) through (9) chargeable to a Special Facility or a Tenant Improvement.

     "AUTHORITY'S RULES REGULATIONS" means those reasonable and nondiscriminatory rules and regulations including operating directives promulgated by the AUTHORITY from time to time. Except to the extent necessary to comply with mandatory federal rules and regulations, such regulations shall not increase Signatory Airlines' Financial obligations to the AUTHORITY.

     "BOLTON FIELD" means the airport and Cost Center of the same name described in Exhibit A.

     "BOND OR BONDS" means all notes, bonds, or other obligations issued by the Authority.

     "CAPITAL COST" means the total cost of any Capital Project or any Annual Capital Outlay capitalized on the property, plant, and equipment records of the AUTHORITY, including the cost of design, engineering, and construction management and construction-related inspection services.

     "CAPITAL PROJECT" means each individual improvement constructed or asset purchased or acquired by the AUTHORITY other than improvements or assets funded and designated as an Annual Capital Outlay.

     "CARGO USE AGREEMENT" means an agreement between the AUTHORITY and any one of the Airlines conducting an Air Transportation Business at the AIRPORT for the commercial transportation by air of cargo and mail, but not persons, which authorizes said Airline to use the AIRPORT for such purpose, including the facilities of the Airfield Operation Area and such other areas required to support its cargo operations, but does not authorize the use of the Terminal Building or the Apron.

     "CITY" means the City Of Columbus, Ohio.

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     "CITY PAYMENTS" means the amounts due the City from the AUTHORITY pursuant to the City Use Agreement including City Use Payments as defined in the Master Trust Indenture which are payable on a parity basis with the Bonds issued under the Master Trust Indenture, plus any amount charged as part of the Authority Requirement in any Rate Period by the AUTHORITY to recover the principal plus implicit interest on amounts paid by the AUTHORITY to the City for acquisition of the Airports or other City assets made in compliance with all applicable federal regulations, laws and grant assurances.

     "CITY USE AGREEMENT" means the Airport Operation and Use Agreement between the City and the AUTHORITY made and entered into as of September 23, 1991, and effective November 10, 1991, as amended or supplemented from time to time.

     "COMMON USE CHARGES FORMULA" means that formula which prorates twenty percent (20%) of the cost or expense of Common Use Premises or a common service provided to the Signatory Airlines equally among those Signatory Airlines then having a Variable Charges Percentage in excess of one percent (1%), and eighty percent (80%) of the cost or expense among the Signatory Airlines based on each of the Airlines' Variable Charges Percentage.

     "COMMON USE PREMISES" means those premises in or about the Terminal Building which AIRLINE or its nominee uses on a common use basis with other Airlines, as depicted on Exhibit D.

     "COST CENTERS" means the cost centers used by the AUTHORITY in allocating and accounting for revenues, expenses, and other elements of the Authority Requirement as described in Exhibit A.

     "COVERAGE REQUIREMENT" means twenty-five percent of Debt Service Charges as defined in the Master Trust Indenture and such other amounts as may be required at any time to satisfy a rate covenant in any Trust Indenture.

     "DEBT SERVICE" means, for any period of time or on any date, Debt Service Charges and Subordinated Debt Service Charges as defined in the Master Trust Indenture and the principal of (including the compounded accreted amount of any capital appreciation bonds then payable), whether at stated maturity, by mandatory sinking fund redemption or otherwise, and interest and any premium due on Bonds during that period or payable on that date, as the case may be, and any letter of credit bank reimbursement obligations or municipal bond insurance obligations, sinking fund payments, call premiums, payments required by forward purchase agreements, remarketing fees, rebate payments, swap payments, trustee's fees, paying agent fees, and any other charges and fees payable in connection with Bonds.

     "DEFERRABLE CAPITAL EXPENDITURE" means a capital expenditure directly allocated to the Airfield Area Cost Center or the Apron Cost Center other than
(a) Annual Capital Outlays to be included in the Airfield Area Requirement or the Apron Requirement as provided in this Agreement or (b) expenditures made by the AUTHORITY under any of the following conditions:

     (i) Expenditures for Capital Projects that are listed on Exhibit F attached hereto, provided, however, that the incremental Net Capital Cost of any such Capital Project shall constitute a Deferrable Capital Expenditure if the Net Capital Cost for such Capital Project exceeds the listed Net Capital Cost as

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     adjusted by the Annual Capital Adjustment Factor by more than ten percent
     (10%) and is not otherwise excepted under this definition;

     (ii) Other expenditures for Capital Projects (not otherwise excepted under this definition) whose Net Capital Costs in the aggregate during any Rate Period are not greater than the sum of the Consultation Minimum and Consultation Carryforward, as defined below, for that Rate Period. The "Consultation Minimum" for each Rate Period shall be $2.5 million, as adjusted annually by the Annual Capital Adjustment Factor. The "Consultation Carryforward" for each Rate Period shall be the unused Consultation Minimum from the prior Rate Period with expenditures in the current Rate Period applied to the prior Rate Period's Carryforward first. Notwithstanding the above, the adjusted Consultation Minimum plus the Consultation Carryforward shall net exceed $5 million, adjusted in accordance with the Annual Capital Adjustment Factor, in any single Rate Period;

     (iii) For emergency or airfield safety purposes;

     (iv) To comply with any applicable law, rule, regulation, policy, or order of any federal, state, or local agency or court or any federal or state grant agreement or airport certification requirement;

     (v) To remedy any significant environmental problems at the Airport:

     (vi) To repair any casualty damage to AIRPORT property to the extent not covered by insurance; or

     (vii) To fund costs or improvements, including the associated costs therefor, incurred to settle lawful claims, satisfy judgments, or comply with judicial orders against the AUTHORITY by reason of its ownership, operation, maintenance, development, improvement (including design and construction), or use of the AIRPORT.

     "DEPLANED PASSENGERS" means all arriving passengers of AIRLINE and of all other Airlines deplaning at the Terminal Building, including all on-line and off-line deplaning transferring passengers, but excluding through passengers.

     "DIFFERENTIAL TERMINAL BUILDING RENTAL RATES" means those Terminal Building Rental Rates established pursuant to Section 502(D) and calculated in accordance with Exhibit E.

     "DIRECT COST CENTERS" means those Cost Centers described as such in Exhibit A.

     "ENPLANED PASSENGERS" means all originating and on-line and off-line transfer passengers of AIRLINE and of all other Airlines enplaning at the Terminal Building.

     "ENVIRONMENTAL LAWS" means every applicable law, ordinance, rule, regulation, permit or permit condition, order, or directive regulating, relating to, or imposing liability standards of conduct, or any agency, court or body of the federal government, any state or any political subdivision thereof, exercising executive, legislative, judicial, regulatory, or administrative

                                        6
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functions relating to environmental matters, including, without limitation, those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses, or injuries resulting from the release or threatened release of Hazardous Materials and to the generation, use, storage, transportation, or disposal of Hazardous Materials.

     "ENVIRONMENTAL PERMITS" means any and all permits, licenses, approvals, authorizations, consents, or registrations required by applicable Environmental Laws, whether federal. State or local, which pertain to the production, use, treatment, generation, transportation, processing, handling, disposal, or storage of Hazardous Materials.

     "EVENT OF DEFAULT" means an Event of Default as defined in Section 1301.

     "EXECUTIVE DIRECTOR" means the Executive Director of the AUTHORITY or the person performing the functions of that office, as authorized by the Chairman of the Board, or that person authorized by the Executive Director to act for or on behalf of the Executive Director with respect to any particular matter under this Agreement.

     "FEDERAL AVIATION ADMINISTRATION OR FAA" means the Federal Aviation Administration created under the Federal Aviation Act of 1958, as amended, or any successor agency thereto.

     "GENERAL AIRLINE CREDIT" means for the applicable Rate Period the amount set forth in Section 513(B).

     "GRANTS-IN-AID" means the Federal Airport Improvement Program (AIP) funds, funds from any successor Federal program to AIP, State of Ohio, Division of Aviation, Department of Transportation funds and funds from any successor Ohio Department of Transportation program made available to AUTHORITY for capital projects related to the Airports.

     "HAZARDOUS MATERIALS" means friable asbestos or asbestos-containing materials, polychlorinated biphenyls (PCBs), petroleum, or crude oil or any fraction thereof, natural gas, source material, special nuclear material, and byproduct materials regulated under Environmental Laws, pesticides regulated under Environmental Laws, and any hazardous waste, toxic, or dangerous substance or related material, including any material defined or treated as a hazardous substance, hazardous waste, toxic substance, or contaminant (or comparable term) under any of the Environmental Laws.

     "INDIRECT COST CENTERS" means those Cost Centers described as such in Exhibit A.

     "LANDING FEE RATE" means the Landing Fee Rate established pursuant to
Section 503, rounded up to the next whole cent.

     "LANDING FEES" means Landing Fees calculated pursuant to Section 507.

     "LEASED PREMISES" means, at any time, for AIRLINE, those areas and facilities in the Terminal Building which, pursuant to Article II are leased to AIRLINE for its preferential, shared, or common use and occupancy as depicted in Exhibit B and Assigned Apron as depicted in Exhibit "C".

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     "LEO FEE" means the fee calculated pursuant to Section 509 to reimburse the
AUTHORITY for Operating Expenses incurred by the AUTHORITY for providing law enforcement officer support under Section 107.15 of the Federal Aviation Regulations to the Airlines' pre-boarding passenger screening checkpoint established pursuant to Section 108 of the Federal Aviation Regulations or any successor charge thereto.

     "LEO REQUIREMENT" means the requirement established pursuant to Section
505.

     "MAJORITY IN INTEREST" or "MII" means

     (i) With respect to any Airfield Area Cost Center matter, at least fifty percent (50%) in number of all Signatory Airlines, and Signatory Cargo Carriers at the AIRPORT which together landed more than sixty-six percent (66%) of the Signatory Airlines', and Signatory Cargo Carriers' Revenue Landed Weight at the AIRPORT' during the immediately preceding Rate Period, and

     (ii) With respect to any matters concerning the Apron Cost Center, at least fifty percent (50%) in number of all Signatory Airlines at the AIRPORT which together landed more than sixty-six percent (66%) of the Signatory Airlines' Revenue Landed Weight at the AIRPORT during the immediately preceding Rate Period and which together lease at least sixty-six percent (66%) of the total square footage of Apron leased to the Signatory Airlines.

     No Airline shall be deemed to be a Signatory Airline or a Signatory Cargo Carrier for the purpose of this definition so long as an Event of Default, including bankruptcy, with respect to such Airline has occurred and is continuing or if such Airline is no longer operating at the AIRPORT.

     "MASTER TRUST INDENTURE" means the Master Trust Indenture dated as of July 1, 1994, between the AUTHORITY and the Trustee, including the General Bond Resolution, as amended or supplemented from time to time.

     "MAXIMUM CERTIFICATED GROSS LANDING WEIGHT" means, for any aircraft operated by an Airline, the maximum certified gross landing weight in one thousand pound units of such aircraft as certified by the FAA and as listed in the Airline's FAA approved Flight Operations Manual.

     "NET AIRFIELD AREA REQUIREMENT" means the requirement established pursuant to Section 503.

     "NET APRON REQUIREMENT" means the requirement established pursuant to
Section 504.

     "NET CAPITAL COST" means the Capital Cost of any Capital Project or Annual Capital Outlay less amounts financed from the proceeds of: (i) Grants-in-Aid;
(ii) PFCs; (iii) Bonds for which the debt service will not be paid from Rentals, Fees, and Charges; (iv) Bonds for which the debt service is to be paid for by PFCs, insurance, or any amount financed by AUTHORITY funds not derived from Rentals, Fees, and Charges.

     "NET TERMINAL BUILDING REQUIREMENT" means the requirement established pursuant to Section 502.

     "NON-SIGNATORY AIRLINE" means an Airline using the AIRPORT which is not a Signatory Airline.

     "OPERATING EXPENSES" OR "O&M EXPENSES" means, for any Rate Period, all expenses, incurred by the AUTHORITY for such Rate Period, in providing for the administration, operation, maintenance, and management of the AUTHORITY and its Airports, including, without limitation, the performance by AUTHORITY of any of its obligations related thereto as set forth is this Agreement. Operating Expenses shall not include depreciation charges as reflected in the AUTHORITY's annual financial statements.

     "ORIGINATING ENPLANED PASSENGERS" means all passengers of AIRLINE and of all other Airlines enplaning at the Terminal Building except enplaning on-line and off-line transfer passengers.

     "PASSENGER FACILITY CHARGE OR PFC" means moneys collected by AUTHORITY from charges imposed by the AUTHORITY pursuant to 49 U.S.C. Section 40117, as amended or supplemented from time to time, and 14 C.F.R. Part 158, as amended or supplemented from time to time.

     "PASSENGER HOLDROOM OR HOLDROOMS" means that space within the Terminal Building used to enplane and deplane passengers of AIRLINE or other Airlines.

     "PREFERENTIAL USE PREMISES" means those Leased Premises within the Terminal Building, including Shared Use Premises, for which AIRLINE holds a priority over others as to use.

     "RATE PERIOD" means each twelve-month period comprising the AUTHORITY's fiscal year, initially a calendar year.

     "REIMBURSEMENTS" means those charges payable by AIRLINE and other Airlines which directly reimburse the AUTHORITY for the cost of utilities, real estate taxes, or any other direct service provided by the AUTHORITY, and which are applied as credits against or deductions from the Authority Requirement, or any element thereof, in determining Rentals, Fees, and Charges under Articles V and VI.

     "RENTABLE SPACE" means that space within the Terminal Building that is constructed, identified and segregated as space to be leased by commercial tenants and depicted as rentable space in Exhibit D and such additions thereto and deletions therefrom as may occur from time-to-time during the term of this Agreement. Any space not already included in Rentable Space which is then leased to a commercial tenant such that the space produces revenue shall be added to Rentable Space.

     "RENTALS FEES, AND CHARGES" means for any Rate Period the rentals, fees, and charges payable by AIRLINE pursuant to Articles V and VI,

     "REVENUE AIRCRAFT ARRIVAL" means each landing of an aircraft at the AIRPORT, by a Signatory Airline or Signatory Cargo Carrier, other than a landing of an aircraft which departs from the AIRPORT and which returns, without having landed at another airport, for meteorological. mechanical, safety, or any other emergency purpose, and training flights except to the extent that such training flights exceed five percent (5%) of such Airline's scheduled flights for the month.

     "REVENUE BOND INDEX" means the 25 Bond Revenue Index yield rate as published in the Bond Buyer.

     "REVENUE LANDED WEIGHT" means, for each Rate Period, the sum of the products determined by multiplying each Revenue Aircraft Arrival by AIRLINE, other Signatory Airlines and the Signatory Cargo Carriers by the applicable Maximum Certificated Gross Landing Weight of the aircraft making said Revenue Aircraft Arrival.

     "SECURITY DEPOSIT" means an irrevocable letter of credit or other security acceptable to AUTHORITY provided pursuant to Section 605.

     "SHARED USE CHARGES FORMULA" means that formula which prorates the cost or expense of the Shared Use Premises described in Exhibit B or a service provided to two or more Signatory Airlines as the circumstances dictate and the AUTHORITY and such Signatory Airlines agree.

     "SHARED USE PREMISES" means those Preferential Use Premises which AIRLINE leases and uses on a shared use basis with other Signatory Airlines, as depicted on Exhibit B, for which all Signatory Airlines under such leasehold an equal priority right of use over others.

     "SIGNATORY AIRLINE" means at any time, each one of the Airlines which then has executed a Signatory Airline Operating Agreement and Terminal Building Lease under substantially the same terms and conditions, and with the same expiration date as this Agreement in effect with the AUTHORITY or is an Affiliated Airline of such Airline.

     "SIGNATORY CARGO CARRIER" means, at any time, each one of the Airlines which then has a Cargo Use Agreement with the same expiration date as this Agreement in effect with the AUTHORITY.

     "SPECIAL FACILITY OR FACILITIES" means any AUTHORITY-owned facility acquired or constructed for the benefit or use of any person or persons and the costs of construction and acquisition of which are paid for (a) by the obligor under a Special Facility agreement, (b) from the proceeds of Special Facility revenue bonds, or (c) both.

     "SUPPLEMENTAL CHARGES" means for any Rate Period those fees and charges payable by AIRLINE pursuant to Section 512.

     "SUPPLEMENTAL TRUST INDENTURE" means any supplemental trust indenture entered into pursuant to the Master Trust Indenture and which shall include any related Series Resolution, as amended or supplemented from time to time.

     "TENANT IMPROVEMENTS" means those capital improvements or capital equipment constructed or installed by the AUTHORITY for an Airline or another tenant under an agreement in which said Airline or tenant agrees to reimburse the AUTHORITY for costs related thereto.

     "TERMINAL BUILDING" means the main terminal buildings and concourses of the AIRPORT, including all supporting and connecting structures and facilities and all appurtenances to said buildings and facilities, as the same now exist or as the same hereafter may be added to, modified, changed, or developed and said term shall also include any additional new terminal structure hereinafter constructed by the AUTHORITY at the AIRPORT.

     "TERMINAL BUILDING COST CENTER" means the Cost Center of the same name as described in Exhibit A.

     "TERMINAL BUILDING RENTAL RATE" means the average Terminal Building Rental Rate established pursuant to Section 502.

     "TERMINAL BUILDING RENTALS" means the Terminal Building Rentals calculated pursuant to Section 506.

     "TERMINAL BUILDING REQUIREMENT " means the requirement established pursuant to Section 502.

     "TRANSFERRED COVERAGE" means the amount of a previous Rate Period's funded Coverage Requirement carried forward to the subsequent Rate Period by the AUTHORITY.

     "TRUST INDENTURE" means the Master Trust Indenture, all Supplemental Trust Indentures, and any other trust indenture or AUTHORITY resolution pursuant to which Net Revenues of the AIRPORT are pledged.

     "VARIABLE CHARGES PERCENTAGE" means for each six-month period beginning January 1st and July 1st of each Rate Period, AIRLINE'S percentage of the total Originating Enplaned Passengers of all Signatory Airlines at the AIRPORT for the most recently reported six-month period with such adjustments as appropriate for commencement or cessation of service by a Signatory Airline.

SECTION 102. INTERPRETATION

     (A) References in the text of this Agreement to articles, sections, paragraphs, or exhibits pertain to articles, sections, or exhibits of this Agreement and to the same articles, sections, paragraphs, and exhibits of each other Signatory Airline Operating Agreement and Terminal Building Lease, unless otherwise specified.

     (B) The terms "hereby," "herein," "hereof," "hereto," "hereunder," and any similar terms used in this Agreement refer to this Agreement.

     (C) Words importing persons shall include firms, associations, partnerships, trusts, corporations, and other legal entities, including public bodies, as well as natural persons.

     (D) Any headings preceding the text of the articles and sections of this Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

     (E) Words importing the singular shall include the plural and vice versa. Words of the masculine gender shall be deemed to include correlative words of the feminine and neuter genders.

     (F) The term "including" shall be construed to mean "including without limitation", unless otherwise expressly indicated.

     (G) All references to number of days shall mean calendar days.

     (H) Words used in the present tense include the future.

SECTION 103. INCORPORATION OF EXHIBITS

     The following Exhibits are hereby made a part of this Agreement:

     Exhibit A      Authority Cost Centers
     Exhibit B      AIRLINE's Terminal Building Leased Premises
     Exhibit C      AIRLINE's Assigned Apron
     Exhibit D      Summary of Terminal Building Rentable Space
     Exhibit E      Calculations of Differential Terminal Building Rental Rates
     Exhibit F      Approved Capital Projects
     Exhibit G      Maintenance Responsibility
     Exhibit H      Affiliated Airlines
     Exhibit I      Summary of Charges and Supplement

SECTION 104. AFFILIATED AIRLINES

     The AIRLINE executing this Agreement and its Affiliated Airlines shall be treated as a single entity for purposes of application of all provisions of this Agreement. All references to AIRLINE and Signatory Airline shall include Affiliated Airlines unless otherwise expressly stated in this Agreement. The AIRLINE executing this Agreement shall have the right to add or delete Affiliated Airlines from time to time by written notice to the AUTHORITY AIRLINE agrees to notify the AUTHORITY of any airlines affiliated with AIRLINE that will be operating at the AIRPORT prior to commencement of such service. AIRLINE acknowledges that any airline affiliated with AIRLINE that is operating at the AIRPORT and handled by the AIRLINE but not is otherwise a Signatory Airline the benefit of Signatory Airline status under this Agreement shall be deemed to be an Affiliated Airline under this Agreement.

                                   ARTICLE II
                                   LEASE TERM

SECTION 201. TERM

     The term of this Agreement shall commence on January 1, 2000 (the "Effective Date") and shall expire on December 31, 2004, unless sooner terminated pursuant to the provisions hereof.

SECTION 202. HOLDING OVER

     If AIRLINE shall, with the consent of AUTHORITY, hold over after the expiration of the term of this Agreement, the resulting tenancy shall, unless otherwise mutually agreed, be for an indefinite period of time on a month-to-month basis. During such month-to-month tenancy, AIRLINE shall pay to AUTHORITY the same rate of rental and landing fees as set forth herein, unless a different rate shall be agreed upon, and shall be bound by all of the additional provisions of the Agreement insofar as they may be pertinent.

                                   ARTICLE III
                   AIRLINE RIGHTS, PRIVILEGES, AND LIMITATIONS

SECTION 301. USE OF AIRPORT

     Subject to the terms of this Agreement, AIRLINE shall have the right to conduct its Air Transportation Business at the AIRPORT and to perform the following operations and functions as are incidental or necessary to the conduct of such business at the AIRPORT.

     (A) USE IN COMMON OF TERMINAL BUILDING. AIRLINE shall have the right to use, in common with others so authorized, the public areas and public facilities of the Terminal Building.

     (B) USE IN COMMON OF AIRFIELD OPERATIONS AREA AND APRON. AIRLINE shall have the right to use landing field areas, non-assigned aprons, roadways, runways, taxiways, runway and taxiway lights, beacons, facilities, equipment, improvements, services, and other conveniences for flying, landing, taxiing, servicing, and takeoffs of aircraft.

     (C) OPERATION AND MAINTENANCE OF AIRCRAFT AND EQUIPMENT. AIRLINE shall have the right to conduct routine servicing by AIRLINE, or by its suppliers of materials or by its furnishers of routine services, of aircraft and other equipment, operated by AIRLINE or by other Airlines with which AIRLINE has an approved handling agreement, with fuel, oil, lubricants, line maintenance, deicing fluids, or other materials or supplies, at its Assigned Aprons or other aircraft parking positions designated by the AUTHORITY's Rules and Regulations. AIRLINE shall not perform maintenance and/or repairs on ground support equipment including, but not limited to, vehicles, baggage carts, power units, and trucks on the Apron or at any location other than those designated by the AUTHORITY. AIRLINE shall not do, or permit to be done, at the Apron area any heavy maintenance (e.g., engine changes, control surface replacements and overhauls) within areas under AIRLINE's control unless such maintenance is consented to by the AUTHORITY and suitable, reasonably accessible, space is available for such purpose.

     All storage of oil, lubricants, or other materials or supplies shall be maintained in accordance with prudent insurance underwriting and safety standards and in accordance with the AUTHORITY's Rules and Regulations.

     Exterior cleaning of aircraft shall be limited to instances when special advance approval of the time and place of such cleaning is given by the AUTHORITY.

     If, during AIRLINE's servicing of aircraft other than those services that are normally performed in conjunction with scheduled operations, the AUTHORITY requires access to one or more of AIRLINE's Assigned Aprons due to an emergency or for the temporary access by another Airline as provided in Article IV, AIRLINE shall remove said aircraft from the appropriate Assigned Apron as quickly as reasonably possible, provided such removal does not interfere with AIRLINE's own scheduled operation.

     (D) PARKING OF AIRCRAFT AND EQUIPMENT OUTSIDE ASSIGNED AREA. Unless agreement is reached between AIRLINE and another Airline regarding use of AIRLINE's Assigned Apron, if AIRLINE repeatedly parks or stores any aircraft, vehicle, or ground-handling equipment outside of the boundary areas of AIRLINE's Assigned Apron set out in Exhibit C or as painted, striped, or otherwise indicated on the Apron, AIRLINE shall pay to the AUTHORITY or the impacted Airline, as appropriate, any applicable fee for such parking or storage.

     (E) RAMP SUPPORT. AIRLINE shall have the right to use, subject to applicable fees and charges, water and electric power, telephone and preconditioned air systems, and loading bridges, to the extent supplied by the AUTHORITY, at or adjacent to its Leased Premises: and, to the extent not supplied by the AUTHORITY to purchase, install, use, and maintain, at AIRLINE's Assigned Aprons, loading bridges and mobile stair devices for the loading, unloading, and general servicing of AIRLINE's aircraft, auxiliary power systems, air start systems, preconditioned air systems, and other miscellaneous aircraft and aircraft-related support equipment and facilities.

     (F) PERSONNEL. AIRLINE shall have the right to hire and train at the AIRPORT personnel in the employ of or to be employed by AIRLINE.

     (G) CUSTOMER SERVICE. AIRLINE recognizes the importance of the community and the traveling public to the AIRPORT and will provide such services, as is AIRLINE'S normal practice at similar airports, such as skycaps, wheel chair and cart services to AIRLINE's passengers.

     (H) TESTING FLIGHTS. AIRLINE shall have the right to test aircraft and other equipment owned or operated by AIRLINE; provided that such testing is incidental to the use of the AIRPORT in the operation by AIRLINE of its Air Transportation Business and will not hamper or interfere with use of the AIRPORT and its facilities by others entitled to use of the same. The AUTHORITY reserves the right to restrict any testing operations it deems to interfere with the safe and efficient use of the AIRPORT and its facilities or to create excessive noise as determined by the AUTHORITY.

     (I) SALE, DISPOSAL, OR EXCHANGE OF EQUIPMENT AND PRODUCTS. AIRLINE shall have the right to sell, dispose, or exchange aircraft, engines, accessories, gasoline, oil, grease, lubricants, fuel, deicing fluid, and other equipment of AIRLINE, or supplies including, without limitation, any propellant now or hereafter used in aircraft or other equipment of AIRLINE; provided that such rights shall not be construed as authorizing the conduct of a separate business by AIRLINE, but shall only permit AIRLINE to perform such functions as are incidental to its conduct of its Air Transportation Business. AIRLINE shall not routinely sell of exchange gasoline, fuels, or propellants except to an Affiliate Airline or a company with which AIRLINE has a handling agreement, or for use in aircraft of others which are being used solely in the operations of AIRLINE, or except when the particular grade and type of fuel desired by others is not otherwise available from third-party vendors at the AIRPORT.

     (J) LANDING, TAKEOFF PARKING. AIRLINE shall have the right to land, take off, fly over, taxi, tow, and condition AIRLINE's aircraft and, in areas designated by the AUTHORITY. AIRLINE shall have the right to park for an extended period of time, service, deice, load or unload, store, or maintain AIRLINE's aircraft and support equipment subject to the availability of space, and subject to reasonable charges; provided, however, AIRLINE shall not knowingly permit, without the consent of the AUTHORITY, the use of the Airfield Operations Area or any portion thereof by any aircraft operated or controlled by AIRLINE which exceeds the design strength or capability of such area as described in the then-current FAA-approved Airport Layout

Plan (ALP) or other engineering evaluations performed subsequent to the then-current ALP, including the then-current Airport Certification Manual.

     (K) LOADING AND UNLOADING. AIRLINE shall have the right to load and unload persons, cargo, and mail by motor vehicles or other means of conveyance, as AIRLINE may desire or require in the operation of its Air Transportation Business, via routes and at locations designated by the AUTHORITY. AIRLINE may designate the particular carrier or carriers which may transport AIRLINE's employees, property, and mail to, from, and on the AIRPORT; however, the AUTHORITY reserves the right to require such carrier or carriers to secure a permit from and pay any applicable fees to the AUTHORITY to conduct such activity at the AIRPORT.

     (L) ACTIVITIES WITHIN SPACE. AIRLINE shall have the right to conduct the following activities within its Preferential Use Premises:

     (i) AIRLINE shall have the right to install, maintain and operate, in AIRLINE's Preferential Use Premises, customer relations, security and waiting room facilities and equipment; reservations offices; administrative offices; operations offices; lockers, restrooms, and related facilities for its employees; baggage, cargo, and mail handling and storage facilities and equipment; provided however, that the particular Preferential Use Premises are designed to be used for said purpose or said use has been approved, in writing, by the AUTHORITY.

     (ii) AIRLINE shall have the right to install personal property, including furniture, furnishings, supplies, machinery, and equipment, in AIRLINE's Preferential Use Premises, as AIRLINE may deem necessary or prudent for the operation of its Air Transportation Business. Title to such personal property shall remain with AIRLINE, subject to the provisions of this Agreement.

     (iii) AIRLINE shall have the right to construct modifications, finishes, and improvements in its nonpublic Preferential Use Premises as AIRLINE may deem necessary or prudent for the operation of its Air Transportation Business, subject to the approval and permitting requirement provisions of
     Article VIII.

     (M) ACTIVITIES WITHIN AIRLINE CLUBS. AIRLINE shall have the right to furnish and operate a preferred customer, "VIP" club or similar private club. In addition to its per square foot rentals, AIRLINE shall pay a concession fee if and only if, it provides goods and services for a charge, which concession fee shall be the applicable concession fee rate for like sales payable on the AIRPORT; provided that no such payment shall be required with respect to items obtained from concessionaires already obligated to make such payments to the AUTHORITY with respect to such obtained items. Notwithstanding the above, membership fees and sale of consumables purchased from Airport concessionaires, shall be exempt from such a concession fee. Further, such preferred customer or "VIP" club may be shared with one or more other Airlines; provided that the rights of all the Airlines using the club terminate when this Agreement terminates, unless otherwise permitted under separate agreement.

     (N) HANDLING ARRANGEMENTS. AIRLINE shall have the right to enter into or conduct the following handling arrangements as part of its Air Transportation Business at the AIRPORT:

     (i) The rights and privileges granted to AIRLINE pursuant to this Article III may be exercised on behalf of AIRLINE by other Signatory Airlines or contractors authorized by the AUTHORITY to provide such services at the AIRPORT, subject to all fees and charges as may be applicable to the activities undertaken. Notwithstanding the above, AIRLINE's handling agreements with affiliate Airlines or a wholly-owned subsidiary of AIRLINE or parent company shall be exempt from such fees.

     (ii) AIRLINE may exercise on behalf of any other Signatory Airlines any of the rights granted AIRLINE herein, so long as AIRLINE is concurrently exercising those same rights in the operation of AIRLINE's own Air Transportation Business at the AIRPORT, subject to the provisions of
     Article X and Paragraph (R) of this Section, and the payment of fees and charges for such activities.

     (O) SIGNAGE. AIRLINE shall have the right to install and operate AIRLINE ticket and check-in counter back wall treatments and identifying signs in its Preferential Use Premises, subject to the prior approval of the AUTHORITY, and provided that such signs shall be: (a) substantially uniform in size, type, and location with those of other Signatory Airlines; (b) harmonious and in keeping with the pattern and decor of the Terminal Building; and (c) consistent with the AUTHORITY's graphics standards and standards for mounting.

     (P) USE OF PUBLIC AREAS. AIRLINE shall have the right of free ingress to and egress from the AIRPORT including its Leased Premises and the public areas and public facilities of the Terminal Building, for AIRLINE's employees, agents, passengers, contractors, guests, patrons, invitees, licensees, suppliers of materials and providers of service, and its or their equipment, vehicles, machinery, and other property; provided, however, that the foregoing shall not preclude the AUTHORITY from (a) subjecting such persons to the AUTHORITY's Rules and Regulations, (b) requiring such persons to enter into an agreement with the AUTHORITY when such access is required on art ongoing basis, or (c) imposing any charge, permit or license fee for the right to do business at the Airport.

     (Q) ACCESS TO RESTRICTED AREAS. AIRLINE agrees that all of its tenants, subtenants, patrons, invitees, agents, employees, servants, or independent contractors must be authorized by the AUTHORITY to enter restricted areas as defined by the AUTHORITY or provided escort in accordance with AUTHORITY's security plan. AIRLINE agrees that no person authorized to enter a restricted area by virtue of this Agreement shall permit any person who is not otherwise authorized by AUTHORITY to enter a restricted area unless such unauthorized person is, at all times while in the restricted area, in the company of an authorized person. Such right shall be subject to F.A.R. Part 107. All means of access to restricted areas provided by the AUTHORITY shall be utilized in common with such other persons as the AUTHORITY may authorize or permit, and all such users of access shall be subject to and comply with all applicable laws and ordinances whether federal, slate, or local.

     (R) RIGHT TO PURCHASE SERVICES AND PRODUCTS. Airline shall have the right to purchase or contract for the purchase of the following services and products subject to the limitations contained herein:

     (i) AIRLINE may purchase or otherwise obtain products of any nature, including, but not limited to, aircraft, engines, accessories, gasoline, oil, grease, lubricants, fuel, propellants, passenger supplies and other materials, equipment, supplies, articles, and goods, used or acquired by AIRLINE in connection with or incidental to AIRLINE's Air Transportation Business at the AIRPORT from any person or company operating on the AIRPORT with a valid permit from the AUTHORITY

     (ii) AIRLINE shall have the right to contract with a third party or Airline owned ground handler to provide to it or to perform for it any of the services or functions which it is entitled to perform under this Agreement, provided that such third party must maintain any permits and pay all fees required by the AUTHORITY. The contractual relationship between any third party and AIRLINE shall not affect in any way the fulfillment of AIRLINE's obligations, including those of insurance and indemnification for activities, under this Agreement.

     (iii) Any contractors or agents performing services to Airlines at the Airport shall conform to applicable performance standards, lease requirements, and AUTHORITY's Rules and Regulations, including any permit requirement or payment of fees required by the AUTHORITY. AIRLINE may also be subject to the payment of fees for provision of services to other Airlines except services provided by AIRLINE to subsidiaries or affiliate Airlines.

     (S) TICKETING ACTIVITIES. AIRLINE shall have the right to handle reservations and the ticketing, including electronic ticketing, billing and manifesting of passengers, baggage, property, cargo, and mail; load planning; and conduct of activities relating to flight operations, dispatch, weather, storage of supplies, crew ready room, locker rooms, and rest rooms.

     (T) BAGGAGE BELTS. AIRLINE shall have the right to use baggage make-up belts within ticket counter areas leased to other Signatory Airlines if such belts are required to access baggage make-up areas from ticket counter areas leased to AIRLINE.

     (U) COMMUNICATIONS AND WEATHER EQUIPMENT, FIDS AND PA SYSTEM. AIRLINE shall have the right to use the following communications equipment, flight information displays, and public address systems in conjunction with the conduct of its Air Transportation Business:

     (i) Subject to the prior approval of the AUTHORITY and conditions stated below, AIRLINE shall have the right to install, maintain, and operate, alone or in conjunction with any other Signatory Airline or Airlines, or through a nominee, such radio, communications, meteorological, aerial navigation, and computer equipment, facilities and associated wiring, as may be necessary for the conduct of AIRLINE's Air Transportation Business at the AIRPORT, in of on its Preferential Use Premises, and at other locations at the AIRPORT as may be approved by the AUTHORITY. The location of such equipment and facilities, method of installation, and type of equipment shall be subject to the prior approval of the AUTHORITY. The AUTHORITY shall have the right to charge a fee, surcharge, or rental charge for any location outside of Preferential Use Premises and shall be entitled to any revenues generated directly from the operation of such equipment. The AUTHORITY may disapprove or require modification, removal, or relocation of such equipment if it interferes with other communication, meteorological, or aerial navigation systems operated by the AUTHORITY, other tenants, or governmental agencies.

     (ii) AIRLINE shall provide electronic flight arrival and departure information through AUTHORITY-installed systems and shall cooperate with thee AUTHORITY's installation and maintenance of centralized and remote flight information displays.

     (iii) AIRLINE shall have the right to use, in common with others so authorized, the public address system serving the Terminal Building. AIRLINE shall not install, cause to be installed, or use any other public address system at the Terminal Building without the prior approval of the AUTHORITY.

     (V) SECURITY. AIRLINE shall have the right directly or in conjunction with other Signatory Airlines or through a nominee, to erect, maintain, and station security devices and to conduct a security check operation of passengers, baggage and packages in Preferential Use Premises and in designated Common Use Areas; provided, however, that the manner of such installation and the location of equipment shall be subject to the approval of the AUTHORITY. Such service shall be in compliance with all FAA standards. Unless circumstances dictate otherwise, AIRLINE agrees that the Part 108 security checkpoint will open to all ticketed and non-ticketed patrons approximately one (1) hour prior to the first scheduled departure and close no sooner than one-half hour after the last arrival.

     (W) FOOD & BEVERAGE. AIRLINE shall have the following rights to prepare, package, and/or distribute food and beverages with respect to the conduct of its Air Transportation Business at the AIRPORT:

     (i) AIRLINE shall have the right to purchase, prepare, package and/or distribute food and beverages to be consumed on aircraft operated by AIRLINE or an Affiliated Airline without paying a fee. If AIRLINE provides in-flight food and beverage preparation services to other Airlines other than Affiliates, then AIRLINE shall pay a concession fee. The concession fee to be paid by AIRLINE shall be the applicable concession fee rate for like sales payable on the AIRPORT.

     (ii) AIRLINE shall have the right to purchase prepared food and beverages for consumption by passengers and crews oil AIRLINE's aircraft and in AIRLINE's "VIP" club, if any; provided, however, if AIRLINE purchases catering, including beverages and complimentary packages of snack food to be consumed oil AIRLINE's aircraft from an Off-Airport caterer for delivery of prepared food and/or beverages to AIRLINE on the AIRPORT, said caterer will be required to have a contract with or permit from the AUTHORITY and to pay a fee to the AUTHORITY at a rate equal to the rate paid by in-flight food catering concessionaires located on the AIRPORT.

     (iii) AIRLINE shall have the right to distribute food and/or beverages to passengers at no cost in the event of major delays or other emergencies.

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

     AIRLINE shall also have the right to distribute food and/or beverages at no cost to the public in Passenger Holdrooms subject to 24-hour advance notice to the AUTHORITY; such distribution may not exceed 8 days (inclusive of partial days of distribution) per year, without the written consent of the AUTHORITY, and must be in connection with holidays and promotional events.

     (iv) AIRLINE shall have the right to install soft drink vending machines and snack vending machines in its non-publicly accessible Preferential Use Premises for the sole use of AIRLINE's employees, contractors, and agents. Vending machines shall not be within the view of the general public and all machine locations arc subject to the prior approval of the AUTHORITY.

     (X) EMPLOYEE PARKING. The AUTHORITY shall designate parking areas at the AIRPORT available to AIRLINE's employees while at work at the AIRPORT, in common with other AIRPORT tenants subject to the payment of such fees as the AUTHORITY shall determine which shall not be in excess of the amount needed to recover the costs of providing such parking and related services. The AUTHORITY shall have the right to relocate or otherwise change the location of such parking areas as needed.

     (Y) TECHNOLOGICAL ADVANCES. It is understood and agreed that, during the term of this Agreement, various technological advances may occur that would improve the efficient handling of passengers, baggage, and cargo in and about the AIRPORT and the Signatory Airlines' use of anti operations at the AIRPORT, including share([ or common usage of AIRPORT facilities and the use of common use terminal equipment. In such event, the AUTHORITY and AIRLINE agree to consult as to the applicability of such technological advances to the AIRPORT and the efficient use of facilities if required to implement them.

SECTION 302. RESTRICTIONS ON EXERCISE OF RIGHTS AND RESERVATION OF RIGHTS TO
             AUTHORITY

     The rights established in this Article III shall not be exercised so as to interfere with the AUTHORITY's operation of the AIRPORT' for the benefit of all aircraft operators using the AIRPORT and subject at all time to the restrictions herein and reservation of rights by AUTHORITY.

     (A) NO INTERFERENCE WITH OPERATIONS. If at any time the AUTHORITY shall determine that the AIRLINE or its contractors exercising the rights and privileges granted to AIRLINE pursuant to this Article III are exercising such rights and privileges (a) in a manner which interferes with the operation or maintenance of the AIRPORT; (b) in a manner which adversely affects the health or safety of the public or other users of the AIRPORT; or (c) in a manner which fails to comply with the AUTHORITY's Rules and Regulations or terms of this Agreement, the AUTHORITY shall notify AIRLINE of such determination including the specific reasons therefore. AIRLINE shall promptly commence and diligently pursue action necessary to correct the conditions or actions specified in such notice. if such conditions or actions are not, in the opinion of the AUTHORITY, promptly corrected after receipt of such notice or if such conditions or actions required corrective action over a period of time, and AIRLINE has not, in the reasonable opinion of the AUTHORITY, promptly commenced and diligently pursued all such corrective action, then upon 10 days written notice from the AUTHORITY to AIRLINE, the AUTHORITY may suspend said contractor's access to the AIRPORT. Notwithstanding the foregoing provision, the AUTHORITY shall have the right, upon notice to AIRLINE, to immediately suspend operations of the AIRLINE or of said contractors in the event that it deems such action necessary to protect the health or safety of the public or other users of the AIRPORT or in emergency situations.

     (B) INTEGRATION WITH SYSTEMS. AIRLINE shall not knowingly do, or permit to be done, anything that may interfere with the effectiveness or accessibility of the drainage, sewerage. water, communications, heating or ventilation, air conditioning, natural gas, sprinkler, alarm or fire protection systems, fire hydrants and hoses, or any other part of the utility, electrical, or other systems installed or located from time to time at the AIRPORT.

     (C) RIGHT TO DESIGNATE LOCATION. The AUTHORITY reserves the right to designate the locations within which all of the activities authorized under this Agreement shall be conducted.

     (D) ACCESS. The AUTHORITY may, from time to time, temporarily or permanently close or restrict roadways, taxiways, taxi lanes, runways, apron areas, doorways, and any other area at the AIRPORT; provided, however, that, unless an emergency situation exists, to the extent that the AUTHORITY deems it practical, AIRLINE shall be notified with regard to such closings in order to minimize the disruption of services being provided. The AUTHORITY shall have the right at any time or times to relocate, reconstruct, change, alter, or modify any such means of access provided for pursuant to this Agreement or otherwise, either temporarily or permanently; provided that reasonable notice to AIRLINE and to the extent reasonably practicable a reasonably convenient and adequate means of access, ingress, and egress shall exist or be provided in lieu thereof.

     (E) ALL OTHER RIGHTS. Any and all rights and privileges not specifically granted to AIRLINE for its use of and operations at the AIRPORT pursuant to this Agreement are hereby reserved for and to the AUTHORITY.

     (F) STRICT CONSTRUCTION OF RIGHTS. The rights granted to AIRLINE under this Agreement may be exercised by AIRLINE only to the extent such rights are necessary or incidental to the conduct by AIRLINE of its Air Transportation Business at the AIRPORT.

     (G) TELECOMMUNICATION ANTI DATA NETWORKING INFRASTRUCTURE. The AUTHORITY has the right to act as the exclusive: provider of public telecommunications services and public data networking infrastructure at the AIRPORT. The AUTHORITY shall have the sole right to determine the location of and install or cause to be installed all public telephones, public telefax, and other public telecommunications devices and conduit in any part of the AIRPORT, provided that doing so does not (a) unreasonably interfere with AIRLINE's operations authorized hereunder or (b) substantially diminish the square footage contained in or the functionality of AIRLINE's Preferential Use Premises. The AUTHORITY shall be entitled to reasonable access to AIRLINE's Leased Premises to install or service such devices. The AUTHORITY shall be entitled to all income generated by such telephones and devices and shall have the right to collect reasonable and non-discriminatory charges fir access to the telecommunications/data networking infrastructure except for systems or components which are unique to a particular airline.

     (H) INFORMATIONAL DEVICES. The AUTHORITY reserves the right to install or cause to be installed informational devices, in all public accessible areas of the Terminal Building provided that such installation shall not unreasonably interfere with the operations of AIRLINE authorized hereunder. AUTHORITY shall be entitled to reasonable access upon AIRLINE's Leased Premises to install or service such devices. The AUTHORITY shall be entitled to all income generated by such devices.

     (I) BAGGAGE BELTS. In addition to those rights granted in Article IV, the AUTHORITY reserves the right to grant to other Airlines the right to use outbound baggage systems used by AIRLINE only if such system is required to access baggage make-up areas. If another airline is granted the right to use a portion of AIRLINE's owned baggage belt, AIRLINE shall be entitled to recover a proportionate share of operation and maintenance costs relating to that portion of the AIRLINE's belt used by the other airline. Allocation of such costs shall be made on the respective number of departures.

     (J) ADDITION OF EQUIPMENT. The AUTHORITY reserves the right to acquire and install equipment adjacent to AIRLINE's Leased Premises provided such installation does not unreasonably interfere with AIRLINE's use of such Leased Premises. Alter consultation with AIRLINE and provided such installation does not interfere with AIRLINE's use of such Leased Premises, the AUTHORITY may acquire and install equipment in and upon AIRLINE's Leased Premises. In the event AIRLINE uses such equipment, AUTHORITY shall have the right to charge Supplemental Charges for such use. AIRLINE agrees to facilitate the installation of the equipment, including, upon reasonable notice from the AUTHORITY, the decommissioning and removal of AIRLINE's equipment, if any, that is to be replaced by equipment. Notwithstanding the above, AUTHORITY shall have the right to install any safety or security equipment required within AIRLINE's Leased Promises.

SECTION 303. INSURANCE RISKS

     AIRLINE shall not knowingly do or permit to be done anything, either by act or failure to act, that shall cause the cancellation or violation of the provisions, or any part thereof, of any policy of insurance tar the AIRPORT, or that shall cause a hazardous condition so as to increase the risks normally attendant upon operations permitted by this Agreement. If such AIRLINE act, or failure to act, shall cause cancellation of any policy, then AIRLINE shall immediately, upon notification by AUTHORITY, do whatever shall be necessary to cause reinstatement of said insurance. Furthermore, if AIRLINE does or permits to be done any act or fails to do any act which causes an increase in the AUTHORITY's insurance premiums, AIRLINE shall immediately remedy such actions and/or pay the increase in premiums, upon notice from AUTHORITY to do so; but in any event, AIRLINE will hold the AUTHORITY harmless for any expenses and/or damage resulting from any such action.

SECTION 304. HAZARDS

     AIRLINE shall not do, authorize to be done, or fail to do anything at the AIRPORT which may create or contribute to (a) a nuisance or in any way obstruct or interfere with rights of others using the AIRPORT or (b) a hazardous condition so as to increase the risks normally attendant upon operations permitted by this Agreement.

     (A) DEICING. AIRLINE shall store de-icing/anti-icing fluids only in areas approved by the AUTHORITY. The AUTHORITY reserves the right to assess a reasonable rental charge for any such storage areas. AIRLINE shall apply de-icing/anti-icing fluids only in areas designated by the AUTHORITY. Upon the installation of a glycol recapture system, deicing may only be applied at specified containment areas located at the Apron areas and at remote aircraft parking areas provided that containment areas have been installed and no application will be allowed at any other location on AIRPORT property except as designated by the AUTHORITY. The AUTHORITY will implement a collection, storage, and disposal system for these fluids. The AUTHORITY reserves the right to include the costs associated with the operation and maintenance of this system in Airline Rentals, Fees and Charges or to treat such costs as a Reimbursement or Supplemental Charge.

     (B) FUELING. AIRLINE shall not install fuel storage tanks or pumping facilities for use in fueling any aircraft at the AIRPORT without prior approval of the AUTHORITY, in its sole discretion. All refueling trucks must be approved by the AUTHORITY including their routing and parking.

     (C) NOISE ABATEMENT. AIRLINE shall not engage is any activity prohibited by the AUTHORITY's applicable noise abatement procedures. AUTHORITY reserves the right to impose fines and penalties in the event of repeated violations of such procedures.

     (D) ENGINE RUNUPS. AIRLINE shall perform aircraft engine runups only at locations and during time periods approved by the AUTHORITY, in its sole discretion. The AUTHORITY reserves the right to impose fines and penalties for failure to abide with the AUTHORITY's Rules and Regulations regarding engine runups.

     (E) DISABLED AIRCRAFT. As soon as possible after release from proper authorities, AIRLINE shall remove any of its disabled aircraft from the Airfield Operations Area or aircraft parking positions, shall place any such disabled aircraft only in such storage areas as may be designated by the AUTHORITY, and shall store such disabled aircraft only upon such terms and conditions as may be reasonably established by the AUTHORITY.

SECTION 305. AIRPORT SECURITY

     AIRLINE shall not do or permit its agents or employees to do any act or thing upon the AIRPORT that will be in conflict with or violate the requirements of the FAA's Federal Aviation Regulations regarding Airport Security or any successor document, or the AIRPORT's FAA-approved security plan, Any fines and/or penalties levied against the AUTHORITY for security violations at the AIRPORT caused by AIRLINE or any of its employees, agents, contractors, or suppliers riot directly licensed by AUTHORITY while on the AIRPORT for AIRLINE's, business, shall be immediately due and payable to the AUTHORITY by AIRLINE.

SECTION 306. IMPACT ON AIRPORT CERTIFICATION

     AIRLINE shall not knowingly do or permit its agents, directors, or employees to do any act or thing upon the AIRPORT that will be in conflict or violate the requirements of Part 139 of the federal Aviation Regulations, "Certification and Operations: Land Airports Serving Certain Air Carriers," or any successor regulation, order, or directive, or jeopardize the AIRPORT's operating certificate obtained pursuant to such Federal regulations.

SECTION 307. AIRLINE SUMMARY

     (A) Within 30 days of the date of execution of this Agreement, AIRLINE shall file an Airline Summary, herein referred to as the "Summary," with the AUTHORITY. AIRLINE shall provide a written Summary containing the following information and such additional information as AUTHORITY may reasonably request:

     (i) Names, addresses, and telephone numbers of AIRLINE officials responsible for station operations, flight operations, properties, and facilities.

     (ii) The current and proposed schedules of AIRLINE's flight activity at the AIRPORT. AIRLINE shall notify the AUTHORITY of schedule changes or the addition of flights at the AIRPORT prior to or no later than, when the public announcement thereof is made.

     (iii) The description of AIRLINE's fleet and identification of the class of AIRLINE's aircraft that will serve the AIRPORT. AIRLINE shall provide reasonable notice of the introduction of an aircraft that is not being operated by AIRLINE at the AIRPORT on the date of this Agreement.

     (iv) The identification of AIRLINE's anticipated facilities requirements at the AIRPORT.

     (B) To the extent possible, AIRLINE shall discuss with the AUTHORITY at the earliest date possible its consideration of changes to its operations or the type and series of aircraft used at the AIRPORT (other than equipment substitution necessitated by occurrences beyond the control of AIRLINE). Upon AIRLINE's written request, the AUTHORITY shall use its best efforts to keep nonpublic information furnished by the AIRLINE confidential and shall first receive AIRLINE's written permission to reveal such information.

     (C) For planning purposes, AIRLINE shall, upon request, cooperate as reasonably possible to furnish to the AUTHORITY any and all pertinent information regarding AIRLINE's current and future operations (including forecasts) at the AIRPORT.

     (D) Upon the AUTHORITY's written request, AIRLINE shall submit to the AUTHORITY information regarding the following: projected levels of operations; planted aircraft parking position utilization; type of aircraft using the AIRPORT; operation procedures that might have an effect on the AIRPORT (such as powerout and pushout procedures); deicing procedures and canceled trip arrangements. The AUTHORITY shall use its best efforts to keep nonpublic information furnished by the AIRLINE confidential and shall first receive AIRLINE's written permission to reveal such information.

                                   ARTICLE IV
                               ALLOCATION OF SPACE

SECTION 401. GENERAL

     The AUTHORITY intends to maximize the utilization and flexibility of current AIRPORT facilities to meet changing air service demands.

SECTION 402. ASSIGNED FACILITIES

     (A) The AUTHORITY hereby leases to AIRLINE, subject to the provisions of
Article III, the Leased Premises as delineated and shown on Exhibits B & C. AIRLINE will have priority in using its Preferential Use Premises in accordance with the provisions of this Agreement

     (B) In the event that space changes are made consistent with the provisions of this Agreement, then revised Exhibits may be substituted for those herein without the necessity for amendment of this Agreement. In addition, the Preferential Use Premises may be modified from lime to time by mutual agreement of the AUTHORITY and AIRLINE.

SECTION 403. RELOCATION OF PREFERENTIAL USE PREMISES

     In order to optimize passenger flow at the AIRPORT and maximize the functionality of the Terminal Building and operations therein, the AUTHORITY reserves the right to reassign AIRLINE's Preferential Use Premises. Should any such reassignment occur, AIRLINE shall be assigned new space comparable in size, quality, finish, and location. Under no condition shall AIRLINE's costs increase as a result of any such relocation unless AIRLINE requests additional space and/or space replacement of a classification at higher rental rates concurrent with such reassignment and AIRLINE shall be reimbursed for its costs incurred as part of the relocation together with the unamortized cost of its improvements which cannot be relocated.

SECTION 404. ACCOMMODATION THROUGH AUTHORITY-CONTROLLED FACILITIES

     The AUTHORITY may retain under its exclusive control and possession certain AUTHORITY-Controlled Facilities. Initially, the facilities described and shown on Exhibit D shall be the AUTHORITY-Controlled Facilities. It is the intent of the AUTHORITY to use, at its discretion, any AUTHORITY-Controlled Facilities to accommodate (a) the needs of Signatory Airlines and Non-Signatory Airlines and
(b) airlines not requiring permanent facilities or airlines requiring temporary accommodation pending allocation of permanent facilities. AIRLINE may request and the AUTHORITY tray grant to AIRLINE the right to use, in common with other airlines, designated AUTHORITY-Controlled Facilities subject to the AIRLINE's payment of any applicable fees.

SECTION 405. ACCOMMODATION ON PREFERENTIAL USE PREMISES

     The AUTHORITY may grant other Airlines ("Requesting Airline(s)") the right of use in common of all or a designated portion of AIRLINE'S Preferential Use Premises and rights of ingress and egress subject to and in accordance with the terms and conditions of this Agreement.

     (A) The right to use AIRLINE's Passenger Holdrooms and Assigned Apron, and the right to use loading bridges and other appurtenant equipment and associated support space which are reasonably necessary for the effective use of such premises, shall be scheduled so as not to interfere with AIRLINE's scheduled deplaning, enplaning, and servicing activities or those of any Affiliate Airline or any other Airline that AIRLINE services under any then existing handling agreement. In scheduling other Airlines, the AUTHORITY shall provide for departure not less than one-half hour before AIRLINE's next scheduled arrival and for arrival not sooner than one-half hour after AIRLINE's scheduled departure. Provided that there is an extended period between aircraft arrival and departure, the Passenger Holdroom and Assigned Apron shall be available for other Airlines' use during such inactive period. AIRLINE shall have priority over other users with respect to overnight parking on its Assigned Apron, provided that AIRLINE may be required to remove its parked aircraft from the gate to accommodate use by others in accordance with the provisions of this
Article IV.

     (B) With respect to AIRLINE's remaining Preferential Use Premises, AIRLINE shall accommodate other Airlines during extended periods of non-use as requested by the AUTHORITY in a reasonable manner.

     (C) In no event shall AIRLINE be required to permit others to use systems proprietary to AIRLINE.

     (D) Upon the request of AIRLINE, and provided that such request does not delay any short-term accommodation, Requesting Airline shall be required to enter into a written agreement with AIRLINE providing AIRLINE with indemnification and proof of insurance to AIRLINE and AUTHORITY with terms no more stringent than those required under Article Xl hereof. In any event, AUTHORITY shall require that the Requesting Airline sign an agreement to indemnify the AUTHORITY and AIRLINE in connection with Requesting Airline's use of AIRLINE's Preferential Use Premises.

SECTION 406. SHORT-TERM ACCOMMODATION

     If a Requesting Airline is in aced of space or facilities at the AIRPORT on an immediate or incidental basis and such need cannot be reasonably met by use of AUTHORITY-Controlled Facilities, or at facilities riot leased to Signatory Airlines, AUTHORITY tray grant such Airline the right of use in common of a designated portion of AIRLINE's Preferential Use Premises and the rights of ingress and egress when such premises are not in use by AIRLINE for its scheduled charters or irregular operations, including those of Airlines handled by AIRLINE, in accordance with the provisions stated herein. AUTHORITY agrees to provide notice to the AIRLINE of any proposed use of its Preferential Use Premises by another Airline in advance as reasonably practicable under the circumstances. Such accommodated Airline shall be responsible for its pro rata share of Rentals, Fees, and Charges applicable to the Preferential Use Premises used, (pro rata in accordance with the hours used as compared to the total operating hours - which shall be 18 hours unless actual usage including RON is greater), applicable operation and maintenance expenses, reasonable charges for the use of property and equipment owned or leased by AIRLINE and used by such Airline plus an administrative fee not to exceed fifteen percent (15%).

SECTION 407.  LONG-TERM ACCOMMODATION OF OTHER AIRLINES

     (A) If a Requesting Airline, including any Airline seeking to expand its scheduled service or an Airline seeking to begin scheduled service at the AIRPORT, is in need of space or facilities at the Airport for an extended period, to the extent and for so long as such need cannot reasonably be met by use of facilities not leased to Signatory Airlines, the AUTHORITY on behalf of the Requesting Airline shall make a written request of all Signatory Airlines leasing Preferential Use Premises at the AIRPORT for accommodation. The request shall be made to the person designated to receive notices under this Agreement with a copy to the local station managers. Such Signatory Airlines shall make reasonable efforts to accommodate such request and provide a written response to the Requesting Airline and AUTHORITY within 10 days.

     (B) If no Signatory Airline volunteers to accommodate the Requesting Airline's operational needs or requirements for facilities at reasonable costs or on other reasonable terms, the AUTHORITY may, upon 30 days written notification to AIRLINE sent by certified mail, 'rant the Requesting Airline the right of use in common of a designated portion of AIRLINE's Preferential Use Premises subject to the conditions contained herein. In making such determination, the AUTHORITY will be guided by all pertinent factors, including AIRLINE's present use and planned use for such premises in the 180 days immediately after the request, the compatibility of such Requesting Airline's proposed operations and work force including ground-handling operations with AIRLINE's own operations and work force, and the security of AIRLINE's and the Requesting Airline's operations. The AUTHORITY may request that planned uses and requirements be documented and submitted in writing to the AUTHORITY, but the AUTHORITY shall treat such planned uses and requirements as confidential, proprietary information.

     (C) Prior to the implementation of such accommodation:

     (i) Requesting Airline shall pay AIRLINE fur its pro rata share of Rentals, Fees, and Charges applicable to the Preferential Use Premises used, (pro rata in accordance with the hours used as comparable to the total operating hours - which shall be 18 hours unless actual usage including RON is greater), applicable operation and maintenance expenses, and reasonable charges for the use of property and equipment owned or leased by AIRLINE used by Requesting Airline plus an administrative fee not to exceed fifteen percent (l5%).

     (ii) Prior to implementing a long-term accommodation, AIRLINE may require a reasonable security deposit from the Requesting Airline not to exceed 3 months estimated payments due AIRLINE under terms and conditions similar to those set forth in Section 605. In the event of Requesting Airline's failure to make payment when due, AIRLINE shall have the right to use such security deposit to pay any amount owed to AIRLINE by the Requesting Airline then due and payable and/or to apply the proceeds thereof to any cost or expense or damages incurred by AIRLINE as a result of Requesting Airline's failure to pay. In the event that any such security deposit or portion thereof is utilized, as aforesaid. Requesting Airline shall be required to replenish or provide a renewal or replacement security deposit within 10 days of being notified to do so by the AIRLINE. At such time as a Requesting Airline has operated at the AIRPORT for at least 12 consecutive months and during such period has made timely payment to the AUTHORITY of all Rentals. Fees, and Charges and to the AIRLINE of payments owed applicable to its use of AIRLINE's Preferential Use Premises, AIRLINE shall release the Requesting Airline of this security deposit requirement, refunding any funds or other forms of security held by AIRLINE, except that if in the reasonable judgment of AIRLINE the accommodated airline retains some risk of non-payment after the expiration of the 12 month period, AIRLINE may continue to retain security deposit At any time during an accommodation, should the Requesting Airline not continue to satisfy the terms of this Section, AIRLINE may demand a security deposit from Requesting Airline as described herein. In such event, Request Airline shall satisfy such demand within 10 days of notice thereof. In the event Requesting Airline fails to provide a security deposit, such deposit is insufficient to cover amount due AIRLINE, or Requesting Airline is in default to AIRLINE on more than one occasion, AIRLINE may institute termination procedures in the following manner: (a) AIRLINE shall provide written evidence of the circumstances to the AUTHORITY and (b) may terminate the Requesting Airline's use of such premises, including AIRLINE-owned equipment upon 15 days notice to Requesting Airline.

     (iii) Requesting Airline shall make improvements and alterations necessitatcd by the accommodation, the scope of which shall be approved by AIRLINE and AUTHORITY.

     (iv) Upon the termination of such use in common with AIRLINE, Requesting Airline shall be responsible for returning all facilities to the condition received, except normal wear and tear, unless AIRLINE and AUTHORITY release Requesting Airline from this requirement.

     (v) AIRLINE shall have the first right to ground-handle Requesting Airline if the Requesting Airline does not intend to self-handle or be handled by Requesting Airline's then existing contracted handler at the AIRPORT, provided that the handling of Requesting Airline does not interfere with AIRLINE's operation, including labor work rules, or notably increase risk to AIRLINE by increasing ramp congestion in or around AIRLINE's Assigned Apron.

SECTION 408. CONSOLIDATION OF OPERATION

     (A) In the event the AUTHORITY has a need for additional facilities for a Requesting Airline and the AUTHORITY believes that AIRLINE is under-utilizing its Preferential Use Premises and is able to consolidate its operation without sacrificing its operational integrity or that of its Affiliated Airline(s) or those Airlines under contract with AIRLINE for ground-handling services and being handled in the same facilities, the AUTHORITY may, upon 30 days prior written notice to AIRLINE, require AIRLINE to consolidate its operations onto its remaining Preferential Use Premises. In the event that the Requesting Airline is willing to become a Signatory Airline, AUTHORITY may terminate this Agreement with respect to and delete from AIRLINE's Preferential Use Premises such Passenger Holdrooms, associated Assigned Apron and support space as specified by the AUTHORITY. In the event that the Requesting Airline is not willing to become a Signatory Airline, Requesting Airline shall be required to sublease front AIRLINE such specified Passenger Holdrooms and associated Assigned Aprons and associated support space provided by AIRLINE for Requesting Airline's use. If subsequent to such sublease, AIRLINE desires to resume use or shared use of such space, AIRLINE shall provide documentation to AUTHORITY to support such need including; future plans for service. Upon AIRLINE's submission of such documentation, AUTHORITY shall provide at least 60 days prior written notice to the Requesting Airline and make provisions for AIRLINE's preferential use of such premises.

     (B) For purposes of Section 408(A), under-utilization shall be determined by the AUTHORITY in its discretion but taking into account AIRLINE's space requirements to accommodate normal operating procedures of AIRLINE and planned use by the AIRLINE for such premises in the next 180 days and normal seasonal variations.

     (C) AIRLINE may request the AUTHORITY to reconsider its determination of under-utilization within 15 business days of receipt of AUTHORITY's written notice to consolidate. In such event, AIRLINE shall provide such documentation to show future plans for service and other information requested by the AUTHORITY. The AUTHORITY shall make the determination, which it believes best meets its overall goals for the AIRPORT.

     (D) If AUTHORITY elects to proceed with the consolidation of space after such reconsideration, AUTHORITY shall give AIRLINE not less than 30 days notice to vacate the space in question.

     (E) When granted use of space under the provisions of this Section 408, the Requesting Airline shall have the right in all cases to ground-handle their own operations or to be handled by the operators of their choice.

     (F) In the event there is no Event of Default with respect to AIRLINE, AUTHORITY shall pay the cost to relocate AIRLINE's equipment, furniture, and signage plus the unamortized cost of AIRLINE's improvements that cannot be relocated.

SECTION 409. RELINQUISHMENT OF ABANDONED SPACE

     In the event that the AUTHORITY determines that AIRLINE has abandoned or constructively abandoned all or a portion of its Preferential Use Premises, the AUTHORITY may, but is not obligated to, upon 30 days' written notice to AIRLINE, terminate this Agreement with respect to, and delete from AIRLINE's Preferential Use Premises hereunder, such Passenger hold rooms, Assigned Aprons and associated support space. For purposes of this Section, abandoned or constructively abandoned shall be determined by the AUTHORITY in its sole discretion but taking into account planned use by the AIRLINE for such premises in the next 180 days and normal seasonal variations. Non use for a period of more than 30 days shall defacto constitute abandonment. AIRLINE may request the AUTHORITY to reconsider its determination of abandonment. In such event, AIRLINE shall provide such documentation to show future plans for service and other information requested by the AUTHORITY. The AUTHORITY shall make the determination that it believes best meets its overall goals for the AIRPORT.

                                    ARTICLE V
                           RENTALS, FEES, AND CHARGES

SECTION 501. CALCULATION OF RENTALS, FEES, AND CHARGES

     (A) On or before sixty (60) days prior to the end of any Rate Period during the term of this Agreement, the AUTHORITY shall establish and notify AIRLINE: and other Signatory Airlines of the Signatory Airlines' Terminal Building Rental fates, including the schedule of Differential Terminal Building- Rental Rates as called for in Section 502(F) hereof; the Landing Fee Rate, the Apron Fee Rates, the LEO Requirement, and other Rentals, Fees, and Charges to be in effect for the immediately following Rate Period. Said rates arid charges shall be calculated and set forth in a document prepared by the AUTHORITY. Said document shall also include a schedule of new Capital Projects to be included in rates and charges calculations or initiated during the Rate Period which are nut otherwise covered or excepted by the provisions of Article X. Said schedule shall include a description, cost estimate and the proposed source of funding for each Capital Project. The AUTHORITY's notice to AIRLINE and the other Signatory Airlines shall include notice of the time and place of a meeting, to be held not earlier than 15 days following the AUTHORITY's notification, to discuss and answer questions of AIRLINE and other Signatory Airlines concerning said Rentals. Fees, and Charges and the above referenced Capital Projects.

     (B) For each Rate Period covered by this Agreement, the estimated Authority Requirement shall be calculated, charged, and allocated to the Authority's Direct and Indirect Cost Centers by the AUTHORITY in accordance with the AUTHORITY's cost accounting and cost allocation system. The net amount of the Authority Requirement allocated to each Indirect Cost Center shall be reallocated to benefiting Direct Cost Centers based on each benefiting Direct Cost Center's proportionate share of the estimated direct Operating Expenses for all benefiting Direct Cost Centers

     (C) Prior to the reallocation of the Indirect Cost Centers to Direct Cost Centers, the Authority shall reallocate from the Terminal Building Cost Center to the Administration Cost Center that portion of tire direct Authority Requirement allocable to the Administrative space within the Terminal Building. The amount to be allocated shall be calculated by multiplying the direct Authority Requirement initially allocated to the Terminal Building Cost Center by the percentage the square footage of Administrative Space is to the total square footage of Rentable Space, plus Administrative Space.

SECTION 502. CALCULATION OF TERMINAL BUILDING RENTAL RATES

     The AUTHORITY shall calculate the average Terminal Building Rental Rate for each Rate Period as follows:

     (A) The Terminal Building Requirement shall be calculated as the sum of the Authority Requirement calculated, charged, allocated, and reallocated to the Terminal Building Cost Center by the AUTHORITY in accordance with Section 501(B) plus the allocated share of the net Authority Requirement from Indirect Cost Centers.

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     (B) The Terminal Building Requirement shall be reduced by the sum of the following estimated amounts to the extent allocated to the Terminal Building Cost Center to determine the Net Terminal Building Requirement:

     (i) Reimbursements

     (ii) Applied PFCs; and

     (iii) Transferred Coverage.

     (C) The average Terminal Building Rental Rate shall be calculated by dividing the Nut Terminal Building Requirement by the total Rentable Space in the Terminal Building.

     (D) The Signatory Airline Net Terminal Building Requirement shall be calculated by multiplying the average Terminal Building Rental Rate determined in 502(C) above by the Signatory Airline Terminal Building Leased Premises, adding to said amount the deficit, if any, in the Signatory Airline's Rentals, Fees, and Charges related to the Terminal Building Cost Center from the preceding Rate Period and then reducing the amount so determined by (i) the surplus, if any, in the Signatory Airline Rentals, Fees and Charges related to the Terminal Building Cost Center from the preceding Rate Period and (ii) revenue from Non-Signatory Airline allocable to Common Use Premises.

     (E) The average Signatory Airlines Terminal Building Rental Rate shall be calculated by dividing the Signatory Airline Net Terminal Building Requirement by the Signatory Airline Terminal Building Leased Premises.

     (F) Based on the average Signatory Airline Terminal Building Rental Rate calculated in Section 502(E) above, the classifications and weighting factors for Airline Rentable Space set forth in Exhibit E and the schedule of Signatory Airline Leased Premises established in Exhibit B. the AUTHORITY shall calculate a schedule of Differential Terminal Building Rental Rates for said Rate Period in accordance with the methodology established in Exhibit E.

SECTION 503. CALCULATION OF LANDING FEE RATE

     The AUTHORITY shall calculate the Signatory Airline landing Fee Rate for each Rate Period as follows:

     (A) The Airfield Area Requirement shall be calculated as the sum of the Authority Requirement calculated, charged, and allocated to the Airfield Area Cost Center by the Authority in accordance with Section 501 (B) above, plus:

     (i) The estimated deficit, if any, in the Airfield Area Cost Center from the preceding Rate Period; and

     (ii) The allocated share of the net Authority Requirement from Indirect Cost Centers.

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

     (B) The Airfield Area Requirement shall be reduced by the sum of the following estimated amounts to the extent allocated to the Airfield Area Cost Center to determine the Net Airfield Area Requirement-

     (i) Non-Signatory Airline landing fees exclusive of Signatory Cargo Carriers Landing Fees;

     (ii) Other Airfield Area Cost Center Non-Airline Revenue;

     (iii) LEO Fees;

     (iv) Investment Income on the principal and interest account of any debt service fund allocated to the Airfield Area Cost Center;

     (v) Applied PFCs;

     (vi) Transferred Coverage; and

     (vii) The estimated surplus, if any, in the Airfield Area Cost Center from the previous Rate Period.

     (C) The Signatory Airline Landing Fee Rate shall be that amount determined by dividing the Net Airfield Area Requirement as determined in Section 503(B) above by the estimated Maximum Certificated Gross Landed Weight of all Revenue Aircraft Arrivals by Signatory Airlines and the Signatory Cargo Carriers for said Rate Period.

SECTION 504. CALCULATION OF APRON FEE RATES

     The AUTHORITY shall calculate the Apron Fee Rates for each Rate Period as follows:

     (A) The Apron Requirement shall be calculated as the sum of the Authority Requirement calculated, charged, and allocated, to the Apron Cost Center by the AUTHORITY in accordance with Section 501 (B) above; plus

     (i) The estimated deficit, if any, in the Apron Cost Center from the previous Rate Period; and

     (ii) The allocated share of the net Authority Requirement from Indirect Cost Centers.

     (B) The Apron Requirement shall be reduced by the sum of the following estimated amounts to the extent allocated to the Apron Cost Center to determine the Net Apron Requirement:

     (i) Non-Signatory Airline Apron Fees;

     (ii) Other Apron Non-Airline Revenue;

     (iii) Applied PFCs;

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

     (iv) Investment income on the principal and interest account of any debt service fund allocated to the Apron Cost Center:

     (v) Transferred Coverage; and

     (vi) The estimated surplus, if any, in the Apron Cost Center from the previous Rate Period.

     (C) Apron Fee Rates shall then be calculated as follows:

     (i) Fifty percent (50%) of the Net Apron Requirement shall be divided by the total square footage of all Signatory Airline Assigned Apron space, as shown on Exhibit C, to determine the "Apron Square Footage Rate"; and

     (ii) Fifty percent (50%) of the Net Apron Requirement shall be divided by the total of all Signatory Airline Revenue Landed Weight reported during the previous twelve-month period to determine the "Apron Landed Weight Rate".

SECTION 505. CALCULATION OF LEO REQUIREMENT

     The AUTHORITY shall calculate the LEO Requirement as follows:

     (A) The AUTHORITY shall calculate the total personnel cost and other Operating Expenses, both direct :and indirectly, for the Rate Period chargeable or allocable to the operation, management, and administration of the AUTHORITY's Public Safety Officer Division. The amount so determined hereinafter being referred to as the "Public Safety Officer Cost" for said Rate Period.

     (B) The AUTHORITY shall then estimate the percentage of Public Safety Officer Cost for that Rate Period applicable to Public Safely Officers deployed in providing LEO Support to the Airlines under F.A.R. Part 108, "LEO support percentage."

     (C) The AUTHORITY shall then determine the LEO Requirement for said Rate Period which shall be the product of the Public Safety Officer Cost determined in Section 505(A) and the LEO Support Percentage determined in Section 505(B).

SECTION 506. TERMINAL BUILDING RENTALS

     In accordance with Section 601 of this Agreement, AIRLINE shall pay to the AUTHORITY annual rentals for its Leased Premises for each Rate Period as follows:

     (A) For its Leased Premises shown on Exhibit B, AIRLINE shall pay the amount which is the product of the square footage of said Leased Premises and the applicable Differential Terminal Building Rental Rates for said Rate Period determined in accordance with Section 502, hereof, and Exhibit E.

     (B) For its use of the Shared Use Premises shown on Exhibit B, AIRLINE shall pay the amount determined by applying the applicable Shared Use Charges Formula to the Terminal Building Rental for said Shared Use Premises (the product of the applicable Differential Terminal Building Rental Rate for said Rate Period and the square footage of said Shared Use Premises).

     (C) For its use of the Common Use Premises shown on Exhibit B, AIRLINE shall pay the amount determined by applying the Common Use Charges Formula to the Terminal Building Rental for said Common Use Premises (the product of the applicable Differential Terminal Building Rental Rate for said Rate Period and the square footage of said Common Use premises).

SECTION 507. LANDING FEES

     In accordance with Section 601 of this Agreement, AIRLINE shall pay to the AUTHORITY a Landing Fee for each Revenue Aircraft Arrival by an aircraft operated by AIRLINE at the AIRPORT, which shall be an amount equal to the product of the Maximum Certificated Gross Landed Weight of the aircraft making said Revenue Aircraft Arrival and the Landing Fee Rate.

SECTION 508. APRON FEE

     In accordance with Section 601 of this Agreement, AIRLINE shall pay to the AUTHORITY an Apron Fee which shall be the sum of the following amounts:

     (i) The amount determined by multiplying the applicable Apron Square Footage Rate, as calculated in Section 504(C), by the square footage in AIRLINE's Assigned Apron as shown on Exhibit C;

     (ii) The amount determined by multiplying the Apron Landed Weight Rate, by AIRLINE's Revenue Landed Weight using the most recently reported six month period fir landed weights, to be effective January 1 and July 1 of each rate period; and

     (iii) The AUTHORITY shall estimate Revenue Landed Weight for AIRLINE if AIRLINE commences or ceases service at the AIRPORT during any Rate Period.

SECTION 509. LEO FEE

     AIRLINE shall pay the AUTHORITY a LEO Fee each Rate Period which shall be the amount determined by multiplying the LEO Requirement for said Rate Period by the applicable AIRLINE's Variable Charges Percentage in effect for the Rate Period.

SECTION 510. TAXES, ASSESSMENTS, LICENSES, AND PERMIT FEES

     (A) AIRLINE shall pay for the cost of all taxes, including any possessory interest tax, payment in lieu of taxes, assessments, and charges of a like nature, if any, which at any tithe during the term of this Agreement may be levied or become a lien by virtue of any levy, assessment, or charge by the federal government, the State of Ohio, the County of Franklin, the City of Columbus, any other municipal corporation, or other local government entity having jurisdiction over the AIRPORT, any government successor to AUTHORITY to the foregoing, or any other tax or assessment levying bodies, in whole or in part, upon or in respect to any of AIRLINE's Leased Premises under this Agreement or any other space or facilities of the AIRPORT as assigned or otherwise are made available for use by AIRLINE hereunder, or upon or in respect to any personal property belonging to AIRLINE situated on the Leased Premises or elsewhere under this Agreement. AUTHORITY shall pay and charge back as a Supplemental Charge any and all applicable taxes or special assessments which may he levied upon AIRLINE's Leased Premises. AUTHORITY shall pay and include as an Operating Expense herein any and all applicable taxes or special assessments which may be levied upon the non-leased areas of the Terminal Building, Apron, or the Airfield Operations Area.

     (B) The AIRLINE shall also pay any fees associated with any and all licenses, permits, certificates and other authorizations required by any governmental authority in connection with the operations or activities performed by AIRLINE hereunder.

     (C) The AIRLINE may, at its own expense, contest the amount or validity of any tax or assessment, or the inclusion of the Leased Premises under this Agreement as taxable or assessable property, directly against the taxing or assessing authority.

     (D) Upon the termination or expiration of this Agreement, all lawful taxes then levied or a lien upon any such property or taxable interest therein, including the Preferential Use Premises, shall be paid in full by AIRLINE forthwith, or as soon as a statement thereof has been issued by the tax collector if termination occurs during the interval between attachment of the lien and issuance of a statement.

SECTION 511. ELECTRIC SERVICE

     AIRLINE shall pay to the AUTHORITY, for AIRLINE's use and occupancy of Leased Premises under this Agreement, a charge for electrical current furnished by the AUTHORITY to each such area, said charge to be computed as follows:

     (A) In metered areas at a rate equal to AIRLINE's usage multiplied by the rate the AUTHORITY pays for such electric services.

     (B) In unmetered areas at a rate per square foot of occupied Preferential Use Premises determined by averaging the total electric service charges for all square footage in the unmetered areas of the Terminal Building, or in proportion to the amount used as established by an electrical consultant appointed by the AUTHORITY.

     (C) In Common Use Premises, electrical service charges shall be added to the operation and maintenance expenses allocated to those premises.

     (D) In Shared Use Premises, the electrical service charges shall be shared by the users of such premises based on the Shared Use Charges Formula.

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

SECTION 512. SUPPLEMENTAL CHARGES

     AIRLINE shall pay to the AUTHORITY, for each Rate Period hereof, any applicable Supplemental Charges including, but not limited to: charges for use of AUTHORITY-owned passenger loading bridges, AUTHORITY-funded Tenant Improvements, security badging, employee parking, aircraft parking fees, Federal Inspection Services (FIS) facility fees and other AUTHORITY-provided facilities and services as may be determined by the AUTHORITY.

SECTION 513. GENERAL AIRLINE CREDIT

     (A) For each Rate Period under this Agreement, the AUTHORITY shall credit against charges otherwise due from AIRLINE and the outer Signatory Airlines a "General Airline Credit", as specified in Section 513(B) hereof.

     (B) The General Airline Credit to be applied for each Rate Period of the term of this Agreement is $5,300,000.

     (C) AIRLINE's share of the General Airline Credit shall be calculated as follows:

     (i) One-half of the General Airline Credit shall be allocated among Signatory Airlines based on each Signatory Airline's percentage of the Originating Enplaned Passengers for all the Signatory Airlines for the most recently reported 6-month period; and

     (ii) One-half of the General Airline Credit shall be allocated among Signatory Airlines ratably according to each Signatory Airline's percentage of the total Rentals, Fees, and Charges for all Signatory Airlines for the most recently reported six-month period; and

     (iii) The allocation of AIRLINE's and each Signatory Airline's share of the General Airline Credit shall be calculated for each six-month period to be effective January I and July I of each Rate Period. Said allocation shall also be recalculated and adjusted by the AUTHORITY for the commencement or cessation of service by a Signatory Airline during any six-month period.

     (D) Credit for AIRLINE's share of each Rate Period's General Airline Credit shall be made in equal monthly installments by applying said amount as a credit against AIRLINE's monthly invoices for Rentals, Fees, and Charges hereunder. Unless AIRLINE specifically directs the AUTHORITY, in writing, to allocate said credit under a different method, the General Airline Credit shall be applied pro rata against AIRLINE's estimated charges for Terminal Building Rentals, Landing Fees, and Apron Fees. AIRLINE may make any changes in its allocation direction effective only at the beginning of a new Rate Period. At the time the annual budget is prepared, AUTHORITY shall solicit in writing AIRLINE's preferred allocation of the General Airline Credit for the subsequent Rate Period.

     (E) Notwithstanding the foregoing, the General Airline Credit shall only apply as a credit against amounts owed to the AUTHORITY and AIRLINE shall not be entitled to its share of any General Airline Credit for any month in which it is in default in its payment of any Rentals, Fees, Charges, PFCs, or any other amounts owed hereunder to the AUTHORITY. In the event of a Signatory Airline's Event of Default with respect to such nonpayment, which has not been cured or otherwise remedied to the satisfaction of the AUTHORITY, the amount of the General Airline Credit that would have been credited to the defaulting Signatory Airline shall be first applied to satisfying payment of any such unpaid amounts plus any costs and expenses of the AUTHORITY relating to such default. The remaining amount of the General Airline Credit that would otherwise be credited to said defaulting Signatory Airline shall be apportioned among the remaining Signatory Airlines based on their then pro rata share of the remaining amount of the General Airline Credit calculated in accordance with Section 513(C) above,

     (F) The General Airline Credit provided for herein has been formulated and will be applied by the AUTHORITY solely for the purpose of mitigating the impact of transitioning from the rates and charges as calculated under the former AIRPORT operating agreements and terminal building leases to the Rentals, Fees, and Charges as calculated under this Agreement.

     (G) The General Airline Credit shall expire at the expiration of the term of this Agreement and the AUTHORITY shall have no obligation to carry forward or re-institute this credit in any successor agreement to this Agreement or in any subsequent Airline rates and charges established by the AUTHORITY.

SECTION 514. PFCS TO BE HELD IN TRUST FOR THE AUTHORITY

     (A) AIRLINE acknowledges that AUTHORITY shall have the right to assess airline passengers a passenger facility charge for the use of the AIRPORT in accordance with 49 U.S.C. Section 40117 and the rules and regulations thereunder (14 C.F.R. Part 158, herein the PFC Regulations) and as otherwise hereinafter authorized or permitted, AIRLINE shall collect on behalf of and remit to AUTHORITY any such charges in accordance with the requirements of the PFC Regulations, including but not limited to holding any charges collected by the AIRLINE, pending remittance to AUTHORITY, in trust for the benefit of AUTHORITY. AUTHORITY shall have the right to use all such passenger facility charges collected in any lawful manner.

     (B) AIRLINE and AUTHORITY shall be bound by and shall observe all of the provisions of the PFC Regulations as they apply to either or both parties.

     (C) If AIRLINE fails to remit PFC revenue to the AUTHORITY within the time limits established by the PFC Regulations and within 10 calendar days after receipt of a written notice of non-payment from AUTHORITY, AIRLINE shall be deemed to be in default pursuant to Section 1301. Any late payment of PFC's shall be subject to interest computed in accordance with Section 601(C).

SECTION 515. ADJUSTMENT OF CERTAIN FEES DURING THE RATE PERIOD

     If during a Rate Period, the AUTHORITY's projections, based upon its most recently available information with regard to the Authority Requirement incurred and Non-Airline Revenues actually realized during such Rate Period for the Airfield Area Cost Center and Apron Cost Center, and with regard to the Authority Requirement incurred for the Terminal Building Cost Center, together with the most recently available information with respect to actual or projected Signatory Airline and Signatory Cargo Landing activity and Signatory Airline Assigned Apron and Terminal Building Leased Premises, indicates that payment of Landing Fees, Terminal Building Rentals, or Apron Fees by AIRLINE and the other Signatory Airlines at the then-existing rates would result in an underpayment or overpayment by the Signatory Airlines of ten percent (10%) or more of the amount required hereunder during such Rate Period, the AUTHORITY may adjust the remaining monthly Signatory Landing Fee Rate, Terminal Building Rental Rate, or Apron Fee Rates for such Rate Period to conform to its current projections. Such adjustments may not be made more than 2 times per Rate Period. The AUTHORITY shall notify AIRLINE of its intent to adjust said fees and charges and the effective date of such proposed adjustment (which shall be no earlier than 45 days after the giving of such notice) and provide the financial justification therefor. If the Signatory Airlines shall request, the AUTHORITY shall meet with the Signatory Airlines within said 45 day period to further explain said adjustment.

                                   ARTICLE VI
                     PAYMENT OF RENTALS, FEES, AND CHARGES

SECTION 601. MANNER OF PAYMENT

     (A) AIRLINE agrees to pay all sums due under this Agreement in lawful money of the United States of America, without notice or demand, without deduction or setoff, by check, made payable to the Columbus Municipal Airport Authority, which check shall be delivered postage or other charges prepaid to:

BY U.S. MAIL:                   Columbus Municipal Airport Authority
                                P.O. Box: 360476
                                Columbus, Ohio 43236-0476
                                Attention: Accounts Receivable

BY EXPRESS MAIL:                Columbus Municipal Airport Authority
                                4600 International Gateway
                                Columbus, Ohio 43219
                                Attention: Accounts Receivable

BY WIRE TRANSFER:               Columbus Municipal Airport Authority
                                To routing number as provided by the AUTHORITY

                                With confirmation sent by facsimile to
                                Attention: Accounts Receivable
                                (614) 239-4066
                                or other notification process approved by the Authority

     AIRLINE may pay at such other place or by such other method as may hereafter be designated by the AUTHORITY.

     (B) Amounts due shall be payable as follows:

     (i) Terminal Building Rentals for Preferential Use Premises within the Terminal Building together with all fixed annual sums due as certain Supplemental Charges shall be paid in 12 equal monthly installments, in advance, not later than the first day of the month for which they are due.

     (ii) Terminal Building Rentals for Common Use Promises shall be paid in 12 equal monthly installments, in advance, not later than the first day of the month for which they are due. AIRLINE's monthly installments for Terminal Building Rentals for Common Use Premises shall be that amount determined by multiplying one-twelfth of the applicable annual Terminal Building Rental for the Common Use Premises in question by the applicable Common Use Charges Formula, as defined and further described in Section 506(C) hereof.

     (iii) Terminal Building Rentals for Shared Use Premises shall be paid in 12 equal monthly installments, in advance, not later than the first day of the month for which they are due. AIRLINE's monthly installments for Terminal Building

     Rentals for Shared Use Premises shall be that amount determined by multiplying one-twelfth of the applicable annual Terminal Building Rental for the Shared Use Premises in question by the applicable Shared Use Charges Formula, as defined and further described in Section 506(B) hereof.

     (iv) Apron Fees shall be paid in monthly installments, in advance, not later than the first day of the month for which they are due. AIRLINE's monthly installments for Apron Fees for each six-month period beginning January I and July I of each Rate Period shall be one-sixth of AIRLINE's Apron Fee for the period calculated in accordance with the formula in
     Section 508 hereof.

     (v) Landing Fees shall be paid monthly, in arrears, by the tenth day of the month for the preceding month's Revenue Aircraft Arrivals.

     (vi) Landing Fees for all aircraft landings at the AIRPORT ground-handled by AIRLINE (except those of a Signatory Airline) which AIRLINE has agreed to report and collect or has collected, shall be paid monthly, in arrears, by the tenth day of the month for the preceding month's aircraft ground-handled by AIRLINE.

     (vii) The LEO Fees shall be paid monthly, in advance, not later than the first day of the month for which they are due. AIRLINE's monthly LEO Fee shall be that amount determined by multiplying one-twelfth of the LEO Requirement for that Rate Period by AIRLINE's applicable Variable Charges Percentage.

     (viii) Utility, tax and service charges, and any other charges, payments, reimbursements, and fees due under this Agreement and accruing in any month, including activity related Supplemental Charges, shall be paid by AIRLINE no later than 10 business days following invoicing by the AUTHORITY.

     (ix) PFCs shall be paid monthly to the AUTHORITY in accordance with the remittance requirements of the PFC Regulations as amended or supplemented from time to time.

     (C) If AIRLINE shall fail to make payment of any AIRLINE Rental, Fees, Charges, PFC, Supplemental Charge, or any other payment due the AUTHORITY by the due date thereof, AIRLINE shall pay to the AUTHORITY, in addition to all other remedies available to the AUTHORITY and all other payments to be made by AIRLINE to the AUTHORITY, a late charge equal to one and one half percent (1 1/2%) per month on the overdue amount, and the reasonable costs and attorney's fees incurred by the AUTHORITY in attempting to obtain payment, if any.

     (D) The AUTHORITY shall have the right to set-off any past due amount(s) owed the AUTHORITY by AIRLINE by applying all or a portion of AIRLINE's current payments to such past due amount(s). Past due amounts may include sums due under prior agreements, this Agreement, or for usage of the AIRPORT as a Non-Signatory Airline. In the event the AUTHORITY exercises its right of set-off, as aforesaid, it shall notify AIRLINE of the set-off, including the amount thereof. AIRLINE shall then promptly make payment to the AUTHORITY of such sum as needed to satisfy current amounts due. Notwithstanding the foregoing, AIRLINE shall not abate, suspend, postpone, set-off, or discontinue any payments of Rentals, Fees, Charges, Supplemental Charges, or other payments payable to the AUTHORITY hereunder.

SECTION 602. AIRLINE FINANCIAL REPORTS

     (A) AIRLINE shall complete and file with the AUTHORITY no later than the 10th day of each month, on forms acceptable to the AUTHORITY, reports summarizing statistics and information for AIRLINE's prior month operations at the AIRPORT necessary for the computation of Rentals, Fees and Charges and Supplemental Charges established under this Agreement, and such other statistical and financial data as is necessary for the computation and administration of AIRLINE's financial obligations under this Agreement, including but not limited to the following data:

     (i) A report of AIRLINE's operations at the AIRPORT, (separated by company if any Affiliated Airlines are operating at the AIRPORT under this Agreement) including aircraft arrivals, aircraft departures, AUTHORITY-Controlled Passenger Holdrooms, Maximum Certificated Gross Landed Weight of said aircraft arrivals, and Revenue Aircraft Arrivals, by aircraft type;

     (ii) AIRLINE's Originating Enplaned Passengers and Deplaned Passengers, separately identified, with deplanements segregated by terminating, and on-line and off-line transferring passengers;

     (iii) The amount (in pounds) of cargo, freight, mail, and express mail handled by AIRLINE for the month; and

     (iv) Statistics required by subparagraphs (i) through (iii) above, for each Airline ground-handled by AIRLINE for which AIRLINE has agreed to make such reports and which do not otherwise have an agreement with the AUTHORITY governing the reporting of said statistics to the AUTHORITY or does not have written authorization from the AUTHORITY to separately report said statistics.

     (B) Not later than 120 days prior to the end of each Rate Period, AIRLINE shall make its best effort to furnish the AUTHORITY with an estimate of:

     (i) The total Revenue Aircraft Arrivals and Maximum Certificated Gross Landed Weight of all aircraft to be landed at the AIRPORT by AIRLINE during the following Rate Period;

     (ii) The projected number of Originating Enplaned Passengers, Deplaned Passengers and through passengers of AIRLINE during the next ensuing Rate Period summarized by month with an estimate of terminating Deplaned Passengers separately identified; and

     (iii) Such other estimates relating to anticipated operations at the AIRPORT by AIRLINE for the next ensuing Rate Period as the AUTHORITY may reasonably request.

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

     (C) AIRLINE hereby agrees to cooperate as reasonably practical and possible with the AUTHORITY in establishing procedures for electronic submission of the reports required in this Section 602.

SECTION 603. FAILURE TO REPORT

     (A) If AIRLINE fails to furnish the AUTHORITY with complete reports as required by Section 602 for any month, AIRLINE's Rentals, Fees, Charges and Supplemental Charges shall be determined by assuming that the Maximum Gross Landed Weight of AIRLINE's Revenue Aircraft Arrivals, Enplaned Passengers, and Deplaned Passengers for such month were one hundred twenty-five percent (125%) of the highest reported monthly Maximum Gross Landed Weight of Revenue Aircraft Arrivals, Originating Enplaned Passengers, and Deplaned Passengers reported by AIRLINE in the immediately preceding twelve month period and AIRLINE shall make payment to the AUTHORITY for Rentals, Fees, and Charges, and Supplemental Charges based upon said estimates. Any necessary adjustment in such Rentals, Fees, Charges, or Supplemental Charges shall be calculated after an accurate report is delivered to the AUTHORITY by AIRLINE for the month in question. Resulting surpluses or deficits shall be applied as credits or charges to the appropriate charges or invoices in the month succeeding reconciliation.

     (B) The AUTHORITY shall have the right to rely on said activity reports in determining Rentals, Fees, Charges, and Supplemental Charges due hereunder. AIRLINE shall have full responsibility for the accuracy of said reports. Late payment and payment deficiencies due to incomplete or inaccurate activity reports shall be subject to the late payment and late penalty charges as set forth in Section 601(C) hereof.

     (C) The acceptance by the AUTHORITY of any AIRLINE payment shall not preclude the AUTHORITY from verifying the accuracy of Airline's reports or computations, or from recovering any additional payment actually due from AIRLINE. Interest on any additional amount due shall accrue thereon from the date the payment was originally due at the rate prescribed and calculated in
Section 601(C) hereof.

     (D) AIRLINE acknowledges that the AUTHORITY incurs additional administrative expense if AIRLINE'S monthly reports are not filed when due, are incomplete or are inaccurate. To compensate the AUTHORITY for this administrative expense, AIRLINE agrees to pay the AUTHORITY a charge of $50.00 (increasing by $50 for each instance to a maximum of $250 per instance) for each monthly report which is not complete or received by its due date. Said payment shall be paid within thirty (30) days of the AUTHORITY'S invoice therefor. This charge shall be, in addition to, and not in lieu of charges and reimbursements required by Section 603(B) above.

SECTION 604. AIRLINE AND AUTHORITY RECORDS AND AUDIT

     (A) AIRLINE shall maintain and/or make available within 10 business days of notice from the AUTHORITY at its office in Columbus, Ohio, or at the AIRPORT, books, records, and accounts, including computerized records, relevant to the determination and payment of any Rentals, Fees, and Charges, Supplemental Charges, PFCs, and other payments due hereunder including, without limitation, records of its aircraft arrivals and departures, gate utilization, Originating Enplaned Passengers, Deplaned Passengers, aircraft of other Airlines ground-handled, sublease and subcontracted services arrangements at the AIRPORT. Each such item of information shall be maintained for a period of at least three years from the reporting period for which the documents were created and longer if necessary for pending litigation. AIRLINE shall promptly furnish the AUTHORITY with all information requested with respect to such books, records, and accounts, including computerized records. The AUTHORITY and such persons as may be designated by it, including its auditors and financial consultants, shall have the right, during normal business hours, within 10 business days of written notice to AIRLINE, to examine, audit, make copies of, and take extracts from such books, records, and accounts, including computerized records.

     In lieu of AIRLINE maintaining or providing the aforereferenced books, records, and accounts, including computerized records, within the City of Columbus or at the AIRPORT, AIRLINE may maintain and provide access to said books, records, and accounts, including computerized records, at its corporate headquarters. If such books, records, and accounts, including computerized records, are made available to the AUTHORITY at AIRLINE's offices, AIRLINE shall provide the AUTHORITY with adequate office working space and the use of onsite office equipment to make its examination or audit during normal business hours.

     Except as otherwise provided, the cost of such examination or audit shall be borne by the AUTHORITY provided, however, the cost of such audit shall be reimbursed to the AUTHORITY by AIRLINE if: (a) the audit reveals an underpayment by AIRLINE of at least two percent (2%) for any Rental, Fee or Charge, Supplemental Charge, PFC remittance, or other payment payable by AIRLINE under this Agreement for any Rate Period, as determined by such audit, or (b) AIRLINE has failed to maintain accurate and complete books, records, and accounts in accordance with this Section 604

     (B) In the event that AIRLINE has failed to maintain true and complete books, records, and accounts resulting in an underpayment by AIRLINE to AUTHORITY as described in Section 604(A), the AUTHORITY shall recalculate the total amount of Rentals, Fees and Charges, Supplemental Charges, PFCs, or other payments due to the AUTHORITY by AIRLINE and AIRLINE shall remit to the AUTHORITY within 15 days of receipt of a written demand or invoice therefor from the AUTHORITY the delinquent amount plus interest, fees and charges as provided for in Section 601(C) and 603(B) hereof.

     (C) AUTHORITY shall maintain and/or make available within ten (10) business days of notice from AIRLINE at its office in Columbus, Ohio, books, records, and accounts, including computerized records, relevant to the determination, charging and application of any Rentals, Fees and Charges, Supplemental Charges, Reimbursements, PFCs, and other payments due from AIRLINE hereunder including, without limitation, records of its revenues and operation and maintenance expenses. Each such item of information shall be maintained for a period of at least five years from the date of execution and longer if necessary for pending litigation. AUTHORITY shall promptly furnish at AUTHORITY's offices all information requested by AIRLINE with respect to such books, records, and accounts, including computerized records. The AIRLINE and such persons as may be designated by it, including its auditors and financial consultants, shall have the right, during normal business hours, within ten business days of written notice to AUTHORITY, to examine, audit, make copies of, and take extracts from such books, records, and accounts, including computerized records. Except as otherwise provided, the cost of such examination or audit shall be borne by the AIRLINE; provided, however, the cost of such audit shall be reimbursed to the AIRLINE by AUTHORITY if (1) the audit reveals an overstatement by AUTHORITY of two percent (2%) for any Rental, Fee or Charge,

Supplemental Charge, or other payment payable by AIRLINE under this Agreement for any Rate Period, as determined by such audit, or (2) AUTHORITY has failed to maintain accurate and complete books, records, and accounts in accordance with this Section 604.

     (D) In the event that AUTHORITY has failed to maintain true and complete books, records, and accounts resulting in AIRLINE'S overpayment to AUTHORITY as described in Section 604(C) above, the AUTHORITY shall recalculate the total amount of Rentals, Fees and Charges, Supplemental Charges, PFCs, or other payments due to the AUTHORITY by AIRLINE and AUTHORITY shall remit to the AIRLINE fifteen (l5) days of receipt of a written demand or invoice therefor from the AIRLINE the delinquent amount plus a penalty charge equal to one and one half percent (1 1/2%) per month on the overpaid amount, and any reasonable costs and attorney's fees incurred by the AIRLINE in attempting to obtain reimbursement.

SECTION 605. SECURITY DEPOSITS

     The following Section shall apply to AIRLINE in the event (1) AIRLINE has operated at the AIRPORT for less than twelve (12) consecutive months, or (2) AIRLINE has failed to make payments of any Rentals. Fees, Charges, PFCs, Reimbursements, or Supplemental Charges within ten (10) days after written notice from the AUTHORITY of failure to make payments when due or has repeatedly failed to file with AUTHORITY all reports within thirty (30) days after the due date for reporting required in this Agreement. For purposes of this Section, the time allowed for payment and reporting pursuant to this Agreement shall not include the default cure time periods specified in Article XIII of this Agreement.

     (A) In order to guarantee the timely payment of all Rentals, Fees and Charges. Supplemental Charges, PFCs, Reimbursements, and any other payment due by AIRLINE under this Agreement or otherwise, and to otherwise guarantee AIRLINE'S performance under this Agreement, AIRLINE shall provide the AUTHORITY, on or before the execution date of this Agreement or within 10 days of AUTHORITY'S notification of any failure to make a payment required under this Agreement and Section 601, a Security Deposit in an amount equal to three months of the estimated annual Rentals, Fees and Charges, Supplemental Charges, PFCs, and other sums payable by AIRLINE for the then current Rate Period. Said Security Deposit shall be updated as to amount and renewed each Rate Period if required by its terms.

     (B) If AIRLINE shall commit an Event of Default under Section 1301 of this Agreement or otherwise not satisfy the requirements of this Section, the AUTHORITY shall have the right to use such Security Deposit to pay AIRLINE'S Rentals, Fees and Charges, Supplemental Charges, PFCs, and any other amount owed to the AUTHORITY by AIRLINE then due and payable or to apply the proceeds thereof to any cost or expense or material damages incurred by the AUTHORITY as a result of AIRLINE'S default. In the event that any such Security Deposit or portion thereof is utilized, as aforesaid, AIRLINE shall replenish or provide a renewal or replacement Security Deposit within 10 days of being notified so to do by the AUTHORITY. The AUTHORITY'S rights under this Section 605 shall be in addition to all other rights and remedies provided to the AUTHORITY under this Agreement.

     At such time as AIRLINE has operated at the AIRPORT for at least twelve consecutive months and has made timely payment and submission of all charges and reports required under this Agreement and Section 602 during that period, AUTHORITY shall release AIRLINE of such Security Deposit requirement, refunding any AIRLINE funds or other forms of security currently held by AUTHORITY. At any subsequent time during this Agreement should AIRLINE not continue to satisfy the terms of this Section, AUTHORITY may reinstitute its right to demand a Security Deposit from AIRLINE as described herein.

SECTION 606. RIGHT TO CONTEST; NO ABATEMENT OR SET-OFF

     (A) The payment by AIRLINE to the AUTHORITY, and the acceptance by the AUTHORITY from AIRLINE, of any amount hereunder shall not preclude the AUTH0RITY from questioning the accuracy of any statement or the basis upon which such payment was made, or preclude the AUTHORITY from making any claim against AIRLINE for any additional amount payable by AIRLINE hereunder, or preclude AIRLINE from making any claim against the AUTHORITY for credit for any excess amount paid by AIRLINE hereunder.

     (B) Notwithstanding the foregoing, AIRLINE shall not abate, suspend, postpone, setoff or discontinue any payments of Rentals, Fees, and Charges payable hereunder, except as herein expressly provided.

SECTION 607. NO OTHER FEES AND CHARGES

     (A) Except as otherwise provided for herein, no other rentals, fees, or charges shall be imposed by the AUTHORITY on AIRLINE For the use of Leased Premises and other facilities, and the rights, licenses, and privileges granted to AIRLINE in Article III of this Agreement. The foregoing provision shall not be construed to prohibit the AUTHORITY from imposing fees and charges for the use of specified equipment or facilities at the AIRPORT or from imposing fines, penalties, or assessments for the enforcement of the Authority's Rules and Regulations.

     (B) The provisions contained in Section 607(A) shall not preclude the AUTHORITY from seeking reimbursement from AIRLINE and other Airlines for the cost of services provided to AIRLINE, the Signatory Airlines, and other Airlines in compliance with any federal law or rule or regulation which is enacted or amended subsequent to execution of this Agreement, or for any services or facilities provided subsequent to the execution date of this Agreement, the cost of which is not currently included in the estimated Authority Requirement used to calculate Rentals, Fees, and Charges under this Agreement or included as a Supplemental Charge recovery, subject to the terms of this Agreement.

SECTION 608. COVENANT NOT TO GRANT MORE FAVORABLE RENTALS, FEES AND CHARGES

     The AUTHORITY agrees that it will not enter into an agreement with any Airline providing scheduled or charter passenger or all-cargo air transportation service to and from the AIRPORT, having similar leased premises, facilities, rights, and privileges and imposing similar obligations to those of AIRLINE under this Agreement, which grants more favorable rentals, fees, or charges to said AIRLINE than those granted to AIRLINE under this Agreement unless the AUTHORITY also makes those more favorable rentals, fees, or charges available to AIRLINE hereunder. Notwithstanding the foregoing provision, the AUTHORITY reserves the right to charge for the AUTHORITY-controlled space and facilities on a per use basis, and ground lease space at different rates.

                                   ARTICLE VII
                      OPERATION AND MAINTENANCE OF AIRPORT

SECTION 707. EXHIBIT G

     A schedule identifying the division of responsibility for operations and maintenance between the AUTHORITY and AIRLINE is attached hereto as Exhibit G and made a part hereof.

SECTION 702. MAINTENANCE BY THE AUTHORITY

     The AUTHORITY shall, in accordance with Exhibit G operate, maintain, and keep in good repair, all of the areas and facilities of the AIRPORT except as specifically excepted by Section 703, including the following:

     (A) The AUTHORITY shall perform structural maintenance for AUTHORITY constructed facilities including the roof of the Terminal Building and provide the maintenance and operation of AUTHORITY-installed mechanical and electrical systems.

     (B) The AUTHORITY shall provide exterior window and building cleaning and interior window cleaning of the Terminal Building except in AIRLINE's non-publicly accessible Preferential Use Premises, which shall be the responsibility of AIRLINE.

     (C) The AUTHORITY shall provide custodial maintenance in the publicly accessible areas of the Terminal Building, Passenger Holdrooms, Common Use Areas, other AUTHORITY-controlled areas, and the mechanical and electrical equipment rooms.

     (D) The AUTHORITY shall perform structural and routine maintenance and general snow and ice removal on the Apron and the Airfield Operations Area.

     (E) The AUTHORITY shall maintain the public areas and Common Use Areas of the Terminal Building in a neat, clean, and sanitary condition.

     (F) The AUTHORITY shall provide maintenance of MUFIDS/BIDS/CUTE equipment in the Terminal Building, if such equipment is AUTHORITY-installed, and AUTHORITY-installed public address systems.

SECTION 703. MAINTENANCE BY AIRLINE

     (A) AIRLINE shall at all times maintain its Leased Premises in an orderly, clean, neat, and sanitary condition, free from trash and debris, provided, however, that this requirement shall not be construed to mean AIRLINE shall have janitorial responsibilities designated to be those of the AUTHORITY pursuant to Exhibit G.

     (i) AIRLINE shall provide all other maintenance and all custodial and janitorial services within its nonpublic Leased Premises except as described above. AIRLINE shall also provide electrical re-lamping within its nonpublic Preferential Use Premises within the Terminal Building and all maintenance and operations of tenant-installed improvements and systems. AIRLINE shall obtain written approval of the AUTHORITY for any decorating or redecorating of areas exposed to the public view.

     (ii) AIRLINE shall make its best effort to keep its Assigned Apron and such other apron and ramp areas used by AIRLINE, free from stones, fuel, oil, petroleum products, or grease.

     (B) AIRLINE shall operate, maintain, and repair and provide janitorial services, at its own expense, to: (a) any loading bridges and ground power unit or preconditioned air units assigned for its use, and (b) any outbound baggage makeup conveyor system located on its Leased Premises, whether or not title to such bridges, ground power unit, or preconditioned air units, or baggage conveyors rests with AIRLINE or the AUTHORITY; provided, however, that the AUTHORITY retains the right to assume responsibility for operation, maintenance, and repair of any AUTHORITY-owned equipment upon 30 days prior written notice to AIRLINE, and provided, further, that nothing herein shall relieve AIRLINE of the obligation to pay equipment charges for any AUTHORITY-owned equipment used by AIRLINE. In the event AUTHORITY assumes responsibility for the operation or maintenance of such equipment, charges for usage shall be adjusted accordingly. AIRLINE shall provide maintenance for its owned or assigned loading bridges and outbound baggage conveyances and claim devices in accordance with the manufacturer's specifications, provided a copy of such specifications has been provided AIRLINE. The interior and exterior finish and cleanliness of the loading bridges must comply with the AUTHORITY's Rules and Regulations for the AIRPORT.

     (C) AIRLINE shall be responsible for the prompt repair or cost of repair of any damage to any Leased Premises at the AIRPORT caused by AIRLINE, its servants, agents, employees, licensees, passengers, and invitees. If practical, all repairs shall be conducted under the supervision of the AUTHORITY.

     (D) AUTHORITY shall determine the adequacy of maintenance of all premises at the AIRPORT. AIRLINE agrees to implement all reasonable requests and suggestions of the AUTHORITY regarding the maintenance of its Leased Premises at the AIRPORT.

     (E) AIRLINE shall provide and maintain hand fire extinguishers for the interior of its non-publicly accessible Leased Premises in accordance with applicable safety codes.

     (F) AIRLINE shall, in accordance with Exhibit G, be responsible for and shall perform or cause to be performed, maintenance, and repair of its Leased Premises. AIRLINE shall, at all times:

     (i) Keep all fixtures, equipment, and personal property in a clean, safe, sanitary and orderly condition and appearance;

     (ii) Maintain the same in good condition (reasonable wear and tear which could not have been prevented by proper maintenance excepted) and perform all ordinary repairs, replacements, and inside painting, such repairs, replacements and painting by AIRLINE to be of a quality and class not inferior to the original material and workmanship, and all finishes within public premises shall be consistent with the AUTHORITY's approved finishes for the area;

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

     (iii) For any equipment, installed in or on the Leased Premises, that is purchased using the proceeds of any financing sponsored by the AUTHORITY, repair, maintain, and replace such equipment as is necessary to assure that at the end of the term hereof, provided equipment ownership is to be retained by AUTHORITY. The condition of such equipment shall be consistent with the expected useful life of similar equipment of the same age and function in accordance with generally accepted safety and operations standards;

     (iv) Control all of its vehicular traffic in the AIRPORT, and specific to such vehicular traffic, take all precautions reasonably necessary to promote the safety of its passengers, customers, employees, business visitors, and other persons, and employ such means as may be necessary to direct the movements of its vehicular traffic; and

     (v) Dispose of its garbage, debris, and other waste materials (excluding snow and ice) in the AUTHORITY's designated collection containers and shall not allow trash to collect on AIRLINE's Leased Premises or otherwise create unsanitary or unsafe conditions.

SECTION 704. AUTHORITY RIGHT TO ENTER AND ACT

     The AUTHORITY shall have the right at reasonable times to enter upon any of the Leased Premises or other premises occupied by AIRLINE for any of the purposes listed below. AUTHORITY shall provide reasonable notice and such right of entry shall not unreasonably interfere with AIRLINE's use or occupancy of such premises except if the situation endangers the health or safety of persons or the safety of operations at the AIRPORT.

     (i) To inspect the Leased Premises to determine whether AIRLINE has complied and is complying with the terms and conditions of this Agreement, including without limitation, the AUTHORITY may inspect for repairs to utilities systems, for environmental testing, and for any other purpose necessary for or incidental to or connected with the AUTHORITY's obligations hereunder, or in the exercise of the AUTHORITY's capacity as AIRPORT owner.

     (ii) To do anything in or about the Leased Premises in order to cure failures, omissions or violations of any terms, covenants and conditions of this Agreement on AIRLINE's part including to perform maintenance and make repairs in any case where AIRLINE is obligated, but has failed to do so.

     (iii) Upon reasonable notice, except in emergencies, to perform such maintenance, cleaning, or repair as the AUTHORITY reasonably deems necessary, and which is the responsibility of the AUTHORITY under this Agreement.

     (iv) For fire protection, safety, or security purposes.

     (v) To make structural additions and alterations to the AIRPORT.

     (vi) Upon the termination or cancellation of this Agreement.

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

     The right of inspection reserved to the AUTHORITY shall impose no obligation on the AUTHORITY to make inspections to ascertain the condition of such space and shall impart no liability upon the AUTHORITY for failure to make such inspections. The failure of the AUTHORITY to inspect or monitor or give AIRLINE notice of a default or a notice of a hazardous or unsafe condition with respect to AIRLINE's operations under this Agreement shall not release AIRLINE from its liability to perform its obligations under this Agreement or impose any liability on the AUTHORITY, and in any other event where the AUTHORITY determines that it is necessary or desirable to do so to preserve the AIRPORT or any portion thereof or to correct any conditions likely to cause injury or damage. As to any such repairs or replacements performed by the AUTHORITY that arc occasioned by the negligence or willful misconduct by AIRLINE, AIRLINE shall pay the AUTHORITY for its entire cost of performing such work, plus a fifteen-percent (15%) administrative charge.

SECTION 705. AUTHORITY OBLIGATIONS

     Except as specifically provided for in this Agreement, the AUTHORITY shall not be under any duty or obligation to AIRLINE to repair or maintain the Preferential Use Premises or any portion thereof, or any facilities or equipment constructed thereon. The AUTHORITY shall not be responsible or liable to AIRLINE for any claims for compensation for any losses, damages, Or injury, including lost profits, sustained by AIRLINE resulting from failure of any water supply, heat, air conditioning, electrical power, or sewer or drainage facility, or caused by the natural physical conditions on the AIRPORT, whether on the surface or underground, including stability, moving, shifting, settlement of ground, or displacement of materials by fire, water, windstorm, tornado, act of God, or state of war, civilian commotion or riot, or any other cause or peril beyond the control of the AUTHORITY, except to the extent covered by the AUTHORITY's insurance or as may be caused by the AUTHORITY's negligence or willful misconduct.

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                                  ARTICLE VIII
                                  CONSTRUCTION

SECTION 801. ALTERATIONS AND IMPROVEMENTS BY AIRLINE

     AIRLINE may construct and install, at AIRLINE's sole expense, such improvements in its Preferential Use Premises as AIRLINE deems to be necessary for its operations; provided, however, that the plans and specifications, location, and construction schedule for such improvements including any substantial alteration or addition thereto have been submitted to and approved by AUTHORITY in writing prior to the commencement of any and all such construction or installation and that AIRLINE complies with the requirements of all applicable laws and building codes and the AUTHORITY's Rules and Regulations governing tenant construction, alterations, and improvements. Provided further, that no reduction or abatement of Rentals, Fees, and Charges shall he allowed for any interference with AIRLINE's operations by such construction. All such alterations and improvements by AIRLINE shall be subject to the following:

     (i) The AUTHORITY shall have the right to refuse approval of such plans and specifications if the external appearance of such improvements and facilities in publicly-viewed areas does not meet the AUTHORITY's requirements for substantial uniformity of appearance of improvements and facilities on the AIRPORT, or, if the type or time of construction or installation, or the location thereof does not meet the AUTHORITY's requirements for safe use of the AIRPORT and appurtenances by other authorized persons. The AUTHORITY may, at its own cost, inspect any such construction or installation.

     (ii) All improvements made to AIRLINE's Preferential Use Premises and permanent additions or alterations thereto made by AIRLINE, except those financed by the AUTHORITY, shall be and remain the property of AIRLINE until expiration of the term of this Agreement. Upon termination or cancellation of this Agreement, said additions and alterations shall become the property of the AUTHORITY; provided, however, that any trade fixtures, signs, equipment, and other movable personal property of AIRLINE not considered a permanent improvement to AIRLINE's Preferential Use Premises shall remain the property of AIRLINE, subject to the terms of Article XIV.

     (iii) AIRLINE shall promptly pay all lawful claims made against the AUTHORITY and discharge all liens filed or which exist against the Preferential Use Premises, any other portion of the AIRPORT, or AIRLINE's trade fixtures or trade equipment arising out of or in connection with the failure to make payment for work done or materials provided by AIRLINE, its contractors, subcontractors, or materialmen, provided, however, AIRLINE shall have the right to contest the amount or validity of any such claim or lien without being in default under this Agreement. The AUTHORITY shall give timely notice to AIRLINE of all such claims and liens of which it becomes aware. Within 10 days of said notice, AIRLINE shall provide such security, in such form and amount as is satisfactory to the AUTHORITY's legal counsel.

     (iv) AIRLINE shall use, and shall cause each of its officers, employees, agents, and contractors, to use, the highest degree of care when entering upon any property owned by the AUTHORITY in connection with the work. In the case of any property owned by the AUTHORITY, or property owned by and leased from the AUTHORITY, AIRLINE shall comply, and shall cause each of its officers, employees, agents, and contractors to comply with any and all instructions and requirements for the use of such property.

SECTION 802. NONDISTURBANCE OF AIRPORT TENANTS AND OPERATIONS

     Any work by AIRLINE and its contractors shall be conducted in an orderly and proper manner, and shall not otherwise annoy, disturb, create a hazard or be offensive to others at the AIRPORT, or interfere with other projects on, or the operation of, the AIRPORT. AIRLINE shall promptly comply, and shall cause its contractors to comply, with any reasonable request from the AUTHORITY to correct the demeanor or conduct of the contractors. In the event AIRLINE or its contractors fail to so comply, the AUTHORITY shall have the right to stop any or all work being performed, until such compliance is achieved, without terminating this Agreement.

SECTION 803. CONSTRUCTION AND AIRPORT EXPANSION

     The AUTHORITY shall have the right, at such times as may be reasonable for purposes of maintaining or constructing improvements, modifications, or expansions to the AIRPORT, including construction of Capital Projects, to close, relocate, reconstruct, change, alter, or modify the Leased Premises anti/or the means of access to the Leased Premises pursuant to this Agreement or otherwise, either temporarily or permanently, provided, however, that the AUTHORITY shall provide:

     (i) Reasonable notice of the construction activities to AIRLINE;

     (ii) Adequate means of ingress and egress for Preferential Use Premises or, in lieu thereof, alternate premises of comparable size, condition, utility, and location to those being vacated by AIRLINE to the extent reasonably possible, with adequate means of ingress and egress. In the event alternate premises are provided to AIRLINE by the AUTHORITY, the AUTHORITY shall pay all costs resulting from such relocation, including the value of AIRLINE's unamortized improvements. All such costs shall be considered a cost of the Capital Project unless AIRLINE's relocation is a result of AUTHORITY's accommodation of a Requesting Airline as provided for in Sections 405, 406, and 407; and

     (iii) Any AUTHORITY sponsored project that is undertaken shall not adversely interfere with AIRLINE's operation to the extent reasonably possible.

                                   ARTICLE IX
                  RULES AND REGULATIONS; COMPLIANCE WITH LAWS

SECTION 901. RULES AND REGULATIONS

     AIRLINE shall comply, and shall use reasonable efforts to cause its agents, employees, contractors and shall encourage its passengers, guests, and invitees to comply, with all the AUTHORITY's Rules and Regulations governing the conduct at and the operations of the AIRPORT.

SECTION 902. OBSERVANCE AND COMPLIANCE WITH LAWS

     (A) AIRLINE shall, and shall cause its agents, employees, contractors, and licensees to observe and comply with and pay all taxes and obtain all licenses, permits, certificates, and other authorizations required by all applicable federal, state, county, and municipal laws, statutes, ordinances, regulations, and executive orders, including but not limited to all rules, regulations, and directives of the FAA or any successor agency thereto applicable to the AIRLINE's operation at the AIRPORT.

     (B) Notwithstanding anything herein to the contrary, references herein to a statute or law shall be deemed to be a reference to (i) such statute or law as may be amended from time to time, (ii) all regulations, rules, executive orders, policies and instructions pertaining to or promulgated pursuant to such statute or law as they now exist or may be amended from time to time, and (iii) all future statutes, laws, regulations, rules, executive orders, policies, and instructions pertaining to the same or similar subject matter as they now exist or may be amended from time to time.

     (C) AIRLINE shall make all non-structural improvements, repairs, and alterations to its Preferential use Premises (subject to prior written approval of the AUTHORITY), equipment, and personal property that are required to comply with or conform to any of such statutes and ordinances or building codes which are applicable to AIRLINE's operation at the Airport.

SECTION 903. COMPLIANCE WITH RULE 15c2-12 OF THE SECURITIES EXCHANGE ACT

     If at any time when Bonds are outstanding and AIRLINE is not complying with the annual reporting requirements under the Security Exchange Act of 1934, as amended (the Securities Exchange Act), AIRLINE will provide to the AUTHORITY, upon the AUTHORITY'S written request such information with respect to AIRLINE as is reasonably necessary in order to comply with Rule 15c2-12 under the Securities Exchange Act.

SECTION 904. COMPLIANCE WITH ENVIRONMENTAL LAWS

     AIRLINE expressly covenants, represents, and warrants that in conducting any activities or business on the Leased Premises or at the AIRPORT, and in performing any work pursuant to this Agreement, AIRLINE shall comply with any and all applicable Environmental Laws. AIRLINE further covenants, represents, and warrants:

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

     (A) ENVIRONMENTAL PERMITS. AIRLINE shall obtain and maintain any and all Environmental Permits required by any applicable Environmental Laws to conduct the activities or business in which AIRLINE will engage on the Leased Premises or at the AIRPORT.

     (B) REVIEW OF ENVIRONMENTAL DOCUMENTS. At the AUTHORITY's request, AIRLINE shall make available for inspection and copying, upon reasonable notice and at reasonable times, any and all documents and materials AIRLINE has prepared pursuant to any applicable Environmental Laws or Environmental Permits, or submitted to arty governmental agency, which documents and materials relate to environmental issues, Environmental Laws or Environmental Permits and which pertain to the AIRPORT or the Leased Premises and would be discoverable in litigation.

     (C) ACCESS FOR ENVIRONMENTAL INSPECTION. The AUTHORITY shall have access to the Leased Premises upon prior notice to inspect the same in order to confirm that AIRLINE is using the Leased Premises in accordance with all applicable Environmental Laws and Environmental Permits. AIRLINE agrees to fully cooperate with any such inspections provided that such inspections shall not unreasonably interfere with AIRLINE's operations. Upon receipt of written notification of non-compliance or upon assertion of a claim by a third party and at the request of the AUTHORITY, AIRLINE shall conduct, such testing and analysis as AIRLINE deems reasonable to ascertain whether AIRLINE is using the Leased Premises in compliance with all applicable Environmental Laws and Environmental Permits. Any such tests shall be conducted by qualified independent experts chosen by AIRLINE, but shall be subject to the AUTHORITY's approval which shall not be unreasonably withheld. AIRLINE shall provide copies of any and all reports prepared by such experts to the AUTHORITY within a reasonable time after AIRLINE receives such reports.

     (D) ENVIRONMENTAL NONCOMPLIANCE. If AIRLINE fails to comply with any applicable Environmental Laws or Environmental Permits governing activity at the Airport, or if AIRLINE fails to commence immediate corrective actions and any required mediation, the AUTHORITY, in addition to the rights and remedies described elsewhere in this Agreement and any other rights and remedies otherwise available to the AUTHORITY, may enter the Leased Premises and take all reasonable and necessary actions, at AIRLINE's expense, to insure such compliance with such Environmental Laws and Environmental Permits.

     (E) DUTY TO NOTIFY AUTHORITY. In the event of any release or threatened release of Hazardous Materials caused by AIRLINE, its employees, agents or contractors, and which is required by applicable Environmental Laws or Authority Rules and Regulations to be reported by AIRLINE, whether as a result of negligent conduct or otherwise, at, on, under or about the Leased Premises or the AIRPORT, or in the event any claim, demand, complaint or action is made or taken against AIRLINE that pertains to the environment at the Leased Premises or at the AIRPORT, or if AIRLINE receives any notice pertaining to AIRLINE's failure or alleged failure to comply with any Environmental Laws or Environmental Permits at the AIRPORT, AIRLINE shall promptly notify the AUTHORITY, of all known facts pertinent to such release, threatened release, claim, demand, complaint, action, or notice, and shall provide the AUTHORITY with copies of any and all claims, demands, complaints, notices, or actions so made. If AIRLINE is required, by any Environmental Laws, Environmental Permits, or governmental agency, to file any notice or report of a release or threatened release of Hazardous Materials at, on, under or about the Leased Premises or the AIRPORT, AIRLINE shall simultaneously provide a copy of such notice or report to the AUTHORITY.

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     (F) ENVIRONMENTAL REMEDIATION.

     (i) AIRLINE shall undertake all necessary steps to remedy and remove any other environmental pollution, contamination, condition or damage to the extent caused by or results from the activities, conduct or presence of AIRLINE or its agents, employees or licensees on the Leased Premises or at the AIRPORT, whether resulting front negligent conduct or otherwise, as determined by the appropriate governmental agency to he necessary to reasonably protect the public health and safety to the extent required by applicable law, or to bring the Leased Premises or the AIRPORT into compliance with all applicable Environmental Laws and Environmental Permits. Such work shall be performed at AIRLINE's expense. Except in the event of an emergency, such work shall be performed after AIRLINE submits to the AUTHORITY a written plan for completing such work and receives the prior approval of the AUTHORITY, which shall not be unreasonably withheld. The AUTHORITY shall have the right to review and inspect all such work at any time using consultants and representatives of its choice. The actual cost of such review and inspection shall be paid by AIRLINE. Specific cleanup levels for any environmental remediation work AIRLINE performs shall be designed to meet and satisfy the requirements of all applicable Environmental Laws and Environmental Permits. AIRLINE expressly warrants that all work performed pursuant to this Agreement shall be performed in accordance with all applicable Environmental Laws and Environmental Permits specifically including, without limiting the generality of the foregoing, any applicable National Emission Standards for Hazardous Air Pollutants (NESHAP), 40 C.F.R. 61.145.

     (ii) Notwithstanding the obligations imposed on AIRLINE in paragraph (F)
     (i) of this Section of the Agreement, the AUTHORITY and other federal, state, and local agencies having jurisdiction shall at all times have the right should the AIRLINE fail to respond to the notification, after a specified cure period, if any, or immediately if necessary to mediate further contamination, to take any and all actions as they may individually or collectively deem appropriate to cease, contain, investigate, remediate, or otherwise respond to a condition which results from, causes or threatens to cause environmental pollution, contamination, or damage at, under or about the Leased Premises or at the AIRPORT. AIRLINE agrees to cooperate with any and all such actions.

     (G) STORMWATER.

     (i) Notwithstanding any other provisions or terms of this Agreement, AIRLINE acknowledges that certain properties within the AIRPORT, or on AUTHORITY-owned land, are subject to stormwater rules and regulations. AIRLINE agrees to observe and abide by such stormwater rules and regulations as may be applicable to AIRPORT property and uses thereof.

     (ii) The AUTHORITY and AIRLINE will cooperate to ensure compliance with any stormwater discharge permit terms and conditions, as well as to insure safety and to minimize cost of compliance. AIRLINE acknowledges further that it may be necessary to undertake such actions to minimize the exposure of

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     stormwater to "significant materials" generated, stored, handled, or otherwise used by AIRLINE, as such term may be defined by applicable storm water rules and regulations, by implementing and maintaining appropriate and relevant "best management practices" as that term may be defined in applicable stormwater rules and regulations.

     (iii) The AUTHORITY will invite AIRLINE to participate in discussions with the Ohio EPA regarding discharge permit requirements and shall provide AIRLINE with written notice of any stormwater discharge permit requirements applicable to AIRLINE and with which AIRLINE will be obligated to comply from time-to-time, including certification of non-stormwater discharges; collection of stormwater samples; preparation of stormwater pollution prevention or similar plans; implementation of best management practices; and maintenance of necessary records. Such written notice shall include applicable deadlines. AIRLINE agrees to undertake, at its expense, unless otherwise agreed to in writing between the AUTHORITY and AIRLINE, those stormwater permit requirements for which it is reasonably responsible and for which it has received written notice from the AUTHORITY and which are applicable exclusively to Airline, and AIRLINE agrees that it will hold harmless and indemnify the AUTHORITY for any violations or non-compliance by AIRLINE with any such permit requirements for which it has undertaken.

     (H) NO LIABILITY FOR BUSINESS INTERRUPTION. The AUTHORITY shall not be responsible to AIRLINE, its agents, or employees, for any environmental condition in existence on the Leased Premises or at the AIRPORT, which condition may interfere with AIRLINE's business or other operations or activities, or which might otherwise cause damages to AIRLINE through loss of business, destruction of property, or injury to AIRLINE, its owners, directors, officers, agents, employees, customers, clients, vendees, invitees, concessionaires, or licensees except to the extent such conditions are caused by the Authority, its employees or agents.

     (I) HOLD HARMLESS. AIRLINE shall assume the risk of, be responsible for, defend, indemnify and hold harmless the AUTHORITY, including without limitation its directors, officers, agents, and employees, from any and all losses, claims, liabilities, damages, costs, and expenses including reasonable attorneys' fees, the AUTHORITY may incur in connection with any actual, threatened, or potential environmental pollution, contamination, condition, or damage to the extent caused by or resulting form the activities, conduct, or presence of AIRLINE or AIRLINE's directors, officers, agents, contractors, or employees, at the AIRPORT, or from AIRLINE's failure to comply with any Environmental Laws or Environmental Permits at the AIRPORT.

     (J) AIRLINE agrees that all remedies of the AUTHORITY as provided in this Agreement with regard to environmental pollution, contamination, damage, or any actual or threatened violations of any Environmental Laws or Environmental Permits shall be deemed cumulative in nature and the Authority's right to indemnification as provided under this Section 904 shall survive the termination of this Agreement.

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SECTION 905.  COMPLIANCE WITH 14 C.F.R. 382.40

     AIRLINE, when required by 14 C.F.R. Part 382 or any other laws, rules or applicable regulations now or hereafter adopted by federal or state governments, shall provide certain facilities for the movement of passengers with disabilities while enplaning and deplaning its aircraft. To the extent required by law, AIRLINE shall be responsible for acquiring or making arrangement for the use of boarding assistance devices, when applicable, for its aircraft. AIRLINE shall ensure that all lifts and other accessibility equipment used by it are maintained in proper working condition. AIRLINE shall ensure that those personnel involved in providing boarding assistance through the use of lifts or other accessibility equipment are properly trained in the use and operation of the devices and appropriate boarding assistance procedures that safeguard the safety and dignity of passengers.

SECTION 906.  NONDISCRIMINATION

     (A) AIRLINE for itself; its personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby agree as a covenant running with the land that (i) no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of Leased Premises; (ii) in the construction of any improvements on, over, or under Leased Premises and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall he excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination; and (iii) AIRLINE shall use the Leased Premises in compliance with all other requirements imposed by or pursuant to the Airport and Airway Improvement Act of 1982, as amended or superseded, and any regulations issued thereunder, as well as in compliance with Title VI of the Civil Rights Act of 1964.

     (B) AIRLINE acknowledges that the provisions of 49 C.F.R. Part 23, "Participation by Minority Business Enterprise in Department of Transportation Programs," as said regulations may be amended, and such other similar regulations that may be enacted governing Disadvantaged Business Enterprises, may be applicable to the activities of AIRLINE under the terms of this Agreement, unless exempted by said regulations, and hereby agrees to comply with the applicable regulations. These requirements may include, but not be limited to, compliance with Disadvantaged Business Enterprise or Minority Business Enterprise, as such terms are defined in 49 U.S.C. 2204, 49 C.F.R. 23.5, or such other statutes or regulations as may be enacted governing minority or disadvantaged business enterprises, participation goals, the keeping of certain records of good faith compliance efforts, which would be subject to review by the various agencies, the submission of various reports and, if so directed, the contracting of specified percentages of goods and services contracts to Minority and Disadvantaged Business Enterprises.

     (C) AIRLINE agrees to furnish services in the United States in compliance with federal law and on a fair and not unjustly discriminatory basis to all users thereof, and to charge fair, reasonable and not unjustly discriminatory prices for each unit of service; provided, that AIRLINE may be allowed to make reasonable and nondiscriminatory discounts, rebates or other similar types of price reductions or as otherwise required by 49 C.F.R., Subtitle A, Part 21, Nondiscrimination in Federally Assisted Programs of the United States Department of Transportation, as said Statute and regulations may be amended.

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     (D) In the event of the breach of any of the above nondiscrimination covenants, the AUTHORITY shall have the right to terminate this Agreement and to reenter and repossess the Leased premises and said land and the facilities thereon, and hold the same as if said Agreement had never been made or issued. Unless precluded by the provisions of the above assurance or regulation, the AUTHORITY shall treat such breach as an Event of Default under Section 1301 of this Agreement and follow the notice and termination provisions contained in
Section 1302 of this Agreement.

SECTION 907. RIGHT TO DEVELOP OR IMPROVE THE AIRPORT

     The AUTHORITY reserves the right to further develop or improve the AIRPORT as it sees fit, regardless of the desires or view of AIRLINE and without interference or hindrance provided that the AUTHORITY agrees to consider reasonable alternatives which may reduce interference with AIRLINE's operations.

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                                   ARTICLE X
                        DEFERRABLE CAPITAL EXPENDITURES

SECTION 1001.  CONSULTATION FOR CAPITAL EXPENDITURES

     (A) The AUTHORITY shall engage in the following consultation process with the Signatory Airlines, and Signatory Cargo Carriers, if applicable, prior to undertaking any Deferrable Capital Expenditure. Such consultation process shall include the following:

     (i) The AUTHORITY shall provide the Signatory Airlines, and Signatory Cargo Carriers, if applicable, written notice of the proposed Deferrable Capital Expenditure, including a full conceptual description of the project to be funded, general information regarding the need for and benefits to be derived from the project, cost estimates for the project, the sources of financing to he used for the project, and the project's estimated effect on Rentals, Fees, and Charges, including estimated annual operations and maintenance expenses associated with the project to the extent available. A form for AIRLINE's response shall be included with the information provided to the applicable airlines.

     (ii) Within 15 days of receipt of such notice, any Signatory Airline or Signatory Cargo Carrier may request in writing a meeting with the AUTHORITY and the other Signatory Airlines and Cargo Carriers for the purpose of discussing the proposed project.

     (iii) In the event no such airline requests a meeting and a deferral is not requested by the Signatory Airlines or Signatory Cargo Carriers, if applicable, as provided below, the AUTHORITY may proceed with the Deferrable Capital Expenditure and include the cost thereof in the Authority Requirement for calculation of Landing Fees under Section 503 or Apron Fees under Section 504 pursuant to this Agreement.

     (iv) In the event a Signatory Airline or Signatory Cargo Carrier, if applicable, requests a meeting, the AUTHORITY shall convene such meeting no sooner than 15 days following the airline's request for same and shall duty consider the comments and recommendations of the Signatory Airlines and Signatory Cargo Carriers, if applicable, received at such meeting prior to incurring the Deferrable Capital Expenditure.

SECTION 1002.  DEFERRAL

     Any Deferrable Capital Expenditure so presented for the airlines consideration shall be deferred upon receipt of requests for deferral by a Majority In Interest, as defined and appropriate to each proposed Deferrable Capital Expenditure. All such airline requests for deferral must be in writing and submitted to the AUTHORITY by each individual carrier requesting deferral within 30 days following the meeting described above or, in the event no such meeting is requested, within 15 days following the distribution of the AUTHORITY's notice described above. In the event a Majority In Interest requests a deferral of a proposed Deferrable Capital Expenditure, the AUTHORITY shall not undertake said Deferrable Capital Expenditure for at least 1-year

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following the deferral request, or such shorter period if specified in the written deferral requests by a Majority In Interest. A Majority In Interest may at any time eliminate any remaining portion of a 1-year deferral period for a particular Deferrable Capital Expenditure by requesting such elimination in writing to the AUTHORITY or by approving a request by the AUTHORITY to eliminate the balance of the deferral period. Following any deferral period set forth in this Section, the AUTHORITY shall have the right to undertake such Deferrable Capital Expenditure and include the cost thereof in the Authority Requirement for the calculation of Landing Fees under Section 503 or Apron Fees under
Section 504 pursuant to this Agreement. Absent requests for deferral by a Majority in Interest of Signatory Airlines and Signatory Cargo Carriers, as applicable, under the conditions provided herein, AUTHORITY may proceed with the Deferrable Capital Expenditure and include the cost thereof in the Authority Requirement for calculation of Landing Fees under Section 503 or Apron Fees under Section 504.

SECTION 1003.  COST OVERRUNS

     A cost overrun for a Deferrable Capital Expenditure or any project listed on Exhibit F shall be treated us a separate Deferrable Capital Expenditure. However, AIRLINE agrees that in the event that such cost overrun is not the result of a material change in the project's scope, AIRLINE shall not unreasonably withhold its approval of the additional expenditure; provided, however, AUTHORITY has made reasonable and diligent effort to complete the project as originally defined within the projected cost as originally presented to the Signatory Airlines, and Signatory Cargo Carriers if applicable.

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                                   ARTICLE XI
           INSURANCE, DAMAGE TO LEASED PROPERTIES AND INDEMNIFICATION

SECTION 1101.  INSURANCE

     (A) GENERAL. AIRLINE shall provide and maintain adequate insurance in full force and effect at all times during the term of this Agreement and all extensions thereto, as set forth below, with limits as hereinafter stated, insuring against the liabilities set forth below, if AIRLINE does not wish to provide and maintain insurance coverage for its Affiliated Airlines operating at the AIRPORT under this Agreement it shall cause such Affiliated Airlines to provide and maintain such coverage as set forth below. Such insurance shall include, by way of example but not by way of limitation, comprehensive general liability coverage and automobile liability insurance coverage and shall not be in amounts less than hereinafter stated.

     If any of the insurance is written as "claims made" coverage, then AIRLINE agrees to keep and cause Affiliated Airlines operating at the AIRPORT under this Agreement to keep such "claims made" insurance in full force and effect for at least 5 years after the expiration or termination of this Agreement.

     (B) RISKS AND MINIMUM LIMITS OF COVERAGE.

     (i) COMMERCIAL GENERAL LIABILITY INCLUDING AIRCRAFT LIABILITY. AIRLINE and its Affiliated Airlines shall procure and maintain policies of insurance for commercial general liability insurance. Such insurance shall be in an amount not less than of One Hundred Million Dollars ($100,000,000) if tile largest number of available passenger and AIRLINE crew seats on any single aircraft regularly operated by AIRLINE at the AIRPORT is less than 70 seats, or not less than Two Hundred Million Dollars ($200,000,000) if the largest number of available passenger and AIRLINE crew seats on any single aircraft regularly operated by AIRLINE at the AIRPORT is at least 70 seats In each case, such coverage shall be single limit liability with no annual aggregate.

     (ii) AUTOMOBILE LIABILITY INSURANCE. Five Million Dollars ($5,000,000) combined single limit per occurrence (for automobiles used by AIRLINE in the course of its performance under this Agreement, including AIRLINE's non-owned and hired autos).

     (iii) WORKERS' COMPENSATION AND EMPLOYER'S LIABILITY INSURANCE. Workers' Compensation Insurance and Employer's Liability Insurance in accordance with Ohio laws and regulations. With respect to Workers' Compensation Insurance, if AIRLINE elects to be self-insured, AIRLINE shall comply with the applicable requirements of law. If any portion of work is to be subcontracted, AIRLINE shall require the subcontractors similarly to provide such coverage (or qualify as a self-insured) for all the latter's employees to be engaged in such work. AIRLINE hereby covenants and agrees that the AUTHORITY, its officers, or employees will not be liable or responsible for any claims or actions occasioned by AIRLINE's failure to comply with the provisions of this subparagraph and that the indemnification provisions of this Agreement shall apply to this Section.

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     It is expressly agreed that the employees of AIRLINE are not AUTHORITY employees for any purpose.

     (iv) CONTENTS INSURANCE. AIRLINE shall be solely responsible for obtaining insurance policies that provide coverage for losses of AIRLINE owned property. The AUTHORITY shall not be required to provide such insurance coverage or be responsible for payment of AIRLINE's cost for such insurance.

     (v) BUILDERS RISK INSURANCE. During any period of construction or reconstruction for which AIRLINE contracts, AIRLINE shall carry, or shall require its contractor or contractors to carry, a policy of Builders Risk Insurance in an amount sufficient to insure the value of the work. The AUTHORITY shall he named Loss Payee on Builders Risk coverage to the extent of the AUTHORITY's interest therein (except to the extent coverage relates to AIRLINE's equipment and personal property).

     (vi) DEDUCTIBLES AND SELF-INSURANCE RETENTION. AIRLINE agrees AUTHORITY may determine the reasonableness of retention and deductibles applicable to its coverage at the AIRPORT.

     (vii) ALL RISK. Covering AIRLINE improvements, trade fixtures, and equipment, including fire, lighting, vandalism, and extended coverage perils. The AUTHORITY shall be named Loss Payee on such coverage to the extent of the AUTHORITY's interest therein (except to the extent coverage relates to AIRLINE's equipment and personal property).

     (C) OTHER PROVISIONS.

     (i) FORM OF POLICIES. The insurance may be in one or more policies of insurance. Nothing the AUTHORITY does or fails to do shall relieve AIRLINE from its duties to provide the required coverage hereunder, and the AUTHORITY's actions or inactions shall not be construed as waiving the AUTHORITY's rights hereunder,

     (ii) ISSUERS OF POLICIES. The issuer of any policy shall be a financially sound insurance company of recognized responsibility and subject to the reasonable approval of the AUTHORITY. Such issuer shall be authorized to cover losses in the State of Ohio,

     (iii) INSURED PARTIES. Each policy, except those for Workers' Compensation and Employer's Liability, shall name the AUTHORITY (and its officers, agents, and employees) as Additional Insured as its interest may appear, to the extent of the AIRLINE's indemnification obligations under this Agreement on the issued certificate of insurance and all renewal certificates (such certificates to accurately reflect the AUTHORITY'S Additional Insured status on AIRLINE'S original policies and any renewals or replacements thereof during the term of this Agreement).

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     (iv) DEDUCTIBLES. Without increasing, decreasing or expanding its duties under Section 1101(B) hereof, AIRLINE shall assume and bear any claims or losses to the extent of any deductible amounts and waives any claim it may ever have for the same against the AUTHORITY, its officers, agents, or employees; provided, however, that nothing herein stated shall diminish AIRLINE's rights or increase AIRLINE's obligations in respect to its undertakings or hold harmless defense and indemnification set forth in
     Section 1103 hereof.

     (v) CANCELLATION. Each policy shall expressly state that it may not be cancelled, materially modified or nonrenewed unless 30 days advance written notice is given in writing to the AUTHORITY by the insurance company.

     (vi) AGGREGATES. AIRLINE shall give written notice to the AUTHORITY within thirty (30) days of the date upon which total claims by any party against AIRLINE reduce the aggregate amount of coverage below the amounts required by this Agreement. In the alternative, the policy may contain an endorsement establishing a policy aggregate for the particular project or location subject to this Agreement.

     (vii) SUBROGATION. Each policy shall contain an endorsement to the effect that the issuer waives any claim or right in the nature of subrogation to recover against the AUTHORITY, its officers, agents, or employees.

     (viii) ENDORSEMENT OF PRIMARY INSURANCE. Each policy hereunder except Workers' Compensation shall be primary insurance to any other insurance available to the Additional Insured and Loss Payee with respect to claims arising hereunder,

     (ix) LIABILITY FOR PREMIUM. AIRLINE shall be solely responsible for payment of all insurance premiums required hereunder, and the AUTHORITY shall not be obligated to pay any premiums.

     (x) PROOF OF INSURANCE. Within thirty (30) days of the Effective Date of this Agreement and at any time during the term of this Agreement, AIRLINE shall furnish the AUTHORITY with certificates of insurance. If reasonably requested in writing by the AUTHORITY, AUTHORITY shall have the right to examine AIRLINE's insurance policies.

     (D) Notwithstanding the proof of insurance requirements set forth above, it is the intention of the parties hereto that AIRLINE, continuously and without interruption, maintain in force the required insurance coverages to be carried by AIRLINE set forth above.

     (E) AUTHORITY RIGHT TO REVIEW AND ADJUST COVERAGE LIMITS. The AUTHORITY reserves the right at reasonable intervals during the term of this Agreement to cause the insurance requirements of this Article XI to be reviewed by an independent insurance consultant experienced in insurance for public airports, taking into consideration changes in statutory law, court decisions, or the claims history of the airline industry as well as that of AIRLINE, and, based on the written recommendations of such

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consultant, and in consultation with AIRLINE, to reasonably adjust the insurance coverages and limits required herein but not more often than every twenty-four months.

SECTION 1102.  DAMAGE TO PREMISES

     (A) MINOR DAMAGE. If any part of the Leased Premises, or adjacent facilities directly and substantially affecting the use of the Leased Premises, shall be partially damaged by fire or other casualty, but said circumstances do not render the Leased Premises untenantable as determined by the AUTHORITY, the same shall be repaired to usable condition with due diligence by the AUTHORITY as provided in this Section 1102.

     (B) SUBSTANTIAL DAMAGE. If any part of the Leased Premises, or adjacent facilities directly and substantially affecting the use of the Leased Premises, shall be so extensively damaged by fire, or other casualty, as to render any portion of said Leased Premises untenantable but capable of being repaired, as determined by the AUTHORITY, the same shall be repaired to usable condition with due diligence by the AUTHORITY as provided in this Section 1102. In such case, the rentals payable hereunder with respect to affected Leased Premises shall be paid up to the time of such damage and shall thereafter be abated ratably in the proportion that the part of the urea rendered untenantable bears to total Leased Premises of the same category and area. Such abatement in rent will continue until such time as such affected Leased Premises shall be restored adequately for AIRLINE's use. The AUTHORITY shall use its best efforts to provide alternate facilities to continue AIRLINE's operation while repair, reconstruction, or replacement is being completed, at a rental rate not to exceed that provided in this Agreement for comparable space provided that AIRLINE's rental costs shall not increase as a result of any such alternate facilities unless AIRLINE requests additional space and/or space replacement of a classification at higher rental rates concurrent with such reassignment to alternate facilities.

     (C) TOTAL DAMAGE.

     (i) If any part of the Leased Premises, or adjacent facilities directly and substantially affecting the use of the Leased Premises, shall be damaged by fire or other casualty, and is so extensively damaged as to render any portion of said Leased Premises incapable of being repaired, as determined by the AUTHORITY, the AUTHORITY shall notify AIRLINE as soon as practicable under the circumstances after the date of such damage of its decision whether to reconstruct or replace said space. However, the AUTHORITY shall be under no obligation to replace or reconstruct such premises. The rentals payable hereunder with respect to affected Leased Premises shall be paid up to the time of such damage and thereafter shall cease until such time as replacement or reconstructed space shall be available for use by AIRLINE.

     (ii) In the event the AUTHORITY elects to reconstruct or replace affected Leased Premises, the AUTHORITY shall use its best efforts to provide alternate facilities to continue AIRLINE's operation while repair, reconstruction, or replacement is being completed, at a rental rate not to exceed that provided in this Agreement for comparable space. However, if such damaged space shall not have been replaced or reconstructed, or the AUTHORITY is not diligently pursuing such replacement or reconstruction, within six months after the date of such damage or destruction, AIRLINE shall have the right, upon giving the

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     AUTHORITY 30 days advance written notice, to delete the affected Leased
     Premises from this Agreement, but this Agreement shall remain in effect with respect to the remainder of said Leased Promises, unless such damaged or destroyed premises prevent AIRLINE from operating its Air Transportation Business at the AIRPORT.

     (iii) In the event the AUTHORITY elects not to reconstruct or replace affected Leased Premises, the AUTHORITY shall meet and consult with AIRLINE on ways to permanently provide AIRLINE with adequate replacement space for affected Leased Premises. AIRLINE shall have the right, upon giving the AUTHORITY 30 days advance written notice, to delete the affected Leased Premises from this Agreement, but this Agreement shall remain in full force and effect with respect to the remainder of said Leased Premises, unless the loss of such premises prevents AIRLINE from operating its Air Transportation Business at the AIRPORT.

     (D) SCOPE OF RESTORATION OF PREMISES.

     (i) The AUTHORITY's obligations to repair, reconstruct, or replace affected premises under the provisions of this Section shall in any event be limited to using due diligence and best efforts to restore affected Leased Premises to substantially the same condition that existed prior to any such damage and shall further be limited to the extent of insurance proceeds available to the AUTHORITY for such repair, reconstruction, or replacement. AIRLINE agrees that if the AUTHORITY elects to repair, reconstruct, or replace affected premises as provided in this Section, then AIRLINE shall proceed with reasonable diligence and at its sole cost and expense to repair, reconstruct, or replace its signs, fixtures, furnishings, equipment, and other items provided or installed by AIRLINE in or about the Leased Premises in a manner and in a condition at least equal to that which existed prior to said damage or destruction.

     (ii) In lieu of the AUTHORITY's repair, reconstruction, or replacement of the affected premises, as provided in this Section, if AIRLINE requests to perform said function with respect to damage under Sections 1102(A) and 1102(B), the AUTHORITY may in its sole discretion, allow AIRLINE to perform such work. AIRLINE shall not be performing such work as an agent or contractor of the AUTHORITY. Any such work by AIRLINE must be done in accordance with the requirements of Section 801. The AUTHORITY shall reimburse AIRLINE for the cost of such work performed by AIRLINE.

     (E) DAMAGE FROM AIRLINE NEGLIGENCE. Notwithstanding the provisions of this Section, in the event that due to the negligent or willful acts of AIRLINE, its agents, servants, or employees, or those under its control, Leased Premises shall be damaged or destroyed by fire, casualty, or otherwise, there shall be no abatement of rent during the restoration or replacement of said Leased Premises and AIRLINE shall have no option to delete the affected Leased Premises from this Agreement under the provisions of this Section. To the extent that the costs of repairs pursuant to this section shall exceed the amount of any insurance proceeds payable to the AUTHORITY by reason of such damage or destruction, AIRLINE shall pay the amount of such additional costs to the AUTHORITY.

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SECTION 1103.  INDEMNIFICATION

     (A) AIRLINE agrees to defend, indemnify, and hold harmless the AUTHORITY, its past, present and future directors, officers, employees, and agents from and against any and all loss, liability, penalties, damages of whatever nature, causes of action, suits, claims, demands, judgments, injunctive relief, awards and settlements, costs and expenses, including, without limitation, payments of claims of liability resulting from any injury or death of any person or damage to or destruction of any property, arising out of or in connection with the conduct of AIRLINE's Air Transportation Business or the AIRLINE's use of its Leased Premises or other areas or facilities at the AIRPORT by AIRLINE, its agents, employees, business invitees, contractors, or subcontractors, including, but not limited to:

     (i) The acts or omissions of AIRLINE, its agents, employees, business invitees, contractors, or subcontractors;

     (ii) AIRLINE's use or occupancy of the AIRPORT and the Leased Premises;

     (iii) The violation by AIRLINE in the conduct of AIRLINE's Air Transportation Business or its use of its Leased Premises or other areas or facilities at the AIRPORT of any provision, warranty, covenant, or condition of this Agreement, of any applicable, law, ordinance, regulation, or court order affecting the AIRPORT, including the AUTHORITY's Rules and Regulations; and

     (iv) Violations or alleged violations of any federal or state laws as a result of any actions taken by AIRLINE, pursuant to this Agreement.

     AIRLINE will, at its own cost and expense, defend all such claims, demands and suits, whether frivolous or not.

     (B) Without limiting the foregoing, AIRLINE also agrees to defend, indemnify, and hold harmless the AUTHORITY, its past, present and future directors, officers, agents, and employees:

     (i) From and against any and all claims or liability for compensation under any workers' compensation statute arising out of injuries sustained by any employee of AIRLINE. AIRLINE shall require by contract that its licensees and contractors to maintain in effect at all times workers' compensation insurance as required by law;

     (ii) From, and to assume all liability for, and to pay, all applicable taxes and assessments for payment of which the AUTHORITY may become liable and which by law may be levied or assessed on the Leased Premises, or which arise out of the operations of AIRLINE or by reason of AIRLINE's occupancy of its Leased Premises except for any taxes or assessments based on the gross or net income or gross or net receipts of the AUTHORITY that are not allocable to airline-related receipts. However, AIRLINE may, at its own risk, cost, and expense, and at no cost to the AUTHORITY, contest, by appropriate judicial or

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     administrative proceedings, the applicability or the legal or constitutional validity of any such tax or assessment, and the AUTHORITY will, to the extent permitted by law, execute such documents as are necessary to permit AIRLINE to contest or appeal the same. AIRLINE shall be responsible for obtaining bills for all of said taxes and assessments directly from the taxing authority and shall promptly deliver to the AUTHORITY, upon request, copies of receipts of payment. In the event the AUTHORITY receives any tax billings, it will forward said billings to AIRLINE; and

     (iii) From and against any and all suits, claims, actions, or proceedings alleging a taking of property or interests in property without just compensation, trespass, nuisance, property damage, personal injury or similar claims, actions, proceedings or suits based upon the environmental impacts resulting from AIRLINE'S use of the AIRPORT for the landing and taking-off of aircraft including noise, smoke, or vibration.

     (C) AIRLINE shall defend, indemnify, and hold the AUTHORITY, and its agents, officers, and employees, completely harmless from and against any claim, suit, demand, action, liability, loss, damage, judgment, or fine, and all costs and expenses of whatever kind or nature (including, but not limited to, reasonable and actual attorney's fees, court costs, investigation expenses, and expert fees) associated therewith in any way arising from or based upon the violation of any federal, state, or municipal laws, statutes, resolutions, or regulations by AIRLINE, its agents, employees, contractors, or tenants, in conjunction with AIRLINE'S use and/or occupancy of the Leased Premises or its operations at the AIRPORT.

     (D) AIRLINE further agrees that if a prohibited incursion into the air operations area occurs, or if the Airfield Operations Area or sterile area security is breached, by or due to the negligence or willful act or omission of any of AIRLINE'S employees, agents, contractors, and such incursion or breach results in a civil penalty action against the AUTHORITY, AIRLINE shall assume the defense of any such action and be responsible for any civil penalty or settlement amount required to be paid by the AUTHORITY as a result of such incursion or breach. The AUTHORITY shall notify AIRLINE of any allegation, investigation, or proposed or actual civil penalty sought for such incursion or breach. Civil penalties and settlement and associated expenses reimbursable under this paragraph include but are not limited to those paid or incurred as a result of violation of FAA Federal Aviation Regulation Part 107, "Airport Security," FAA Federal Aviation Regulation Part 108, "Airplane Operator Security," and FAA Federal Aviation Regulation Part 139, "Certification and
Operations: Land Airports Serving Certain Air Carriers."

     (E) AIRLINE'S obligation to defend and indemnify past directors, officers and employees of the AUTHORITY shall apply to such persons only for such periods during which said directors, officers and employees held their office or position with the AUTHORITY.

     (F) The AUTHORITY shall promptly notify AIRLINE of each claim, action, proceeding, or suit in respect of which indemnity may be sought by the AUTHORITY against AIRLINE hereunder, setting forth the particulars of such claim, action, proceeding or suit, and shall furnish AIRLINE with a copy of all judicial filings and legal process and any correspondence received by the AUTHORITY related thereto.

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     (G) The duty to defend, indemnify, hold harmless, and reimburse shall apply to any claim, demands, or suits made against the AUTHORITY, whether or not meritorious for which AIRLINE is responsible pursuant to Section 1103. Provided, however, that upon the filing by anyone of a claim with the AUTHORITY for damages arising out of incidents for which AIRLINE herein agrees to indemnify and hold the AUTHORITY harmless, the AUTHORITY shall promptly notify AIRLINE of such claim and, in the event that AIRLINE does not settle or compromise such claim, then AIRLINE shall undertake the legal defense of such claim both on behalf of AIRLINE and on behalf of the AUTHORITY. It is specifically agreed, however, that the AUTHORITY, at its option and at its own expense, may participate in the legal defense of such claim. Any final judgment rendered against the AUTHORITY for any cause for which AIRLINE is liable hereunder shall be conclusive against AIRLINE as to amount upon the expiration of the time for appeal therefrom. In the event the AUTHORITY shall fail to give AIRLINE notice of any such demand, notice, summons, or other process received by the AUTHORITY and such failure to give notice shall result in prejudice to AIRLINE in the defense of any action or legal proceeding contemplated herein, such failure or delay shall release AIRLINE of its liability as set forth in this paragraph insofar as only the particular claim or legal proceeding is concerned, and only to the extent of such prejudice. Nothing in this Article XI shall be deemed a change or modification in any manner whatsoever of the method or conditions of preserving, asserting, or enforcing arty claim of legal liability against the AUTHORITY. This Section 1103 shall not be construed as a waiver of the AUTHORITY's immunity.

     (H) The AUTHORITY, at its own expense except as otherwise provided herein, shall be invited to attend and participate in all meetings (including those related to settlement) and to appear and participate in all judicial proceedings and to the extent of its interests, approve, in writing, the terms of any settlement related to any claim, action, proceeding or suit set forth in (his Section.

     (I) Notwithstanding the provisions of this Section, AIRLINE shall have no obligation to indemnify the AUTHORITY for any amounts to be paid in connection with losses, liabilities, penalties, damages of whatever nature, causes of action, suits, claims, demands, injunctive relief, judgments, awards and settlements to the extent such are the result of the AUTHORITY's negligence or willful misconduct.

     (J) This Section shall survive the expiration or early termination of this Agreement. AIRLINE understands and agrees that any insurance protection furnished by AIRLINE pursuant to Section 1101 shall in no way limit AIRLINE's responsibility to indemnify and hold harmless the AUTHORITY under the provisions of this Agreement.

SECTION 1104.  AUTHORITY NOT LIABLE

     The AUTHORITY shall not in any event be liable for any acts or omissions of AIRLINE, its officers, agents, employees, invitees, and independent contractors, or for any conditions resulting from the operations or activities of any such lessee, tenant, or concessionaire, AIRLINE officers, employees, invitees, or independent contractors, or for any conditions resulting from the operations or activities of AIRLINE's officers, agents, employees, invitees, or independent contractors either to AIRLINE or to any other person. The AUTHORITY shall not be liable for AIRLINE's failure to perform any of the obligations under this Agreement or for any delay in the performance thereof. AIRLINE expressly agrees that the AUTHORITY shall not be liable to AIRLINE, for bodily injury or for any loss or damage to real or personal property occasioned by flood, fire, earthquake, lightning, windstorm, hail, explosion, riot, strike, civil commotion, smoke,

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vandalism, malicious mischief, or acts of civil authority and not caused by the negligence or willful acts or omissions of the AUTHORITY.

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                                  ARTICLE XII
                       MERGERS, ASSIGNMENT AND SUBLETTING

SECTION 1201.  AIRLINE MERGERS AND CONSOLIDATIONS

     If AIRLINE consolidates with or merges into another corporation or permits one or more other corporations to consolidate with or merge into it, or transfers or conveys all or substantially all of its property, assets and licenses to another corporation, the corporation resulting from or surviving such merger (if other than AIRLINE) or consolidation or the corporation to which such transfer or conveyance is made shall (a) expressly assume in writing and agree to perform all of AIRLINE's obligations hereunder, (h) he qualified to do business in the State of Ohio, and (c) if such corporation shall not be organized and existing under the laws of the United States of America or any state or territory thereof or the District of Columbia, furnish to the AUTHORITY an irrevocable consent to service of process in, and to the jurisdiction of the courts of, the State of Ohio with respect to any action or suit, in law or at equity, brought by the AUTHORITY to enforce this Agreement. If AIRLINE is the surviving corporation in such a merger, the express assumption referred to in the preceding sentence shall not be required.

SECTION 1202.  ASSIGNMENT OR SUBLETTING

     AIRLINE shall not assign, transfer, convey, sell, mortgage, pledge, or encumber (hereinafter collectively referred to as "Assignment") or sublet its Leased Premises without the advance approval of the AUTHORITY. If AIRLINE fails to obtain advance approval of any such assignment or sublease or the AUTHORITY, in addition to the rights and remedies set forth in Article XIII, shall have the right to refuse to recognize such agreement, and the assignee or sublessee shall acquire no interest in this Agreement or any rights to use the Leased Premises.

SECTION 1203.  AUTHORITY APPROVAL OF ASSIGNMENTS

     (A) Without in any manner limiting AUTHORITY's general right to approve assignments, it shall not be unreasonable for the AUTHORITY to disapprove or condition an assignment of AIRLINE's Leased Premises on any or all of the following circumstances, among others:

     (i) The assignment is for less than the full remainder of the term of this Agreement.

     (ii) The assignment does not require the assignee to accept and comply with all provisions of the Agreement, including but not limited to accepting Signatory Airline status.

     (B) Notwithstanding the foregoing, this Section shall not be interpreted to preclude or to require the AUTHORITY's approval of the assignment of this Agreement and AIRLINE's rights and obligations hereunder to a parent, subsidiary, or merged company if such parent, subsidiary, or merged company conducts an Air Transportation Business at the AIRPORT and assumes all rights and obligations hereunder. Written notice of such assumption shall be provided by the parent, subsidiary, or merged company 30 days prior to the effective date of such assignment.

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SECTION 1204.  AUTHORITY APPROVAL OF SUBLEASES

     (A) Without in any manner limiting AUTHORITY's general right to approve subleases, it shall not be unreasonable for the AUTHORITY to disapprove or condition a sublease of AIRLINE's Leased Premises on any or all of the following circumstances, among others:

     (i) If a Signatory Airline, including a Signatory Airline which is not leasing space directly from the AUTHORITY because of the unavailability of such space, is, in the determination of the AUTHORITY, in need of tile Leased Premises proposed to be subleased; provided, however, that such Signatory Airline is willing to take such Leased Premises on substantially the same terms and conditions as proposed in the sublease and is willing to provide AIRLINE with a reasonable security deposit not to exceed 3 month's rentals, fees, and charges

     (ii) If the AUTHORITY determines that there is available space and/or Passenger Holdrooms for lease directly from the AUTHORITY by the proposed sublessee or if the sublease does not contain a provision which permits it to be terminated upon notice from the AUTHORITY to the parties thereto of the availability of AUTHORITY controlled space, provided that this paragraph shall not apply to Airlines which are code shares.

SECTION 1205.  METHOD OF OBTAINING APPROVAL

     AIRLINE, when requesting an approval of an assignment or sublease under
Section 1202, shall include with its request a copy of the proposed agreement, if prepared, or a detailed summary of the material terms and conditions to be contained in such agreement. Any proposed agreement or detailed summary thereof shall provide the following information: (a) the Leased Premises to be assigned or sublet; (b) the terms; (c) if a sublease, the rentals and fees to be charged; and (d) all material terms and conditions of the assignment or sublease the AUTHORITY may reasonably require. If approved, AIRLINE shall submit a fully executed copy of such agreement to the AUTHORITY within 30 days after the commencement of the assignment or sublease.

SECTION 1206.  ADMINISTRATIVE CHARGE

     In the event AIRLINE is authorized by the AUTHORITY to sublease any portion of its Leased Premises, AIRLINE may charge such sublessee, in addition to a reasonable charge for any services and AIRLINE-owned property provided by AIRLINE or actual costs other than rental costs incurred by AIRLINE, reasonable rentals not to exceed one hundred fifteen percent (115%) of AIRLINE's rentals for such portion of the Leased Premises.

SECTION 1207.  AIRLINE TO REMAIN LIABLE

     AIRLINE shall remain fully and primarily liable during the term of this Agreement for the payment of all of the rentals due and payable to the AUTHORITY for the Leased Premises that are subject to an assignment or a sublease under Article XII, and fully responsible for the performance of all the other obligations hereunder, unless otherwise agreed to by the AUTHORITY.

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                                  ARTICLE XIII
                 DEFAULT, TERMINATION AND CHANGE OF LEASE TERM

SECTION 1301.  EVENTS OF DEFAULT

     Each of the following shall be an "Event of Default" under this Agreement:

     (A) AIRLINE fails to punctually pay when due any PFC, Rentals, Fees, Charges, Supplemental Charge, or any other sum required to be paid hereunder, and such failure continues for a period of 10 business (lays after written notice of non-payment has been given to AIRLINE by the AUTHORITY.

     (B) AIRLINE shall fail to keep, perform and observe any material promise, covenant or other provision of this Agreement for a period of 30 days after written notice specifying such failure by the AUTHORITY; provided, however, that any such failure which can be remedied, but which cannot with due diligence he remedied within such 30 day period, shall not give rise to the AUTHORITY'S right to terminate this Agreement if corrective action is instituted by AIRLINE within such 30 day period and diligently pursued until the failure is remedied.

     (C) AIRLINE shall discontinue its Air Transportation Business at the AIRPORT for a period of 30 consecutive days or, after exhausting or abandoning any further appeals. AIRLINE shall be prevented for a period of 30 consecutive days by action of any governmental agency other than the AUTHORITY from conducting its Air Transportation Business at the AIRPORT.

     (D) AIRLINE shall cease using or abandon substantially all of its Leased Premises for a period of 30 days.

     (E) AIRLINE shall fail to meet any of the Security Deposit requirements set forth in Section 605.

     (F) AIRLINE shall fail to make its Preferential Use Premises available for use by other AIRLINEs as required pursuant to Article IV on more than 2 instances after written notice by the AUTHORITY or for a period of 30 days after written notice specifying such failure by the AUTHORITY.

     (G) AIRLINE shall fail to maintain the minimum required insurance coverage as required by Section 1101 for a period of 30 days after written notice specifying such failure by the AUTHORITY, provided that the AUTHORITY shall have the right to immediately suspend AIRLINE'S right to operate at the AIRPORT until AIRLINE has obtained the minimum required insurance coverage.

     (H) AIRLINE shall become insolvent (as such term is defined under Section 101 of the Federal Bankruptcy Code, II U.S.C. 101 et seq. (the "Code"), or any successor statute thereto); or shall fail to pay its debts generally as they mature; or shall take the benefit of any present or future federal or state insolvency statue; or shall make a general assignment for the benefit of creditors.

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     (I) AIRLINE shall file a voluntary petition in bankruptcy or a petition or answer seeking an arrangement of its indebtedness under the Code or under any other law or statute of the United States or of any state thereof; or consent to the appointment of a receiver, trustee, custodian, liquidator, or other similar official, of all or substantially all of its property; or an order for relief shall be entered by or against AIRLINE under any chapter of the Code.

     (J) By order or decree of a court, AIRLINE shall be adjudged a debtor or bankrupt or an order shall he made approving a petition filed by any of its creditors or by any of its stockholders, seeking its reorganization or the restructuring of its indebtedness under the Code or under any other law or statute of the United States or any state thereof and such order or decree shall not be stayed or vacated within 60 days of its issuance.

     (K) A petition under any chapter of the Code or an action under any federal or state insolvency law or statute law shall be filed against AIRLINE and shall not be dismissed or stayed within 60 days after the filing thereof.

     (L) By or pursuant to, or under authority of any legislative act, resolution, or rule, or any order or decree of any court or governmental board, agency or officer, a receiver, trustee, custodian, liquidator, or other similar official shall take possession or control of all or substantially all of the property of AIRLINE and such possession or control shall continue in effect for a period of 60 days.

     (M) AIRLINE shall become a corporation in dissolution.

     (N) If any of AIRLINE's Leased Premises is financed in whole or in part with PFC revenue, and any portion of AIRLINE'S existing exclusive use facilities is not fully utilized and is not made available for use by potentially competing air carriers or foreign air carriers.

     (O) The letting, license, or other interest of or rights of AIRLINE hereunder shall be transferred to, pass to or devolve upon, by operation of law or otherwise, any other person, firm, corporation, or other entity, by, in connection with or as a result of any bankruptcy, insolvency, trusteeship, liquidation, or other proceedings or occurrence described in subparagraphs (A) through (M) of this Section 1301.

     (P) The assignment or subletting of premises which is not approved by the AUTHORITY in accordance with the provisions of Article XII and the failure to nullify such assignment or subletting within a period of 30 days after written notice specifying such failure by the AUTHORITY.

SECTION 1302.  TERMINATION BY THE AUTHORITY

     (A) Whenever an Event of Default has occurred, the AUTHORITY may, at its option, immediately and without further notice of such Event of Default:

     (i) Terminate this Agreement and the lettings, licenses, and other rights of AIRLINE hereunder, without discharging any of AIRLINE's obligations hereunder and, at the AUTHORITY's further option, exclude AIRLINE from its Leased Premises. In the event AIRLINE uses, occupies, or fails to surrender or remove its property from its Leased Premises, or any portion thereof, without the

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     written consent of the AUTHORITY after this Agreement has been terminated or expires, AIRLINE may be deemed a tenant at sufferance during the period of such use or failure and, in such event, AIRLINE shall pay the rate for rentals, fees, and charges established by the AUTHORITY for Airlines which are not Signatory Airlines during such period. In such event, the AUTHORITY shall have, in addition to whatever other rights are available to the AUTHORITY, the right to all remedies provided under applicable laws, and reasonable costs, disbursements, and attorney fees including consequential damages incurred as a result of the holdover.

     (ii) Without terminating this Agreement, exclude AIRLINE from its Leased Premises and use its best efforts to lease such Leased Premises to another airline with any rentals received credited to the amounts owed by AIRLINE, minus a fifteen percent (15%) administrative fee of all sublease rentals received, holding AIRLINE liable for all Rentals, Fees, and Charges and other payments due hereunder up to the effective date of such leasing and for the excess, if any, of the Rentals, Fees, and Charges and other amounts payable by AIRLINE under this Agreement for the remainder of the term of this Agreement over the rentals and other amounts which are paid by such new airline under such new agreement.

     (iii) In addition, the AUTHORITY may, from time to time, take whatever action at law or in equity appears necessary or desirable to collect Rentals, Fees, and Charges and any other amounts payable by AIRLINE hereunder then due and thereafter to become due, and to enforce the performance and observance of any obligation, agreement or covenant of AIRLINE under this Agreement.

     (B) In the event of an Event of Default, the AUTHORITY may exercise any and all of the rights provided to it in this Section 1302 irrespective of any subsequent cure by AIRLINE, unless otherwise mutually agreed by AIRLINE and AUTHORITY.

     (C) The remedies set forth in this Article, shall be in addition to all other remedies which are or may be available to the AUTHORITY at law or in equity.

     (D) All rights and remedies hereinbefore given to the AUTHORITY and all rights and remedies given to the AUTHORITY by law, shall be cumulative and concurrent. No termination of this Agreement or the taking or recovering of the Leased Premises shall deprive the AUTHORITY of any of the AUTHORITY's remedies or actions against AIRLINE for rentals, fees, and charges or for damages or for the breach of any covenant herein contained, nor shall the bringing of any action for rentals, fees, and charges or breach of covenant, or the resort to any other remedy herein provided for the recovery of rentals, fees, and charges be construed as a waiver of the right to obtain possession of the Leased Premises.

     (E) In no event shall this Agreement or any rights or privileges hereunder be an asset of AIRLINE under any bankruptcy, insolvency, or reorganization proceedings.

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SECTION 1303.  CHANGE OF LEASE TERM

     (A) Notwithstanding the provisions of Section 201, automatically and immediately upon the occurrence of an Event of Default described in Section 1301
(H), (I), (J), (K), (L) or (M), the term of this Agreement shall convert to month-to-month, commencing on the date of the automatic conversion and in addition to its rights under Article XIII either party shall have the right to terminate the Agreement upon 30 days written notice from the AUTHORITY to AIRLINE, or from AIRLINE to the AUTHORITY.

     (B) The conversion of the term of this Agreement pursuant to this Section 1303 shall not discharge any of AIRLINE's obligations hereunder nor affect any of the AUTHORITY's other remedies set forth herein.

SECTION 1304.  TERMINATION BY AIRLINE

     (A) At any time that AIRLINE is not in default hereunder, AIRLINE may terminate this Agreement and its obligations hereunder to the extent set forth below, at AIRLINE's option, prior to the scheduled expiration date set forth in
Section 201, by giving the AUTHORITY 60 days' advance written notice by registered or certified mail upon or after the happening and during the continuance of any of the following events:

     (i) Any action of the Federal Aviation Administration or any other federal, state, county, or municipal governmental agency refusing to permit AIRLINE to operate into, from, or through the AIRPORT such aircraft (licensed for use in scheduled air transportation) as AIRLINE has previously operated regularly thereon, and the remaining in force of such refusal for a period of at least 60 days; provided however, that this provision shall not apply if occasioned by AIRLINE's failure to comply with airworthiness or noise standards for such aircraft as promulgated by FAA;

     (ii) Any failure by the AUTHORITY to keep, perform and observe any material promise, covenant, or other provision of this Agreement for a period of 30 days after written notice specifying such failure and requesting that it be remedied is given to the AUTHORITY by AIRLINE; provided, however, that any such failure which can be cured, but which cannot with due diligence be cured within such 30 day period, shall not give rise to AIRLINE's right to terminate this Agreement if corrective action is instituted by the AUTHORITY within such 30 day period and diligently pursued until the failure is corrected; or

     (iii) AIRLINE is prevented from conducting its Air Transportation Business at the AIRPORT for a period in excess of 60 consecutive days for any reason other than causes directly controlled by AIRLINE.

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                                  ARTICLE XIV
                             SURRENDER OF PREMISES

SECTION 1401. SURRENDER OF PREMISES

     (A) SURRENDER OF PREMISES. AIRLINE covenants and agrees that on expiration of the term of this Agreement, or earlier termination as hereinafter provided, or on reassignment or reallocation of the Leased Premises as provided herein, it will peaceably surrender possession of the Leased Premises, and other space made available to AIRLINE hereunder in a clean, sanitary, and good condition, reasonable wear and tear taking into account maintenance required to be done by AIRLINE, and acts of God, fire, and other casualties excepted, and the AUTHORITY shall have the right to take possession of said Leased Premises and other space made available to AIRLINE hereunder. The AUTHORITY shall not be required to give notice to quit possession at the expiration date of the term of this Agreement.

     (B) REMOVAL OF PERSONAL PROPERTY. Provided AIRLINE is not in default for payment of Rentals, Fees, Charges, PFCs, or any other payment due hereunder, AIRLINE shall have the right, on expiration or early termination of this Agreement and within 30 days thereafter, to remove or dispose of all trade fixtures and equipment and other personal property installed or placed by AIRLINE, in, on, or about the AIRPORT; provided, however, that the AUTHORITY reserves the right to purchase from AIRLINE its ticket counter inserts and baggage conveyors at AIRLINE's netbook value of such inserts and conveyors at fair market value as of the date of such expiration or early termination. AIRLINE shall not be entitled to remove non-trade fixtures without the advance written consent of the AUTHORITY.

     (C) REMOVAL DAMAGES. In the event AIRLINE removes its trade fixtures and equipment and other personal property and/or is allowed to remove its non-trade fixtures and removes such fixtures, AIRLINE shall repair any damage caused by such removal. Removal shall be at AIRLINE's expense. Notwithstanding the above, consideration shall be given to the intended long-term use of the Premises and in the event it is determined that such Premises shall not be maintained for a period warranting the repairs indicated above, AIRLINE's requirement to perform such may be reduced or eliminated by AUTHORITY. In the event the Leased Premises are yielded or delivered to the AUTHORITY in need of repair, reconditioning, or restoration to its original condition (reasonable wear and tear taking into account maintenance required to be done by AIRLINE excepted), after reasonable notice to AIRLINE, the AUTHORITY shall repair or recondition said excepted Leased Premises and the cost thereof will be invoiced to AIRLINE as provided in
Section 704. The AUTHORITY shall determine the condition of the Leased Premises at the termination of this Agreement by expiration or otherwise.

     (D) OWNERSHIP OF FIXTURES NOT REMOVED. In the event AIRLINE fails to remove its property, in addition to whatever other rights are available to the AUTHORITY, with prior notification of AIRLINE the AUTHORITY shall have the options of (a) removing, selling, or storing AIRLINE property at AIRLINE's expense, or (b) taking title to AIRLINE property in lieu of removal on behalf of AIRLINE. In the event the AUTHORITY takes title to such property or otherwise disposes of the property, the AUTHORITY shall be entitled to all proceeds of sale of such AIRLINE property as liquidated damages for the breach of this covenant to remove.

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                                   ARTICLE XV
                            MISCELLANEOUS PROVISIONS

SECTION 1501. RELATIONSHIP OF PARTIES

     Nothing herein contained is intended or shall be construed to in any respect create or establish any relationship other than that of lessor and lessee, and nothing herein shall be construed to establish any partnership, joint venture or association or to make AIRLINE the general representative or agent of the AUTHORITY for any purpose whatsoever.

SECTION 1502. AMENDMENT

     Except as otherwise expressly provided herein, this Agreement, including the attached exhibits and endorsements, may not be changed, modified, discharged, or extended except by written amendment duly executed by the parties.

SECTION 1503. SUBORDINATION TO BOND ORDINANCE

     (A) This Agreement and all rights granted to AIRLINE hereunder, are expressly subordinated and subject to the lien and provisions of the pledges, transfer, hypothecation, or assignment made by the AUTHORITY in any Trust Indenture executed by the AUTHORITY to issue Bonds. The AUTHORITY expressly reserves the right to make such pledges and grant such liens and enter into covenants as it may deem necessary or desirable to secure and provide for the payment of Bonds, including the creation of reserves therefor, provided that the AUTHORITY shall not take any actions that would he inconsistent with the term and conditions of this Agreement.

     (B) AIRLINE understands that the AUTHORITY is and will be the issuer of Bonds. With respect to Bonds that may be issued in the future, the interest on which is intended to be excludable from gross income from the holders of such Bonds for Federal income tax purposes under the Internal Revenue Code of 1986, AIRLINE agrees that it will not act, or fail to act (and will immediately cease and desist from any action, or failure to act) with respect to the use of the Leased Premises, if the act or failure to act may cause the AUTHORITY to be in noncompliance with the provisions of the Internal Revenue Code of 1986 as they now exist or may be amended, supplemented, or replaced, or the regulations or rulings issued thereunder, nor will AIRLINE take, or persist in, any action or omission which may cause the interest on the tax-exempt Bonds either (a) not to be excludable from the gross income of the holders thereof for Federal income tax purposes; or (b) to become subject to the alternative minimum tax (the AMT) for Federal income tax purposes.

SECTION 1504. CERTIFICATE IN CONNECTION WITH ISSUANCE OF BONDS

     AIRLINE agrees that in connection with any issuance of Bonds by the AUTHORITY, upon not less than 30 days prior written request by the AUTHORITY, AIRLINE will deliver to the AUTHORITY a statement in writing certifying:

     (i) That this Agreement is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that the Agreement as modified is in full force and effect);

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     (ii) That to the AIRLINE's knowledge the AUTHORITY is not in default under any provision of this Agreement, or, if in default, the nature thereof in detail; and

     (iii) Such further matters as may be reasonably requested by the AUTHORITY, it being intended that any such statement may be relied upon by the parties involved in such issuance of Bonds.

SECTION 1505. NO THIRD PARTY BENEFICIARIES

     This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity (including other Signatory Airlines) other than the parties hereto and their assigns any legal or equitable rights hereunder.

SECTION 1506. COUNTERPARTS

     This Agreement may be executed in one or more counterparts.

SECTION 1507. EXHIBITS

     All certificates, documents, exhibits, attachments, riders, and addenda referred to in this Agreement, including but not limited to the exhibits referred to in this Agreement, are hereby incorporated into this Agreement by reference and made a part hereof as though set forth in full in this Agreement to the extent they are consistent with its conditions and terms.

SECTION 1508. SURVIVAL OF WARRANTIES

     All warranties and covenants set forth in this Agreement shall survive the execution and performance of this Agreement.

SECTION 1509. QUIET ENJOYMENT

     The AUTHORITY agrees that, upon payment of all amounts due hereunder and performance of the covenants and agreements on the part of AIRLINE to be performed hereunder, the AUTHORITY shall not act or fail to act, except as otherwise provided by this Agreement, in a manner that will prevent AIRLINE from peaceably having and, in accordance with the terms hereof, enjoying the Leased Premises and all rights, licenses, services, and privileges of the AIRPORT and its appurtenances and facilities granted herein.

SECTION 1510. NO PERSONAL LIABILITY

     (A) The AUTHORITY shall not be liable for any acts or omissions of any airline or any condition resulting from the operations or activities of tenants or their representatives.

     (B) No director, officer, employee, or agent of the AUTHORITY or AIRLINE shall be charged personally or held contractually liable by or to the other party under any term or provision of this Agreement or because of any breach hereof or because of its or their execution of this Agreement.

SECTION 1511. AGREEMENTS WITH THE UNITED STATES

     (A) GOVERNMENT INCLUSION. AIRLINE covenants and agrees that this Agreement shall be subordinated to the provisions of any existing or future agreement between the AUTHORITY and the United States Government or governmental authority, relative to the operation or maintenance of the AIRPORT, the execution of which has been or will be required as a condition precedent to the granting of federal funds or the approval to impose or use PFCs for the improvement or development of the AIRPORT. AIRLINE further agrees that it shall not cause the AUTHORITY to violate any assurances made by the AUTHORITY to the federal government in connection with the granting of such federal funds or the approval of such PFCs.

     (B) FEDERAL GOVERNMENT'S EMERGENCY CLAUSE. All provisions of this Agreement shall be subordinate to the rights of the United States of America to operate all of the AIRPORT or any part thereof during time of war or national emergency. Such rights shall supersede any provisions of this Agreement inconsistent with the operation of the AIRPORT by the United States of America.

SECTION 1512. GOVERNING LAW

     This Agreement is made and entered into in Franklin County, Ohio and Ohio law shall govern and apply to this Agreement. In the event of a dispute or disputes between the parties hereto, and in the event litigation is instituted, such litigation shall be commenced only in a federal or state court in Franklin County, Ohio. AIRLINE hereby consents to the jurisdiction and venue of such courts and waives personal service of any and all process upon the AIRLINE herein, and consents that all such service of process shall be made by certified mail, return receipt requested, directed to AIRLINE at the address herein stated, and service so made shall be completed 7 days after the same shall have been posted as aforesaid.

SECTION 1513. NOTICES

     Except as otherwise expressly provided hereunder, all notices and other communications provided for under this Agreement shall be in writing and shall be mailed via certified mail return-receipt requested, telecopied (with confirmation of transmission) or personally delivered to the AUTHORITY and AIRLINE at the following addresses:

If to the AUTHORITY, to:

Executive Director
Columbus Municipal Airport Authority
Port Columbus International Airport
4600 International Gateway
Columbus, Ohio 43219
Telecopy (614) 238-7834

With a copy to General Counsel, same address.

If to AIRLINE, to:

------------------------
------------------------
------------------------
------------------------

or to such other person or address as either the AUTHORITY or AIRLINE may hereafter designate by notice to the other in accordance with this Section 1513. Except as otherwise expressly provided hereunder, any notice or communication under this Agreement shall be deemed to have been given or made: (a) if a messenger or courier service is used, when delivered to the addressee; (b) if sent by certified mail, 5 days after being deposited in the mails, postage prepaid and properly addressed; or (c) if sent by telecopy, the earlier of (l) actual receipt by addressee and (2) 24 hours after confirmation of transmission.

SECTION 1514. ENTIRE AGREEMENT

     This Agreement, including the attached exhibits, embodies the entire agreement between the AUTHORITY and AIRLINE relating to the subject matter hereof, and supersedes all prior agreements and understandings, written or oral, express or implied, between the AUTHORITY and AIRLINE relating thereto.

SECTION 1515. FORCE MAJEURE

     (A) Neither party hereto shall be liable to the other for any failure, delay, or interruption in performing its obligations hereunder to the extent due to acts, events or conditions beyond its control, including, but not limited to, acts of God, weather conditions, shortages of energy or materials, embargoes, riots, rebellions, sabotage, acts of a public enemy, war, blockade, insurrection, strikes, boycotts, picketing, slow-downs, work stoppages or other labor actions affecting the rights or obligations of the AUTHORITY or AIRLINE hereunder, their respective contractors or subcontractors, except to the extent that such failure, delay or interruption directly or indirectly results from failure on the part of the AUTHORITY or AIRLINE to use reasonable care to prevent, or make reasonable efforts to cure, such failure, delay or interruption; provided, however, that, except as herein specifically provided, nothing in this Section is intended or shall be construed to abate, postpone or in any respect diminish AIRLINE's obligations to make any payments due to the AUTHORITY pursuant to this Agreement.

     (B) The AUTHORITY shall be under no obligation to supply any service if and to the extent and during any period that the supplying of any such service or the use of any component necessary therefor shall be prohibited or rationed by any law, ordinance, rule, regulation, requirement, order or directive of any federal, state, county or municipal government having jurisdiction.

SECTION 1516. INVALID PROVISIONS

     In the event any covenant, condition, or provision herein is held to be invalid, illegal, or unenforceable by any court of competent jurisdiction, such covenant, condition, or provision shall be deemed amended to conform to applicable laws so as to be valid or enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken. If stricken, all other covenants, conditions and provisions of this Agreement shall remain in full force and effect provided that the striking of such covenants, conditions or provisions does not materially prejudice either the AUTHORITY or AIRLINE in its respective rights and obligations contained in the valid covenants, conditions, or provisions of this Agreement.

SECTION 1517. NO WAIVER

     No provision of this Agreement shall be deemed to have been waived by either party unless such waiver is in writing, signed by the party making the waiver and addressed to the other party, nor shall any custom or practice which may evolve between the parties in the administration of the terms of this Agreement be construed to waive or lessen the right of either party to insist upon the performance of the other party in strict accordance with the terms of this Agreement.

SECTION 1518. CONSTRUCTION OF AGREEMENT

     The parties hereto acknowledge that they have thoroughly read this Agreement, including any exhibits or attachments hereto and have sought and received whatever competent advice and counsel was necessary for them to form a full and complete understanding of all rights and obligations herein. The parties further acknowledge that this Agreement is the result of extensive negotiations between the parties and shall not be construed against the AUTHORITY by reason of the preparation of this Agreement by the AUTHORITY.

SECTION 1519. AVIATION RIGHTS

     The AUTHORITY reserves unto itself, its successors and assigns, for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the AIRPORT, including but not limited to AIRLINE's Leased Premises, for navigation or fight in said airspace for landing on, taking off from, or operating at the AIRPORT.

SECTION 1520. SECURITY

     AIRLINE shall supervise, or cause to be supervised, all persons lawfully present on its loading bridges, persons traveling within secured areas directly to or from AIRLINE's aircraft, persons traveling on buses or similar vehicles operated by AIRLINE, and on all paths, walkways, and areas within secured areas used by the passengers to move between the Terminal Building and AIRLINE's aircraft.

SECTION 1521. TIMING

     The parties expressly agree that time is of the essence in this Agreement. Failure by a party to complete performance within the time specified, or within a reasonable time if no time is specified herein, shall relieve the other party, without liability, of any obligation to accept such performance.

SECTION 1522. REPRESENTATIVES

     The AUTHORITY and AIRLINE shall each designate a representative who, except as otherwise provided hereunder, shall be authorized to act for the AUTHORITY and AIRLINE, respectively, with respect to any actions to be taken by either of them under the terms of this Agreement. Except as specifically set forth herein, for the purposes of actions to be taken by it or by the AUTHORITY, the AUTHORITY's representative shall be the Executive Director. The AIRLINE's representative shall be designated in a written notice delivered to the AUTHORITY. Any party hereto may change its designated representative by notice to the other party.

SECTION 1523. APPROVALS

     (A) Whenever in this Agreement any approval is required from AIRLINE, such decision shall be promptly rendered and shall not be unreasonably withheld or conditioned. No disapproval shall be valid if such disapproval constitutes an anticompetitive act as described by a federal agency having jurisdiction over such matters.

     (B) Wherever in this Agreement the approval of the AUTHORITY is required, such approval may be given by the Executive Director, shall be promptly rendered and shall not be unreasonably withheld except as otherwise expressly provided herein.

     (C) In all instances in this Agreement where consent or approval of one party is required for an action by the other party, such consent shall be in writing unless otherwise agreed by the parties.

SECTION 1524. PROHIBITION AGAINST EXCLUSIVE RIGHTS

     It is hereby specifically understood and agreed that nothing herein contained shall be construed to grant or authorize the granting of an exclusive right to provide aeronautical services to the public as prohibited by
Section 308(a) of the Federal Aviation Act of 1958, as amended, and the AUTHORITY reserves the right to grant to others the privileges and right of conducting any or all activities of an aeronautical nature.

SECTION 1525. SUCCESSORS AND ASSIGNS

     BINDING EFFECT. The terms, conditions, and covenants of this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and upon their successors, assigns and sublessees, if any. This provision shall not constitute a waiver of any conditions regarding assignment or subletting contained in this Agreement.

SECTION 1526. AUTHORITY TO EXECUTE

     The person(s) executing this Agreement on behalf of AIRLINE warrants to the AUTHORITY that AIRLINE is a duly authorized and existing corporation, that AIRLINE is qualified to do business in the State of Ohio, that AIRLINE has full right and authority to enter into this Agreement, and that each and every person signing on behalf of AIRLINE is authorized to do so.

     IN WITNESS WHEREOF, the Columbus Municipal Airport Authority has caused its name to be subscribed to these present by Larry Hedrick, Executive Director of the Columbus Municipal Airport Authority, duly authorized by Resolution No. 51-99, passed November 23, 1999, and Chautauqua has caused this instrument to be executed on its behalf by___________, its___________, all as of the day and year first above written.

Signed in the presence of:

                                          CHAUTAUQUA
/s/ [ILLEGIBLE]
-------------------------
Witness

/s/ [ILLEGIBLE]                           /s/ [ILLEGIBLE]              9/29/00
-------------------------                 --------------------------------------
Witness                                                                  Date
                                          VP - CUSTOMER SERVICE
                                          CHAUTAUQUA AIRLINES INC.

                                          COLUMBUS MUNICIPAL AIRPORT
                                          AUTHORITY

/s/ [ILLEGIBLE]
-------------------------
Witness

/s/ [ILLEGIBLE]                           /s/ Elaine Roberts, A.A.E    2/6/01
-------------------------                 --------------------------------------
Witness                                   Elaine Roberts, A.A.E          Date
                                          Executive Director
                                          Columbus Municipal Airport Authority

State of Ohio
County of Franklin, ss:

Before me, a Notary Public in and for said County and State, personally appeared the above named Elaine Roberts, Executive Director for the Columbus Municipal Airport Authority, who represented that he is authorized to execute the foregoing instrument as his free act and deed as such authorized representative of the Columbus Municipal Airport Authority.

In testimony whereof; I have hereunto set my hand and official seal at Columbus, Ohio, this 6th day of February 2001.

                                          /s/ [ILLEGIBLE]
                                          -------------------------
                                          Notary Public

                                          [SEAL OF ROD COURTNEY BORDEN ATTORNEY
                                          AT LAW NOTARY PUBLIC - STATE OF OHIO
                                          LIFETIME COMMISSION]

State of Indiana
County of Marion, ss:

Before me, a Notary Public in and for said County and State, personally appeared the above named who represented that he is authorized to execute the foregoing instrument as his free act and deed as such authorized representative of.

In testimony whereof, I have hereunto set my hand and official seal at Indianapolis IN this 5th day of March 2001.

                                          /s/ [ILLEGIBLE]
                                          -------------------------
                                          Notary Public

THE PERSON SIGNING SHALL, IN HIS OWN HANDWRITING, SIGN THE AIRLINE'S NAME, HIS OWN NAME AND HIS TITLE. WHERE THE PERSON SIGNING FOR A CORPORATION, COMPANY OR PARTNERSHIP, IS OTHER THAN THE PRESIDENT, HE MUST, BY AFFIDAVIT, SHOW HIS AUTHORITY TO BIND THE CORPORATION, COMPANY OR PARTNERSHIP.

                      COLUMBUS MUNICIPAL AIRPORT AUTHORITY
                         SPACE RENTAL AND OTHER CHARGES
                  EFFECTIVE JULY 1, 2000 TO DECEMBER 31, 2000

                                   CHAUTAUQUA

                                  FIXED RENTALS
--------------------------------------------------------------------------------
                                                             (C)
                                          (A)       (B)     ANNUAL        (D)
            RENTAL AREAS                 SQUARE    RATE     AMOUNT      MONTHLY
                                          FEET     sfpa    (A X B)      AMOUNT
--------------------------------------------------------------------------------
 TERMINAL SPACE                                         $        0.00  $    0.00
================================================================================
            TOTAL FIXED RENTAL CHARGES                  $        0.00  $    0.00
--------------------------------------------------------------------------------

                                  COMMON SPACE
--------------------------------------------------------------------------------
 SECURITY AREAS - (SCHEDULE I)                          $    1,238.28  $  103.19

 SKYCAP / BAG CLAIM AREAS - (SCHEDULE II)               $   10,903.92  $  908.66

 TUG DRIVES - (SCHEDULE III)                            $    3,957.96  $  329.83
--------------------------------------------------------========================
            TOTAL COMMON SPACE CHARGES                  $   16,100.16  $1,341.68
--------------------------------------------------------------------------------

                              OTHER CHARGES/CREDITS
--------------------------------------------------------------------------------
 LEO FEE REIMBURSEMENT-(SCHEDULE IV)                    $    9,082.08  $  756.84

 APRON FEES - (SCHEDULE V)                              $   15.865.92  $1,322.16
--------------------------------------------------------========================
            TOTAL OTHER CHARGES                         $   24,948.00  $2,079.00
--------------------------------------------------------========================
                            GRAND TOTAL                 $   41,048.16  $3,420.68
================================================================================
 GENERAL AIRLINE CREDITS - LANDING FEES                ($   45,145.08)($3,762.09)
================================================================================

                                   SCHEDULE I

                      COLUMBUS MUNICIPAL AIRPORT AUTHORITY
           COMPUTATION OF MONTHLY RENTAL CHARGES FOR COMMON USE AREAS
                          SHARED BY SCHEDULED AIRLINES

                  EFFECTIVE JULY 1, 2000 TO DECEMBER 31, 2000

     COMMON SPACE - TYPE 2
       SECURITY AREAS                       3,095.1

RENTAL RATE PER SQUARE FOOT                  550.66
             ANNUAL CHARGE  =           $156,797.77
             MONTHLY CHARGE =           $ 13,066.48

                              ENPLANED                                20% SHARED
                             PASSENGERS   PERCENTAGE                   EQUALLY BY
                              01-DEC-99      OF                     AIRLINES WITH MORE
CUSTOMER                      THROUGH     ENPLANED     PRO-RATED     THAN ONE PERCENT     MONTHLY
 NUMBER   AIRLINE             31-MAY-00   PASSENGERS    AMOUNT       OF ENPLANMENTS       AMOUNT
-------------------------------------------------------------------------------------------------
  123    AIR ONTARIO             11,822     0.7299%   $     76.29      $     0.00       $   76.29

  119    AMERICA WEST           170,322    10.5153%   $  1,099.19      $   186.66       $1,285.85

  102    AMERICAN                68,048     3.5838%   $    374.62      $   186.66       $  551.28

  124    AMERICAN EAGLE          68,020     4.1994%   $    438.98      $   186.66       $  625.64

  131    ATLANTIC COAST          26,829     1.6564%   $    173.15      $   186.66       $  359.81

  129    CHAUTAUQUA              15,990     0.9872%   $    103.19      $     0.00       $  103.18

  195    COLGAN AIR               3,874     0.2392%   $     25.00      $     0.00       $   25.00

  115    COMAIR                  11,491     0.7094%   $     74.16      $     0.00       $   74.16

  118    CONTINENTAL             74,812     4.6187%   $    402.81      $   186.66       $  659.47

  125    CONTINENTAL EXPRESS     17,064     1.0535%   $    110.13      $   186.66       $  296.70

  103    DELTA AIRLINES         303,735    18.7519%   $  1,960.18      $   186.66       $2,146.84